CREDIT AGREEMENT PROVIDING FOR A

SENIOR SECURED TERM LOAN

OF UP TO US$38,500,000

WATERMAN STEAMSHIP CORPORATION,

as Borrower, AND

The Banks and Financial Institutions listed on Schedule I hereto, as Lenders,

AND

DVB BANK SE,

as Mandated Lead Arranger, Facility Agent and Security Trustee, AND

INTERNATIONAL SHIPHOLDING CORPORATION,

as Guarantor

August 26, 2014

[Acknowledgment Page to Mortgage]

[Acknowledgment Page to Mortgage]

[Acknowledgment Page to Mortgage]

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(Continued)

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14.2	Change in Exchange Rate	52
14.3	Additional Debt Due	52
14.4	Rate of Exchange	52
15	FEES AND EXPENSES	53
15.1	Fees	53

(Continued)

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19.3	Unenforceable, etc., Provisions - Effect	59
19.4	References	60
19.5	Further Assurances	60
19.6	Prior Agreements, Merger.	60
19.7	Entire Agreement; Amendments	60
19.8	Indemnification	60
19.9	USA PATRIOT Act Notice; OFAC and Bank Secrecy Act.	61
19.10	Remedies Cumulative and Not Exclusive; No Waiver	61
19.11	Counterparts; Electronic Delivery	61

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		Page
19.12	Headings	61
19.13	Disclosure	62

-lV-

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(Continued)

SCHEDULES

I	The Lenders and the Commitments
II	Approved Ship Brokers
III	Liens
IV	Indebtedness
V	Initial Charter Party Agreement

EXHIBITS

A	Form of Promissory Note
B	Form of Drawdown Notice
C	Form of Compliance Certificate
D	Form of Assignment and Assumption Agreement
E	Form of Earnings and Charter parties Assignment
F	Form of Insurances Assignment
G-1	Form of U.S. First Preferred Mortgage
G-2	Form of Marshall Islands First Priority Continuation Mortgage
H-1	Classification Society Instruction Letter
H-2	Classification Society Undertaking I-1
I-1	Form of Earnings Account Pledge
I-2	Form of Retention Account Pledge
J	Form of Manager's Undertaking
K	Form of Asset Maintenance Compliance Certificate
L	Form of Omnibus Assignment and Assumption Agreement
M	Form of Loan Administration Form

SENIOR SECURED TERM LOAN CREDIT AGREEMENT

THIS  SENIOR  SECURED  TERM  LOAN  CREDIT AGREEMENT  (this  "Agreement")  is made  as of the 26111  day of August, 2014, by and among (1) WATERMAN  STEAMSHIP  CORPORATION, a corporation incorporated and existing under the laws of the State of New  York ("Waterman Steamship"), as borrower (the "Initial Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing  under the laws of the State of Delaware, as guarantor (the "Guarantor"),  (3) the banks and financial institutions listed on Schedule I, as lenders (together with any bank or financial institution which becomes a  Lender pursuant to Section 12, the "Lenders" and each a "Lender"), (4) DVB BANK SE, as facility agent (in such capacity including any successor thereto, the "Facility Agent"), and as security trustee for the Lenders (in such capacity, the "Security Trustee" and, together with the Facility Agent, the "Agents") and (5) DVB BANK SE, as mandated lead arranger (in such capacity, the "Mandated Lead Arranger").

WITNESSETH  THAT:

WHEREAS, at the request of the Borrower, each of the Agents has agreed to serve in the capacity under the terms of this Agreement and the Lenders have agreed to provide to the Borrower a senior secured term loan facility in the amount of up to Thirty Eight Million Five Hundred Thousand Dollars ($38,500,000);

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt  and adequacy  of which are hereby acknowledged, the parties hereto agree as set forth below:

1.DEFINITIONS

1.1Specific  Definitions.   In this Agreement  the words  and expressions  specified below  shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"

shall mean PricewaterhouseCoopers LLP, or such other Securities and Exchange Commission recognized accounting firm as shall be approved by the Facility Agent, such approval not to be unreasonably withheld;

"Account Pledge"

shall mean the German law-governed pledge of the Earnings Account and the Retention Account to be executed  by  the Borrower  in  favor  of  the  Security  Trustee  pursuant  to  Section 4.l (s)(iii) substantially in the form set out in Exhibit I-1 or I-2;

"Advance"	shall mean the amount of the Facility advanced to the Borrower pursuant to Section 3.1;
"Affiliate"

shall mean with respect to any Person, any other Person directly or indirectly controlled by  or under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

"Agents"	shall have the meaning ascribed thereto in the preamble;
"Agreement"	shall mean this Agreement, as the same shall be amended, restated, modified or supplemented from time to time;

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"Applicable Rate"	shall mean the rate of interest applicable to the Facility per annum, which is equal to the rate notified to the Borrower on the Drawdown Date plus Mandatory Costs (if applicable);
"Approved Charter"

shall mean the Initial Charter Party Agreement and any other charter party to be entered with an internationally recognized PCTC operator acceptable to the Facility Agent (such consent not to be unreasonably withheld); provided, that such  other  charter party has charter hire rates that are comparable to the then current market charter hire rates for similar vessels and having other prevailing market terms;

"Approved Jurisdiction"	shall mean the United States, the Republic of Marshall Islands or such other jurisdiction acceptable to the Facility Agent (such acceptance not to be unreasonably withheld);
"Approved Ship Broker"	shall mean any of the ship brokers listed on Schedule II;
"Asset Maintenance Compliance Certificate"

shall mean a certificate ce1iifying as of the last day of the second and fourth quarter of the Borrower's fiscal year the compliance by the Borrower with the covenants contained in Section 9.4 and showing the calculations thereof in reasonable detail, delivered by the chief financial officer of the Guarantor to the Facility Agent from time to time pursuant to Section 9.1(d)(iii) in the form set out in Exhibit K or in such other form as the Facility Agent may agree;

"Assigned Moneys"	shall mean any and all sums assigned to the Security Trustee pursuant to the Earnings and Charterparties Assignment and the Insurances Assignment;
"Assignment and Assumption Agreement(s)"	shall mean any Assignment and Assumption Agreement(s) executed pursuant to Section 12.3 substantially in the form set out in Exhibit D;
"Assignment Notices"

shall mean (a) the notice with respect to the Earnings and Charter parties Assignment  substantially in the form set out in Exhibit 1 thereto, and (b) the notice with respect to the Insurances Assignment substantially in the form set out in exhibits thereto;

"Assignments"	shall mean the Earnings and Charter parties Assignment and the Insurances Assignment;
"Attributable Principal Amount"

shall mean (a) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a Capital Lease determined in accordance with GAAP, and (b) in the case of asset securitization programs, the outstanding principal amount of such financing,  after taking into account reserve amounts and making appropriate adjustments, determined by the Facility Agent in its reasonable judgment;

"Availability Period"	shall mean the period of time beginning on the Closing Date and ending on the earlier of (a) the date on which the Advance is made pursuant to Section 3 and (b) September 30, 2014;

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"Banking Day(s)"

shall mean any day that is not a Saturday, Sunday or other day on which (a) banks in London, England, Frankfurt, Germany, New York, New York are authorized or required by law to remain closed, or (b) banks are not generally open for dealing in dollar deposits in the London interbank market;

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"Blocked Person"

shall mean any of the following currently or in the future: (i) an individual, entity or vessel named on a Blocked Persons List, or any entity owned or controlled by, directly or indirectly, such individual, entity or vessel, or (ii) (A) an agency or instrumentality of, or an entity owned or controlled by, or acting on behalf of or at the direction of, directly or indirectly, the government of any country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria) (each, a "Sanctioned Country"), (B) an entity located, resident in or organized under the laws of a Sanctioned Country, or (C) a national or permanent resident of a Sanctioned Country, or a person located or residing  in  a Sanctioned Country, to the extent such agency, instrumentality, entity, or person is targeted by Sanctions, or  (iii)  without duplication of any Person set forth in clause (i) or (ii), any Person located or residing in, organized under the laws of, or operating in a Sanctioned Country;

"Blocked Persons List"

shall mean the "Specially Designated Nationals List and Blocked Persons List" maintained by OFAC and any other similar or equivalent published list of individuals or entities maintained by a Governmental Authority, as the same may be amended, supplemented or substituted from time to time;

"Borrower"	shall mean (i) prior to the Vessel Transfer, the Initial Borrower or (ii) upon the Vessel Transfer pursuant to Section 12.2(b), the Ultimate Borrower;
"Capital Expenditures"

shall mean with respect to the Guarantor and the Subsidiaries, on a consolidated basis, for any period (without duplication), any expenditure for fixed assets or that is properly chargeable to capital account in accordance with GAAP;

"Capital Lease"

shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person;

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"Cash Equivalents"

means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed   as  to  interest   and  principal   by  the  United   States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1)   year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (c) commercial paper maturing no  more  than  one  (1) year from the date of creation thereof  and having, at the time of the acquisition thereof, a rating of at least A-1 from  S&P or  at least P-I from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one (1) year after such date  and issued or accepted by (x) any Lender, (y) any foreign lending institution so long as it holds Indebtedness of the Guarantor or its Subsidiaries or (z) by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least "adequately capitalized" (as defined in the regulations of its primary federal or other applicable banking regulator), and (ii) has Tier 1 capital (as defined  in  such regulations, or the equivalent foreign regulations, if applicable) of not less than $100,000,000; (e) shares of any money  market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody's; (f) overnight repurchase investments and overnight Eurodollar sweep investments; and (g) corporate bonds maturing within one (1) year after such date and having a rating of at least A- from S&P or at least A3 from Moody's; provided that, for purposes of this Agreement, such corporate bonds  shall be valued at a margin of 90% thereof;

"Change of Control"

shall mean (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the existing owners, becoming the beneficial owner (as defined in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of the Guarantor or (b) the Guarantor ceases to own directly 100% of the Borrower or (c) the Board of Directors of the Guarantor ceases to consist of a majority of the directors existing on the date hereof or directors nominated by at least two thirds (2/3) of the then existing directors;

"Classification Society"

shall mean American Bureau of Shipping or any other member  of the International Association of Classification Societies reasonably acceptable to the Lenders (with whom the Vessel is entered and who conducts periodic physical surveys and/or inspections of the Vessel);

"Closing Date"	shall mean the day and year first written above;
"Code"	shall mean the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

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"Collateral"

shall mean, all property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired in which the Security Trustee or any  Lender has been granted a  security interest pursuant to a Security Document or this Agreement;

"Commercial Manager"	shall mean Borrower or such other manager acceptable to the Facility Agent;
"Commodity Exchange Act"	shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute;
"Commitment(s)"

shall mean in relation to a Lender, the portion of the Facility set out opposite its name in Schedule I hereto or, as the case may be, in any relevant Assignment and Assumption Agreement, as changed from time to time pursuant to the terms of this Agreement;

"Compliance Certificate"

shall mean a certificate certifying the compliance by each of the Security Parties with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the chief financial officer of the Guarantor to the Facility Agent from time to time pursuant to Section 9.1(d) in the form set out in Exhibit C or in such other form as the Facility Agent may agree;

"Consolidated EBITDA"

shall mean, for any period, with respect to the Guarantor and its Subsidiaries,  the  sum  of  (without  duplication)  (a)  Consolidated Net Income; (b) all Consolidated Interest Expense of  the Guarantor and its Subsidiaries; (c) income taxes of the Guarantor and its Subsidiaries; and (d) depreciation and amortization of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period; provided that if any Subsidiary is not wholly-owned by the Guarantor, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income attributable  to  such  Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Subsidiary not owned by the Guarantor on the last day of such period; provided, however, that if any acquisition or disposition of assets permitted to be made under this Agreement (other than non-material acquisitions or dispositions  in  the ordinary course of business,  each with a total  value  of less than $2,000,000) occurs during such period of determination, Consolidated EBITDA for such period shall be calculated on a pro forma basis to give effect to such acquisition or disposition as if each such acquisition or disposition has been consummated on the first day of such period; provided, further that Consolidated EBITDA based on any such acquisition shall only be based on contracted cash flow;

"Consolidated EBITDAR"

shall mean, with respect to the Guarantor and its Subsidiaries, on a consolidated basis, for any period (without duplication) the sum of (i) Consolidated EBITDA for such period and (ii) Consolidated Lease Expense for such period;

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"Consolidated Fixed Charge Coverage Ratio"

shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDAR  for the period  of the four fiscal quarters of the Guarantor most recently ended, minus taxes paid in cash during such period, minus maintenance Capital Expenditures for such period to (b) Consolidated Fixed Charges  for the period  of the four fiscal quarters of the Guarantor most recently ended; provided that maintenance Capital  Expenditures  shall  be calculated at (x) 30% of  consolidated  depreciation  expense through  the  Guarantor's  fiscal   year  ending December  31,  2013, (y) 40% of consolidated depreciation expense through the Guarantor's fiscal quarter ending June 30, 2014 and (z) 50% of consolidated depreciation expense at all times thereafter;

"Consolidated Fixed Charges"

means with respect to the Guarantor and the Subsidiaries, on a consolidated basis, for any period (without duplication), the sum of (i) Consolidated Interest Expense for such period; (ii) Consolidated Lease Expense for such period; (iii) scheduled principal payments for any outstanding Indebtedness during the applicable period, and (iv) the amount of cash dividends and other distributions made by the Guarantor during such period (other than dividends paid on common stock of the Guarantor in such period in an amount up to $10,000,000). For purposes of this definition, "scheduled principal payments" (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Principal Amount in respect of asset securitization programs and Synthetic Leases and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.11 of the Regions Credit Agreement;

"Consolidated Interest Expense"

shall mean, with respect to the Guarantor and the Subsidiaries, on a consolidated basis, for any period (without duplication), interest expense, whether paid or  accrued  (including   the  interest component of asset securitization programs and Synthetic Leases), on all Indebtedness of the Guarantor and its Subsidiaries for such period, net of interest income, all determined in accordance with GAAP;

"Consolidated Lease Expense"

shall mean with respect to the Guarantor and its Subsidiaries, on a consolidated basis, for any period (without  duplication),  all amounts payable under any leases (whether Capital Leases or operating leases) and time charter agreements which may be classified as operating lease expenses, charter hire expenses or rent as determined in accordance with GAAP during the period in question;

"Consolidated Lease Adjusted Indebtedness"

shall mean the sum of (i) all Indebtedness of the Guarantor and its Subsidiaries (other than obligations under any Swap Contract) detem1ined on a consolidated basis in accordance with GAAP and (ii)   the product of 6 times the Consolidated Lease Expense of the Guarantor and its Subsidiaries for the past 12 months determined on a consolidated basis in accordance with GAAP;

"Consolidated Tangible Net Worth"

shall mean, with respect to the Guarantor and its Subsidiaries, at any date for which a dete1111ination is to be made (determined on a consolidated basis without  duplication in accordance with GAAP) (a)  total stockholders' equity minus (b) goodwill;

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"Consolidated Leverage Ratio"

shall mean, as of any date of detem1ination, the ratio of (a) Consolidated Lease Adjusted Indebtedness as of such date to (b) Consolidated EBITDAR for the period  of the four fiscal quarters of the Guarantor most recently ended.

"Consolidated Net Income"

shall mean, for any period, the consolidated net income of the Guarantor and its Subsidiaries for such period, as shown on the consolidated financial statements of the Guarantor and its Subsidiaries delivered  in accordance with Section 9.l (d).

"Creditor(s)"	shall mean, together, the Mandated Lead Arrangers, the Agents and the Lenders, each a "Creditor";
"Debt Service"	shall mean the scheduled principal amortization payments, the scheduled interest payments and payment of any fees payable under the Transaction Documents;
"Debt Service Letter of Credit"	shall have the meaning ascribed thereto in Section 10.4;
"Default"	shall mean any event that would, with the giving of notice or passage of time, or both, be an Event of Default;
"Default Rate"	shall mean a rate per annum equal to two percent (2%) over the Applicable Rate;
"DOC"	shall mean a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;
"Dollars" and the sign "$"

shall mean the legal currency, at any relevant time hereunder, of the United States of America and, in relation to  all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Facility Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Drawdown Date"

shall mean the date, being a Banking Day, upon which the Borrower has requested that the Facility be made available to the Borrower, and the Facility is made available to the Borrower, as provided in Section 3;

"Drawdown Notice"	shall have the meaning ascribed thereto in Section 3.3;

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"Earnings"

means, in relation to the Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Trustee (net of charter commissions payable in respect of the Vessel) and which arise out of the use or operation of the Vessel, including (but not limited to):
(a)    except to the extent that they fall within paragraph (b):
   (i)     all freight, hire and passage moneys;
   (ii)    compensation payable to the Borrower or the Security Trustee in the event of requisition of the Vessel for hire;
   (iii)   remuneration for salvage and towage services;
   (iv)   demurrage and detention moneys;
   (v)    damages for breach (or payments for  variation or termination) of any charterparty  or  other  contract for the employment of the Vessel; and
   (vi)   all moneys which are at any time payable under Insurances in respect of loss of hire; and
(b)    if and whenever, with the consent of the Facility Agent, the Vessel is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other Person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel;

"Earnings Account"

shall mean (i) prior to the Vessel Transfer, the bank account no. 2910053679 maintained in the name of the Initial Borrower and (ii) upon the Vessel Transfer, the bank account no. 2910053652 maintained in the name of the Ultimate Borrower, in each case, with DVB Bank SE (Frankfurt);

"Earnings and Charterparties Assignment"

shall mean the first priority assignment of Earnings, charterparties and requisition compensation in respect of (i) the Earnings of the Vessel from any and all sources (including requisition compensation) and (ii) any charter or other contract relating to the Vessel, to be executed by the Borrower in favor of the Security Trustee pursuant to Section 4.l(s)(i), substantially in the form set out in Exhibit E;

"Environmental Affiliate(s)"	shall mean, with respect to a Security Party, any Person or entity, the liability of which for Environmental Claims any Security Party may have assumed by contract or operation of law;
"Environmental Approval(s)"	shall have the meaning ascribed thereto in Section 2.1(q);
"Environmental Claim(s)"	shall have the meaning ascribed thereto in Section 2.1(q);
"Environmental Law(s)"	shall have the meaning ascribed thereto in Section 2.1(q);
"ERISA"	shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute and regulation promulgated thereunder;
"ERISA Affiliate"

shall mean a trade or business (whether or not incorporated) which is under common control with any Security Party or any of their respective  subsidiaries within the meaning of Sections 4 l 4(b), (c), (m) or (o) of the Code or which would be considered a member of a "controlled group" with any Security Party or any of their respective subsidiaries under Section 4001 of ERISA;

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"ERISA Funding Event"

shall mean (i) any failure by any Plan to satisfy the minimum funding standards (for purposes of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iii) the failure by any Security Party, any of their respective subsidiaries or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iv) a determination that any Plan is, or is expected to be, in "at risk" status (within the meaning of Section 430(i) of the Code); (v) the incurrence by any Security Party, any of their respective subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (vi) the receipt by any Security Party, any of their respective subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Security Party, any of their respective subsidiaries or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, in reorganization within the meaning of Section 4241 of ERISA, or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (vii) any "reportable event", as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period to the PBGC is waived); or (viii) the existence with respect to any Plan of a "prohibited transaction" for purposes of Section 406 of ERISA or Section 4975 of the Code;

"ERISA Termination Event"

shall mean (i) the imposition of any lien under Section 430(k) of the Code or any other lien in favor of the PBGC or any Plan or Multiemployer Plan on any asset of any Security Party, any of their respective subsidiaries or any ERISA Affiliate in connection with any Plan or Multiemployer Plan; (ii) the receipt by any Security Party, any of their respective subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (iii) the filing of a notice of intent to terminate a Plan under Section 4041 of BRISA or the treatment of a Multiemployer  Plan amendment as a termination under Section 4041A of BRISA; (iv) the institution of proceeding to terminate a Plan or a Multiemployer Plan; (v) the incurrence by any Security Party, any of their respective subsidiaries or any BRISA Affiliate of any liability under Title IV of BRISA with respect to the termination of any Plan or Multiemployer Plan; or (vi) the occurrence of any other event or condition which might constitutes grounds under Section 4042 of BRISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

"Event(s) of Default"	shall mean any of the events set out in Section 8.1;

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"Excess Cash Flow"

shall mean the aggregate amount of the Earnings of the Vessel during each fiscal quarter of the Borrower's fiscal year minus during each such period:
(a)    any voyage expenses of the Vessel payable by the Borrower;
(b)    operating expenses (including expenses related to special survey, dry-docking, crew costs, insurance, maintenance,  stores, lube oils, etc.) of the Vessel and corporate  overhead of the Borrower relating to the Vessel in accordance  with the operating expenditure budget delivered pursuant to Section 9.1(d)(vii) up to an aggregate amount of $7,500 per day;
(c)    scheduled payments of principal and interest under this Agreement;  and
(d)    any other amounts payable hereunder or under the other Transaction Documents, including any fees and expenses;

"Exchange Act"	shall mean the Securities and Exchange Act of 1934, as amended;
"Facility"

shall mean the facility to be made available by the Lenders to the Borrower hereunder pursuant to Section 3 in the maximum principal amount equal to the lesser of (i) Thirty Eight Million Five Hundred Thousand Dollars ' ($38,500,000) and (ii) seventy percent (70%) of the Fair Market Value of the Vessel, or the balance thereof from time to time outstanding;

"Facility Agent"	shall have the meaning ascribed thereto in the preamble;
"Fair Market Value"

shall mean, at any time and from time to time, a desk-top charter free appraisal on an "as is", "willing seller, willing buyer" basis of the Vessel from one independent ship broker selected by the Facility Agent (which shall be one of Maritime Strategies International Ltd., R.S. Platou Shipbrokers  a.s.,  Fearnley's  A/S and H. Clarkson & Company unless the Facility Agent advises the Borrower otherwise in its sole discretion) or at the Borrower's option, the average of two (2) appraisals from one ship broker selected  by  the  Facility  Agent  above  and  one  Approved   Ship Broker selected by the Borrower and appointed by the Facility Agent; provided, that  if the higher of the two valuations exceeds the lower of the two valuations by more than 10%, Fair Market Value will be the average of three (3) such appraisals by adding another appraisal from one Approved Ship Broker selected by the Facility Agent;

"FATCA"

shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations  thereof;

"Fee Letter"	shall mean the fee letter of even date herewith among the Borrower and the Facility Agent;
"Final Payment Date"	shall mean the sixth (6th) anniversary of the Drawdown Date
"Foreign Plan"

shall mean an employee benefit plan, program, policy, scheme or arrangement that is not subject to U.S. law and  is maintained or contributed to by any Security Party or any of their respective subsidiaries or for which any Security Party or any of their respective subsidiaries has or could have any liability;

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"Foreign Termination Event"	shall mean the occurrence of an event with respect to the funding or maintenance of a Foreign Plan, that could reasonably be expected to result in a lien on, or seizure of, any collateral hereunder;

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"Foreign Underfunding Event"

shall mean the excess, if any, of the accrued benefit obligations of a Foreign  Plan (based on those assumptions used to fund that Foreign Plan or, if that Foreign Plan is unfunded, based on those assumptions used for financial accounting statement purposes or, if accrued benefit obligations are not calculated for financial accounting purposes,  based on such reasonable  assumptions as may be approved by the applicable Security Party's independent auditors for these purposes) over the sum of (i) the assets of such Foreign Plan and (ii) the liability related to such Foreign Plan accrued for financial accounting statement purposes;

"GAAP"	shall have the meaning ascribed thereto in Section 1.3;
"Guaranteed Obligations"	shall have the meaning ascribed thereto in Section 11.1;
"Guarantor"	shall have the meaning ascribed thereto in the preamble;
"Indebtedness"

shall mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect  thereto),  (iv) all obligations  of  such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more  than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables;

"Indemnity"	shall have the meaning ascribed thereto in Section 19.8;
"Initial Charter Party Agreement"	shall mean the time charter agreement set forth on Schedule V;
"Initial Charterer"	shall mean Nippon Yusen Kaisha;
"Initial Payment Date"	shall mean the date that is three (3) months after the Drawdown Date;

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"Insurances Assignment"

shall mean the first priority assignment in respect of the insurances over the Vessel, to be executed by the Borrower in favor of the Security Trustee pursuant to Section 4.l(s)(ii), substantially in the form set out in Exhibit F;

"Interest Expense"

shall mean, with respect to the Guarantor and the Subsidiaries, on a consolidated basis, for any period (without duplication), interest expense, whether paid or accrued (including the interest component of capitalized leases), on all Indebtedness of the Guarantor and the Subsidiaries for such period, net of interest income, all determined in accordance with GAAP;

"Interest Period"	shall mean a period of three months;
"ISM Code"

shall mean the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISPS Code"

shall mean the International Ship and Port Facility Security Code adopted by the International  Maritime  Organization  at  a conference in December, 2002 and amending the Safety of Life at Sea Convention and includes any  amendments  or  extensions thereto and any regulation issued pursuant thereto;

"ISSC"	shall mean the International Ship Security Certificate issued pursuant to the ISPS Code;
"LCI Shipholdings"	shall mean LCI Shipholdings, Inc., a corporation existing under the laws of the Marshall Islands;
"Lenders"	shall have the meaning ascribed thereto in the preamble;
"Letter of Credit Bank"	BB&T Bank or another financial institution acceptable to the Facility Agent;
"Liquidity"	means the sum of Revolver Undrawn Availability plus Unrestricted Cash;
"Loan Administration Form"	shall mean the DVB loan administration form as attached in Exhibit M;
"Majority Lenders"	at any time shall mean Lenders holding an aggregate of more than 66.67% of the Facility then outstanding;
"Manager's Undertaking"

shall mean letters of undertaking to the Facility Agent to be issued by any party that is or becomes the Commercial Manager (unless the Borrower is the Commercial Manager) or the Technical Manager, substantially in the form set out in Exhibit J or in such form acceptable to the Facility Agent, pursuant to which such manager shall subordinate its rights to those of the Creditors;

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"Mandated Lead Arranger"	shall have the meaning ascribed thereto in the preamble;
"Mandatory Costs"

shall mean in relation to the Facility or an unpaid sum the rate per annum notified by any Lender to the Facility Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or similar requirement of any Federal Reserve Bank, any other central bank or European Central Bank or the Financial Services Authority or similar institution whose requirements such Lender complies with;

"Maritime Administration Approval"

shall mean pre-approval from the United States Maritime Administration, in form and substance satisfactory to the Lenders, for the possible transfer of the Vessel upon the exercise of the Security Trustee's rights under the US Mortgage to a party not qualified to own and document a vessel under United States flag and/or the re-documentation of the Vessel under foreign flag;

"Material Adverse Effect"

shall mean a material  adverse effect on the ability or prospective ability of the Borrower and/or the Guarantor to meet any of their respective obligations with regard to (i) the Facility and the financing arrangements established in connection therewith or (ii) any of their respective Indebtedness or other obligations that, considered as a whole, are material to the Borrower and/or the Guarantor;

"Materials of Environmental Concern"	shall have the meaning ascribed thereto in Section 2.1(q);
"MI Continuation Mortgage"	shall mean the first priority Marshall Islands continuation mortgage substantially in the form attached hereto as Exhibit G-2;
"Mortgage"	shall mean (i) prior to the Vessel Transfer, the US Mortgage or (ii) upon the Vessel Transfer pursuant to Section l 2.2(b), the MI Continuation Mortgage;
"MTSA"	shall mean the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295;
"Multiemployer Plan"

shall mean, at any time, a "multiemployer plan" (as defined in Section 4001(a)(3) of BRISA) to which any Security Patty, any of their respective Subsidiaries or any BRISA Affiliate has any liability or obligation to contribute or has within any of the six preceding plan years had any liability or obligation to contribute;

"Note"	shall mean the promissory note to be executed by the BotTower to the order of the Facility Agent pursuant to Section 4.l(c), to evidence the Facility substantially in the form set out in Exhibit A;
"OFAC"	shall have the meaning ascribed thereto in Section 19.9;
"Omnibus Assignment and Assumption Agreement"	shall mean the omnibus assignment and assumption agreement substantially in the form set out in Exhibit L;
"Operator"	shall mean the Person who is concerned with the operation of the Vessel and falls within the definition of "Company" set out in rule 1.1.2 of the ISM Code;
"PATRIOT Act"	shall have the meaning ascribed to it in Section 19.9;

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"Payment Dates"	shall mean the Initial Payment Date and the dates falling at three (3) month intervals thereafter, the last of which is the Final Payment Date;
"PBGC"	shall mean the Pension Benefit Guaranty Corporation or any successor entity thereto;
"Person"

shall mean any individual, sole proprietorship, corporation, partnership (general  or limited),  limited  liability  company, business trust, bank, trust company,  joint  venture,  association, joint stock company, trust or other unincorporated organization, whether  or  not  a  legal  entity,  or  any  government  or  agency  or political  subdivision thereof;

"Plan"

shall mean any employee benefit plan (other than a Multiemployer Plan subject to the provisions of Title IV of ERISA  or  Section 412 of the Code or Section 302 of ERISA, and in respect to which any Security Party, any of their respective subsidiaries or  any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an  "employer"  as defined in Section 3(5) of ERISA;

"Prepayment Premium"

shall mean, with respect to prepayments made (i) on or prior to the first anniversary of the Drawdown Date, an amount equal to three percent (3%) of the amount to be prepaid, (ii) after the first anniversary of the Drawdown Date but on or prior to the second anniversary of the Drawdown Date, an amount equal to two percent (2%) of the amount to be prepaid, (iii) after the second anniversary of the Drawdown Date but on or prior to the third anniversary of the Drawdown Date, an amount equal to one percent (1%) of the amount to be prepaid or (iv) after the third anniversary of the Drawdown Date, zero;

"Principal Obligations"

shall  mean,  in  relation  to  the  Borrower  or  the  Guarantor  all monetary obligations (other than its Parallel Debt) which now or at any time hereafter may be or become due, owing or incurred by the B01Tower or the Guarantor to any Creditor, whether due or not, whether contingent or not and whether alone or jointly with others, as principal, surety or otherwise, under or in connection with or pursuant to the Transaction Documents, as such obligations may be extended, restated, prolonged, amended, renewed or notated from time to time;

"Proceeding"	shall have the meaning ascribed thereto in Section 8.l(i);
"Regions Credit Agreement"

shall mean that certain credit agreement, dated as of September 24, 2013, between, among others, the Guarantor as a borrower and Regions Bank as administrative agent and collateral agent, as in effect as of the Closing Date;

"Required Percentage"

shall  mean  (i)  on  or  prior  to  the  second  anniversary  of  the Drawdown Date, one hundred thirty percent (130%), (ii) after the second anniversary of the Drawdown Date but on or prior to the fourth anniversary of the Drawdown Date, one hundred thirty five percent (135%), (iii) after the fourth anniversary of the Drawdown Date but on or prior to the fifth anniversary of the Drawdown Date, one hundred forty five percent (145%) and (iv) after the fifth anniversary of the Drawdown Date, one hundred sixty percent (160%);

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"Retention Account"

shall mean (i) prior to the Vessel Transfer, the bank account no. 2910053687 maintained in the name of the Initial Borrower and (ii) upon the Vessel Transfer, the bank account no. 2910053660 maintained in the name of the Ultimate Borrower, in each case, with DVB Bank SE (Frankfurt);

"Revolver Undrawn Availability"

shall mean, at any time, the maximum amount of revolving loans that could be incurred by the borrowers under the Regions Credit Agreement (but not to exceed the unutilized revolving commitments of the lenders thereof at such time) such that the Guarantor would remain in compliance with the financial covenants set forth in sections 8.8(a)(i) and 8.8(a)(vi) thereof, determined on a pro forn1a basis, after giving effect to such revolving loans thereunder;

"Sanctions"

shall mean any trade, economic or financial sanctions, laws, regulations, embargoes or restrictive measures (i) enacted, enforced or imposed by the United States, including without limitation, the Trading With The Enemy Act, the International Emergency, Economic Powers Act, the Iran Sanctions Act of 1996, as amended, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the National Defense Authorization Act of 2012 (including the Iran Freedom Counter Proliferation Act), the Iran Threat Reduction and Syria Human Rights Act of 2012, all as amended; any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued or administered thereunder by OFAC (including the Specially Designated Nationals List), and (ii) any non-U.S. economic or financial sanctions, regulations, trade embargoes or other restrictive measures promulgated or administered by the United Nations Security  Council, the European Union or its Member States (including, without limitation, the United Kingdom and France), or the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State, and Her Majesty's Treasury ("HMT"), or other relevant sanctions authority (all of the foregoing collectively referred to as the "Sanctions Authorities") that are applicable to (A) a Security Party or any Affiliate thereof in the operation of its business or (B) a Lender and have been designated as "Sanctions" by the Facility Agent (acting on the request of such Lender) but only to the extent that compliance with such sanctions, regulations, trade embargoes or other restrictive measures so designated does not conflict with any of the provisions listed in (i) and (ii)(A) hereof;

"Security Document(s)"	shall mean the Mortgage, the Assignments, the Account Pledges and any other documents that may be executed as security for the Facility and the Borrower's obligations in connection therewith;
"Security Party"	shall mean each of the Borrower and the Guarantor;
"Security Trustee"	shall have the meaning ascribed thereto in the preamble;
"SMC"	shall mean the safety management certificate issued in respect of the Vessel in accordance with rule 13 of the ISM code;

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"subsidiary"

shall mean, with respect to any Person, any business  entity  of which more than 50% of the outstanding voting stock or  other equity interest is owned directly or indirectly by such Person and/or one or more other subsidiaries of such Person.

"Subsidiary"	shall mean with respect to any Person, any subsidiary of such Person or if the context requires, any subsidiary of the Guarantor;
"Swap Obligation"

shall mean with respect to any Person any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section la(47) of the Commodity Exchange Act.

"Synthetic Lease"

shall mean (a) a so-called synthetic, off-balance sheet or tax retention lease,  or (b) an agreement for the use  or possession of property creating obligations that do not appear  on the  balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

"Taxes"

shall mean any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for (i) taxes on or measured by the overall net income of each Lender imposed by its jurisdiction of incorporation or applicable lending office, the United States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the  Subsidiaries) ), (ii) taxes imposed under FATCA, or (iii) any Taxes that are attributable solely to the failure of any Lender to comply with Section 7.2(c);

"Technical Manager"	shall mean LMS Shipmanagement, Inc. (which may subcontract the services to Wallem Shipmanagement Limited) or such other manager acceptable to the Facility Agent;
"Total Loss"	shall have the meaning ascribed thereto in the Mortgage;
"Transaction Documents"	shall mean each of this Agreement, the Note, the Security Documents and the Fee Letter;
"Ultimate Borrower"	shall mean LCI Shipholdings;
"Unrestricted Cash"	shall mean all unencumbered (other than security interests in favor of the Security Trustee securing the Obligations) cash and Cash Equivalents of the Guarantor and its Subsidiaries at such time.
"US Mortgage"	shall mean the United States first preferred ship mortgage substantially in the form of Exhibit G-1;
"Vessel"	shall mean that certain pure car truck carrier GREEN BAY with IMO No. 9339818;

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"Vessel Transfer"	shall mean the transfer of the ownership of the Vessel by Waterman Steamship to LCI Shipholdings and the reflagging of the Vessel in the Republic of the Marshall Islands;

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"Waterman Steamship"	shall have the meaning ascribed thereto in the preamble; and
"Withdrawal Liability(ies)"	shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

1.2Computation  of Time Periods;  Other Definitional  Provisions.   In this Agreement,  the Note, the other Security Documents and the Fee Letter, in the computation of periods of time from a specified date to a later specified date, the word "from" means  "from and including" and the words "to" and "until" each mean "to but excluding"; words importing  either gender include the other gender; references to  "writing" include printing, typing, lithography and other means of reproducing words in a tangible  visible  form; the words "including," "includes" and "include" shall be deemed to be followed by  the  words   "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Note or such  Security Document,  as applicable;  references  to  agreements  and  other contractual instruments (including this Agreement, the Note and the Security Documents) shall be deemed to include all subsequent amendments, amendments and restatements,  supplements, extensions, replacements and other modifications  to such instruments  (without,  however,   limiting  any  prohibition   on  any  such amendments,  extensions  and other modifications  by the terms of this Agreement, the Note or any  Security Document); references to any matter that is "approved" or requires "approval" of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise  specified.

1.3Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Note and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Facility Agent or to the Lenders under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States ("GAAP"), as amended from time to time including amendments to GAAP made as a result of the conformity of GAAP to International Financial Repo1iing Standards; provided,  however,  that  for purposes of determining the Guarantor's ratios and financial covenants set forth in Section 9.3, GAAP shall be GAAP in effect as at June 30, 2014.

1.4Certain  Matters  Regarding  Materiality.   To the extent that any representation,  warranty, covenant or other undertaking of any of the Security Parties in this Agreement is qualified by  reference to those which are not reasonably expected to result in a "Material Adverse Effect" or  language of similar import, no inference shall be drawn therefrom that any Agent or Lender has knowledge  or approves of any noncompliance by such Security Party with any governmental rule.

2.REPRESENTATIONS AND WARRANTIES

2.1Representations    and   Warranties.      In   order   to   induce  the   Creditors   to   enter   into   this Agreement and to make the Facility available, each  Security Party  hereby  represents  and warrants  to  the Creditors  (which representations  and warranties  shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Facility) that:

(a)Due Organization and Power. Each Security Party is validly existing in good standing under the laws of its jurisdiction of incorporation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, the Note and the Security Documents to which it is a party, and is in compliance with all statutory, regulatory and other requirements relative to such business and such

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agreements;

(b)Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Note and the Security Documents and, in the case of the Borrower to borrow, service and repay the Facility and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Facility or any part thereof;

(c)Binding Obligations. This Agreement, the Note, the Security Documents and the Fee Letter constitute or will, when executed  and delivered, constitute the legal, valid and binding obligations of each Security Party that is a party thereto enforceable against such Security Party in accordance  with  their respective terms, except to the extent that such enforcement may be limited by equitable  principles, principles of public  policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

(d)No Violation. The execution and delivery of, and the performance of the provisions of, this Agreement, the Note, the Fee Letter and those of the Security Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at the date hereof or any contractual restriction (including, after giving effect to the consent agreement referred to in Section 4.l(dd), the Regions Credit Agreement) binding on such Security Party or the certificate of incorporation or by-laws (or equivalent instruments) thereof and that the proceeds of the Facility shall be used by the Borrower exclusively for its own account and for the purpose set forth in Section 3. l(a);

(e)Filings; Stamp Taxes. Other than the recording of the Mortgage with (x) prior to the Vessel Transfer, the appropriate authorities for the United States and (y) upon the Vessel Transfer the appropriate authorities for the Republic of the Marshall Islands, and the filing of Uniform Commercial Code Financing Statements with (x) prior to the Vessel Transfer, the Department of State of the State of New York and (y) upon the Vessel Transfer, the Recorder of Deeds of the District of Columbia in respect of the Assignments, and the payment of filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement, the Note, the Security Documents or the Fee Letter that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement, the Note, any of the Security Documents or the Fee Letter;

(f)Litigation. No action, suit or proceeding is pending or threatened against any Security Party before any court, board of arbitration or administrative agency which could or might have a Material Adverse Effect;

(g)No Default. No Security Party is in default under any agreement by which it is bound, or is in default in respect of any financial commitment or obligation, in each case, exceeding $5,000,000 individually or $20,000,000 in the aggregate;

(h)Vessel. The Vessel is:

(i)in the sole and  absolute ownership  of the Borrower  and duly registered  in the Borrower's name (x) prior to the Vessel Transfer, under the United States flag and

(y) upon the Vessel Transfer, under the Marshall Islands flag, unencumbered, save and except for the Mortgage and as permitted thereby;

(ii)classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any outstanding recommendations;

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(iii)operationally seaworthy and in every way fit for its intended service; and

(iv)insured  in  accordance  with  the  provisions  of  the  Mortgage  and  the  requirements thereof in respect of such insurances will have been complied with;

(i)Insurance. Each of the Security Parties has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

(j)Financial Information.  Except as otherwise disclosed in writing to the Facility Agent on or prior to the date hereof, all financial statements, information and other data furnished by any Security Party to the Facility Agent are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and since the date of the Guarantor's financial statements  most recently delivered to the Facility Agent, there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations except as disclosed in such statements, information and data;

(k)Tax Returns. Each Security Party has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

(1)BRISA. The execution and delivery of this Agreement and the consummation  of the transactions hereunder will not involve any "prohibited transaction" for purposes of BRISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan or Multiemployer Plan maintained or contributed to, or required to be maintained or contributed to, by any Security Party, any of their respective subsidiaries or any BRISA Affiliate resulting from the failure of any thereof to comply with BRISA which is reasonably likely to result in any Security Party, any of their respective subsidiaries or any BRISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate could have a Material Adverse Effect. No BRISA Funding Event, BRISA Termination Event, Foreign Termination Event or Foreign Underfunding exists or has occurred, or is reasonably expected to exist or occur, that, when taken together with all other BRISA Funding Events, BRISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or  have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in liability to the Security Parties, their respective subsidiaries and BRISA Affiliates in the aggregate in excess of $1,000,000;

(m)Chief  Executive  Office.   The chief executive officer and chief place of business  of  each Security Party and the office in which the records relating to the earnings and other receivables of  each Security Party are kept is, and will continue to be, located at 11 North Water Street, Suite 18290, Mobile, Alabama 36602, USA;

(n)Foreign  Trade  Control  Regulations.    (i) None  of the  Security  Parties  nor  any  of  their respective Subsidiaries, nor any director, officer, employee, agent, Affiliate or representative of a  Security Party, is an individual or entity ("Person") that is, or is owned or controlled by a Person that is a Blocked Person or otherwise the subject of any Sanctions.

(ii)The Borrower will not, directly or indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

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(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)in any other manner that will result in a violation of Sanctions by any Person.

(iii)For the past 5 years, the Borrower has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly  engage  in,  any  dealings  or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv)None of the transactions contemplated herein will violate Sanctions.

(o)Money Laundering. (i) The operations of the Borrower are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the PATRIOT Act, and the applicable anti-money laundering statutes of jurisdictions where the Borrower conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.

(ii) The Borrower requires the Facility for use in connection with its lawful organizational purpose and for no other purposes and the Borrower has not contravened any Anti-Money Laundering Laws. The Borrower represents that it is the ultimate beneficiary of the Facility to be made to it as contemplated in this Agreement and will promptly notify the Lenders (by written notice to the Facility Agent) if it ceases to be the ultimate beneficiary. Such written notice shall disclose the name and the address of the new ultimate beneficiary.

(p)Equity Ownership. The Borrower is owned directly one hundred percent (100%) by the Guarantor;

(q)Environmental Matters and Claims. (a) Except as heretofore disclosed in writing to the Facility Agent (i) each of the Borrower and its Affiliates (which for purposes of this Section 2.l (q) shall be deemed to include the Guarantor and its Affiliates) will, when required to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws"); (ii) each of the Borrower and its Affiliates  will,  when  required,  have  all  permits,  licenses,  approvals,  rulings,  variances,  exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) the Borrower has not nor has any Affiliate thereof received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigator  costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, prope1iy damages, personal

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injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully  covered by insurance (including permitted deductibles)); and (iv) there are no  circumstances  that  may  prevent  or interfere  with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Facility Agent there is no Environmental Claim pending or threatened against the Borrower or any Affiliate thereof  and there are no past or  present actions, activities, circumstances, conditions, events or incidents,  including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental  Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect;

(r)Compliance with ISM Code, ISPS Code and MTSA.  The Vessel and the Operator  comply with the requirements of the ISM Code, the ISPS Code and the MTSA including, but not limited  to, the maintenance and renewal of valid certificates pursuant thereto;

(s)Threatened Withdrawal of DOC or SMC. There is no threatened or actual withdrawal of the Operator's DOC or SMC in respect of the Vessel;

(t)Liens. Other than as disclosed in Schedule III, there are no liens of any kind on any property owned by any Security Party other than those liens created pursuant to this Agreement or the Security Documents or permitted thereby;

(u)Indebtedness. Other than as disclosed in Schedule IV, none of the Security Parties has any Indebtedness;

(v)Payment Free of Taxes. All payments made or to be made by the Security Parties under or pursuant to this Agreement, the Note, the Security Documents and the Fee Letter shall be made free and clear of, and without deduction or withholding for an account of, any Taxes;

(w)No Proceedings to Dissolve. There are no proceedings or actions pending or contemplated by any Security Party or, to the best knowledge of any Security Party, contemplated by any third party, to dissolve or terminate any Security Party;

(x)Solvency. In the case of each of the Security Parties, (a) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (b) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (c) it does not and will not have  unreasonably small working capital with  which to continue its business and (d) it has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay such debts as they mature;

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(y)Compliance  with  Laws.  Each of the Security Parties is in compliance with all  applicable laws, except where any failure to comply with any such applicable laws would not, alone or in the aggregate, have a Material Adverse Effect; and

(z)Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Facility and the issuance of the Note.

3.THE FACILITY

3.1Purposes. (a) The Lenders shall, during the Availability Period, make the Facility available to the Borrower for the purpose of partially financing the acquisition costs of the Vessel.

(b) Making of the Facility. Each of the Lenders, relying upon each of  the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will, not later than 11:00 a.m. New York City time on the Drawdown Date, make its portion of the Facility, in Federal or other funds, immediately available in New York City to the Facility Agent at its address set forth on Schedule I or to such account of the Facility Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Facility Agent determines that any applicable condition specified in Sections 4.1 or 4.2 has not been satisfied, the Facility Agent will make the funds so received from the Lenders available to the Borrower at the aforesaid address, subject to the receipt of the funds by the Facility Agent as provided in the immediately preceding sentence, not later than 2:30 P.M. (New York City time) on the Drawdown Dates, and in any event as soon as practicable after receipt. The Facility will be made available in one (1) drawing.

3.2Receipt of Funds. Unless the Facility Agent shall have received notice from a Lender prior to the Drawdown Date that such Lender will not make available to the Facility Agent such Lender's share of the Advance, the Facility Agent may assume that such Lender has made such share available to the Facility Agent on the Drawdown Date in accordance with this Section 3.2 and the Facility Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Facility Agent, such Lender and the Borrower (but without duplication) severally agree to repay to the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Facility Agent, at (i) in the case of the Borrower, a rate per annum equal to the Applicable Rate and (ii) in the case of such Lender, the actual costs of funds incurred by the Facility Agent for such funds. If such Lender shall repay to the Facility Agent such corresponding amount, such amount so repaid shall constitute such Lender's share of the Advance for purposes of this Agreement as of the Drawdown Date. Nothing in this Section 3.2 shall be deemed to relieve any Lender of its obligation to make its share of the Advance to the extent provided in this Agreement. In the event that the Borrower is required to repay the Advance to the Facility Agent pursuant to this Section 3.2 as between the B01Tower and the defaulting Lender, the liability for any breakfunding costs as described in Section 4.3 shall be borne by the defaulting Lender. If the defaulting Lender has not paid any such breakfunding costs upon demand by the Facility Agent therefore, the Borrower shall pay such breakfunding costs upon demand by the Facility Agent and the Borrower shall be entitled to recover any such payment for breakfunding costs made by the Borrower from the defaulting Lender.

3.3Drawdown Notice. The Borrower shall, by 10:00 a.m. New York City time on a day which is at least three (3) Banking Days (or fewer Banking Days if agreed by the Lenders) before the Drawdown Date serve a notice (a "Drawdown Notice"), substantially in the form of Exhibit B, on the Facility Agent, which notice shall (a) be in writing addressed to the Facility Agent, (b) be effective on receipt by the Facility Agent, (c) specify the amount of the Facility to be drawn, (d) specify the Banking Day on which the Facility is to be drawn, (e) specify the disbursement instructions, and (f) be irrevocable.

3.4Effect   of  Drawdown   Notice.     Delivery   of  the  Drawdown  Notice   shall  be  deemed  to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of the Drawdown Notice and will be true and correct on and as of the Drawdown Date as if made on such date, and (b) that no Event of Default  nor any event which with the giving of notice  or lapse of time or both would  constitute  an Event  of  Default  has occurred and is continuing.

4.CONDITIONS  PRECEDENT

4.1Conditions Precedent to this Agreement. The obligation of the Lenders to make the Facility available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

(a)Corporate Authority. The Facility Agent shall have received the following  documents  in form and substance satisfactory to the Facility Agent and its legal advisers:

(i)copies, certified as true and complete by an officer of each of the Security Parties, of the resolutions of its board of directors and, with respect to both the Initial Borrower and the Ultimate Borrower, shareholders evidencing approval of the Transaction Documents to which each is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, including the execution of the Drawdown Notice;

(ii)copies, certified as true and complete by an officer of each of the Security Parties (and the Ultimate Borrower), of the certificate or articles of incorporation and by laws or similar constituent document thereof;

(iii). copies, certified as true and complete by an officer of each of the Security Patties (and the Ultimate Borrower), of the names and true signatures of the officers of such Security Parties authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(iv)certificate of the jurisdiction of each Security Party (and the Ultimate Borrower) as to the good standing thereof;

(v)the capital and shareholding structure of the Borrower (and the Ultimate Borrower) certified to be true and complete by an officer of the Borrower (and the Ultimate Borrower);

(vi)a ce1tificate signed by the Chairman, President, Executive Vice President, Treasurer, Comptroller, Controller or chief financial officer of each of the Security Parties to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of such  Security Patty contained in this Agreement are true and correct as of the date of such certificate.

(b)The Agreement. Each of the Security Parties shall have duly executed and delivered this Agreement to the Facility Agent.

(c)The Note.  The Borrower shall have duly executed and delivered the Note to the Facility Agent.

(d)The   Creditors.The Facility  Agent  shall  have  received  executed  counterparts   of  this Agreement from each of the Lenders.

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(e)Fees. The Creditors shall have received payment in full of all fees and expenses due to each thereof pursuant to the terms hereof on the date when due including, without limitation, all fees and expenses due under Section 15 and the Fee Letter.

(f) Environmental  Claims.  The Lenders  shall be satisfied that none of the Security Parties is subject to any Environmental Claim which could reasonably be expected to have a Material Adverse Effect.

(g)Legal Opinions. The Facility  Agent, on behalf of the Agents  and the Lenders, shall have received opinions addressed to the Facility Agent from (i) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special counsel to the Security Parties, and (ii) Seward & Kissel LLP, special counsel to the Agents and the Lenders, in each case in such form as the Facility Agent may require, as well as such other legal opinions as the Lenders shall have required as to all or any matters under the laws of the State of Delaware, the State of New York and the United States of America, covering certain of the representations and warranties and conditions which are the subjects of Sections 2 and 4, respectively.

(h)Officer's Certificate. The Facility Agent shall have received a certificate signed by  the President or other duly authorized executive officer of the Borrower certifying that under applicable law existing on the date hereof, the Borrower shall not be compelled by law to withhold or deduct any Taxes from any amounts to become payable to the Facility Agent for the account of the Creditors hereunder.

(i)Initial Charter Party Agreement.  The Borrower shall have delivered to the Facility Agent  a copy, certified as true and complete by an officer of the Borrower, of the Initial Charter Party Agreement.

(j) Accounts. The Borrower shall have established (i) the Earnings Accounts and the Retention Accounts in the name of the Initial Borrower and (ii) the Earnings Accounts and the Retention Accounts in the name of the Ultimate Borrower, in each case, with DVB Bank SE (Frankfurt).

(k)UCC Filings. The Facility Agent shall have received evidence that Uniform  Commercial Code Financing Statements have been filed in the State of New York and in such other jurisdictions as the Facility Agent may reasonably require.

(1)Financial Statements. Each of the Security Parties shall deliver to the Facility Agent consolidated financial statements for the period ending March 31, 2014 or for any other period requested by the Facility Agent prior to the Closing Date.

(m)Licenses,   Consents   and   Approvals.    The  Facility  Agent  shall  have  received  satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions  contemplated by this Agreement, the Note, the Security Documents and the Fee Letter have been obtained.

(n)Know     Your     Customer     Requirements.        The    Facility    Agent    shall    have    received documentation, with respect to  the  Security  Parties  and  the  Ultimate  Borrower,  to  its  satisfaction  in connection with its know your customer requirements, including but not limited to:

(i)completed bank account opening mandates with telephone and fax indemnities to include a list of all account holders' authorized signatories and specimens of their signatures;

(ii)ce1tified list of directors, including titles, business  and  residential  addresses  and dates of birth;

(iii)certified true copy of photo identification (i.e. passport or driving license) and evidence of residential address for all authorized signatories;

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(iv)with respect to the Borrower, certificate of ultimate beneficial  ownership,  certified by the respective secretary or assistant secretary of such entity; and

(v)non-resident declaration forms, if applicable.

(o)Loan  Administration  Form.   The Facility Agent  shall have received  a duly executed  Loan Administration Form.

(p)Debt   Service  Letter  of  Credit.    The Facility  Agent  shall  have  received  the Debt  Service Letter of Credit.

(q)Maritime    Administration    Approval.The   Borrower   shall   have   obtained   Maritime Administration Approval in form and substance satisfactory to the Lenders.

(r)Vessel Documents.  The Facility Agent shall have received:

(i)the latest survey report in respect of the Vessel;

(ii)the classification ce1tificate of the Vessel and the trading certificate of the Vessel from the Classification Society with which such Vessel is classed at least ten (10) days prior to the Drawdown Date, unless otherwise agreed by the Facility Agent;

(iii)the relevant pages of the Trim & Stability booklet, including (x) a copy of the approval page displaying the name of the Vessel and the stamp of class, (y) a copy of the page giving the description of the Vessel and (z) the page stating the Vessel's LDT;

(iv)the chartering description (e.g. Q88 for tankers or Form C for LPG); and

(v)evidence satisfactory that the Vessel is:

a.in the sole and absolute ownership of such Borrower and duly registered in such Borrower's name under the United States flag free of all liens and encumbrances of record other than the Mortgage;

b.insured in accordance with the prov1s10ns of the Mo1tgage and all requirements of the Mo1tgage in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers,  including  confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Lenders); the main terms of such insurances (including the copies or drafts of the relevant insurance documents) to be provided to the Facility Agent at least 10 days prior to the Drawdown Date;

c.classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any outstanding recommendations and requirements;  and

d.operationally seaworthy and in every way fit for its intended service.

(s)Security Documents. The Borrower shall have executed and delivered to the Facility Agent:

(i)the Earnings and Charterparties Assignment;

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(ii)the Insurances Assignment;

(iii)the Account Pledges relating to the Earnings Account and the Retention Account;

(iv)the Assignment  Notice  and the acknowledgement  thereof  in respect  of (i) through

(iii) above (including the executed and countersigned notice and acknowledgment of assignment of earnings and time charter and subordination agreement  from  the Initial Charterer);

(v)the Mo1tgage relating to its Vessel;

(vi)Manager's Unde1taking from each of the Commercial Manager (unless the B01Tower is the Commercial Manager) and the Technical Manager (or any subcontractor thereof), including, where applicable, an assignment of the interests of such manager in the insurances and subordination undertakings;

(vii)evidence that the Borrower has sent an instruction letter to the Classification Society as required under Section 9.l(z) and that the Classification Society has executed the unde1taking as required thereby; and

(viii)an irrevocable power of attorney granted by the Borrower to the Security Trustee which, upon the occurrence and during the continuance of an Event  of  Default, enables the Security Trustee to make all necessary decisions in relation to the Vessel and obliges the master of the Vessel to adhere to the Security Trustee's instructions.

(t)Registration of the Mortgage. The Facility Agent shall have received satisfactory evidence that the Mortgage has been duly registered under the laws of the United States of America and constitutes a first priority mortgage lien under the laws of the United States.

(u)Vessel Appraisals. The Facility Agent shall have received appraisals, in form and substance satisfactory to the Facility Agent, as to the Fair Market Value of the Vessel (to be dated not earlier than one month prior to the Drawdown Date).

(v)ISM DOC. The Facility Agent  shall have received a copy of the Operator's DOC and satisfactory evidence of compliance with the ISM, IPS Codes and/or IAPPC, to the extent applicable.

(w)Evidence  of  Current  COFR.  The Facility Agent shall have received a copy of the  current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for the Vessel.

(x)Insurance Report. The Facility Agent shall have received a detailed report from a firm of independent marine insurance consultants appointed by the Facility Agent in respect of the insurances on the Vessel, in form and substance satisfactory to the Facility Agent; the cost of such report to be for the account of the Borrower.

(y)Drawdown Notice. The Facility Agent having received the Drawdown Notice in accordance with the terms of Section 3.3.

(z)Representations and Warranties True. The representations stated in Section 2 being true and correct as if made on that date.

(aa) No Default.  No Default or Event of Default having occurred and being continuing or would result from the making of the requested Advance.

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(bb)No Material Adverse Effect.   Since December 31, 2013, there having been

(i)no material  adverse  change in the consolidated  financial  strength of the Borrower and the Guarantor;

(ii)no material adverse global economic or political development; and

(iii)no material adverse development in the international money and capital markets;

which,  in the reasonable  opinion  of the Lenders,  might  prejudice the successful  and timely  closing of the Facility or the successful and timely performance of any of the material obligations under this Agreement.

(cc) Miscellaneous. The Facility Agent shall be satisfied with any other document, authorization, opinion or assurance it may require

(dd)   Regions  Consent.   The Facility Agent shall have received a consent agreement  executed by the administrative agent, the collateral agent, the "Required Lenders" and the loan parties under the Regions Credit Agreement together with the related UCC financing statement amendment, in each case, in form and substance satisfactory to it.

4.2Breakfunding Costs. In the event that, on the date specified for the making of the Advance in the Drawdown Notice, the Lenders shall not be obliged under this Agreement to make the requested Advance available, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of the Drawdown Notice and the certificate of the relevant Lender or Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

4.3Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event all of the Lenders elect, in their sole discretion, to make the Facility available to the B01Tower prior to the satisfaction of all or any of the conditions referred to in Sections 4.1 and 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within seven (7) days after the Drawdown Date (or such longer period as the Majority Lenders, in their sole discretion, may agree).

5.REPAYMENT  AND PREPAYMENT

5.1Repayment. Subject to the prov1s10ns of this Section 5 regarding application of prepayments, the Borrower shall repay the principal of the Facility in twenty four (24) consecutive quarterly installments begim1ing on the Initial Payment Date and ending on the Final Payment Date, each of the twenty four (24) installments being in an amount equal to $740,384.62 (accompanied by, in the case of the last such installment, a balloon payment in the amount of $20,730,769.23 or the full amount of the Facility then outstanding and all interest, fees or other moneys payable under any Transaction Document).

5.2Voluntary   Prepayment;   No   Re-borrowing.    The  Borrower  may  prepay,  upon  five  (5) Banking Days written notice, the Facility or any portion thereof, provided that if such prepayment is made on a day other than a Payment Date, such prepayment shall be made together with the costs and  expenses provided for in Section 13.4. Each prepayment shall be in a minimum amount of Two Million  Dollars ($2,000,000) and any multiple thereof, or the full amount of the Facility then outstanding. No part  of the Facility once repaid or prepaid will be available for re-borrowing.

5.3Mandatory Prepayment. Upon (i) the sale of the Vessel or (ii) the earlier of (x) ninety (90) days after the Total Loss (as such term is defined in the Mortgage) of the Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrower or the Security Trustee as assignee

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thereof, the Facility shall be repaid in full together with, in the event of a Sale under  Subsection (i) hereof only, the Prepayment Premium, as applicable, and the costs and expenses provided for in Section 13.4.

5.4Interest and Costs with Prepayments/Application of Prepayments.

(a)Any prepayment of the Facility made hereunder (including, without limitation, those made pursuant to Sections 5 and 9) shall be subject to the condition that on the  date of prepayment  all accrued interest to the date of such prepayment shall be paid in full with respect to the Facility or portions thereof being prepaid, together with the Prepayment Premium, as applicable, and any and  all  costs  or expenses incurred by any Lender in connection with any breaking of funding (as certified by such Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower).

(b)All prepayments of the Facility under Section 5.2 shall be applied towards the installments of the Facility in the inverse order of their due dates for payment.

5.5Borrower's Obligation Absolute. The Borrower's obligation to pay each Creditor hereunder and under the Note shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the B01rower may have or may have had against the Creditors.

6.INTEREST AND RATE

6.1Payment of Interest; Interest Rate. (a) The Borrower hereby promises to pay to the Lenders interest on the unpaid principal amount of the Facility for the period commencing on the Drawdown Date until but not including the stated maturity thereof (whether by acceleration or otherwise) or the date of prepayment thereof at the Applicable Rate. The Facility Agent shall promptly notify the Borrower and the Lenders in writing of the Applicable Rate as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrower. Accrued interest on the Facility shall be payable in arrears on each Payment Date.

(b) Notwithstanding the foregoing, the Borrower agrees that after the occurrence and during the continuance of an Event of Default, the Facility shall bear interest at the Default Rate. In addition, the Borrower hereby promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue interest, and on any other amount payable by the Borrower hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid in full at the Default Rate.

(c) Interest payable at the Default Rate shall be payable from time to time on demand of the Facility Agent.

6.2Maximum Interest. Anything in this Agreement or the Note to the contrary notwithstanding, the interest rate on the Facility shall in no event be in excess of the maximum rate permitted by applicable law.

7.PAYMENTS

7.1Time and  Place  of  Payments,  No  Set  Off.  All payments to be made hereunder by  the Borrower shall be made to the Facility Agent, not later than 3 p.m. New York time (any payment  received after 3 p.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, to HSBC Bank USA, New York (Account No. 000.129.879, ABA No. 021001088,  SWIFT ID No. MRMDUS33 for the credit to DVB Bank SE, Frankfurt, Reference: FP 3044858) or to  such other

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account of the Facility Agent as the Facility Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction or withholding for, any Taxes.

7.2Taxes. (a) If the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Facility Agent such documentary evidence with respect to such withholding or deduction including documentary evidence satisfactory to the Facility Agent that the tax has been paid to the appropriate taxation authority as may be required from time to time by the Lenders.

(b)If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower have paid additional amounts as aforesaid (and each Lender agrees to use commercially reasonable efforts to obtain the benefit of any such credit which may be available to it, provided that (i) it has knowledge that such credit is in fact available to it and (ii) it is able to attribute such credit to this Facility), then such Lender  shall reimburse the Borrower for the amount of the credit so obtained. The decision as to whether or not to seek such a benefit is in the sole discretion of the Lenders.

(c)On or prior to the date hereof (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by a Security Party, each Lender or transferee that is organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender") shall deliver to the Borrower and the Facility Agent two properly completed and duly executed copies of (as applicable) IRS Form W-8BEN-E, W-8ECI or W-8IMY or, upon request of a Security Party or the Facility Agent, any subsequent versions thereof or successors thereto, in each case claiming a reduced rate (which may be zero) of U.S. federal withholding tax under Sections 1441 and 1442 of the Code with respect to payments of interest hereunder as such Non-U.S. Lender may properly claim. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall, on or prior to the date hereof (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by the Borrower, provide to the Facility Agent in addition to the IRS Form W-8 required above a certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code)  of such Borrower  and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify the Facility  Agent in the event any representation  in such certificate is no longer accurate.

(d)Without limiting the generality of the foregoing, if a payment made to a Lender under this Agreement or any of the other Transaction Documents would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 147l(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (k), "FATCA" shall include any amendments made to FATCA after the date of this Agreement. In addition, each Lender shall indemnify the Facility Agent and the Borrower for any withholding Tax or other penalties imposed in connection with any "withholdable payment,'' as defined in Section 1473 of the Internal Revenue Code,

4

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made to  a Lender that  is not  a U.S. Person that  has  failed to comply with the reporting  requirements  or otherwise qualify for an exemption under FATCA.

(e)Nothing contained in this Section 7.2 shall require the Facility Agent or Lender (or any transferee Lender) to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

7.3Sharing  of  Setoffs.   Each Lender  agrees  that  if it  shall, through  the exercise  of  a right  of banker's  lien,  setoff  or  counterclaim  or  pursuant  to  a  secured  claim  under  Section  506  of  the  Federal Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim,  exercised or received by such Lender under any applicable bankruptcy, insolvency or other similar law or  otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of the Facility as a result of which its funded Commitment shall be proportionately less than the funded Commitment  of any  other Lender,  it shall be deemed simultaneously to have purchased  from such other Lender at face value,  and shall promptly pay to such other Lender the purchase price for, a participation in the funded  Commitment of such other Lender so that  the aggregate  funded  Commitment  of  each  Lender  shall be  in  the same proportion to the aggregate funded Commitments then  outstanding  as  its  funded  Commitment   prior  to  such  exercise  of banker's lien, setoff or counterclaim or other event was to the principal  amount  of all funded  Commitments outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase  or purchases  or adjustments  shall be made  pursuant to this Section 7.3 and the payment  giving rise thereto shall thereafter be recovered, such purchase  or purchases or adjustments shall be rescinded to the extent  of such recovery  and the purchase  price  or  prices  or  adjustment  restored  without interest.   Any Lender holding  a participation  in a funded  Commitment deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or  counterclaim with respect  to any and all moneys owing to  such Lender by reason thereof  as fully as if  such Lender had made an advance in the amount of such participation. The Borrower expressly consents to the foregoing arrangement.

7.4Computations; Banking  Days. (a)·All computations of interest and fees shall be made by the Facility Agent or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Facility Agent or the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

8.EVENTS OF DEFAULT

8.1Events  of  Default.    In  the  event  that  any  of the  following  events  shall  occur  and  be continuing:

(a)Principal Payments. Any principal of the Facility is not paid on the due date therefore; or

(b)Interest  and  Other  Payments.   Any interest on the Facility or any other amount  becoming payable under this Agreement or any other Transaction Document is not paid within three (3) Banking Days from the date when due; or

(c)Representations, etc. Any representation, warranty or other statement made by any of the Security Parties in this Agreement, any of the other Transactions Documents or in any other instrument, document or other agreement delivered in connection herewith proves to have been untrue or misleading in any material respect as at the date as of which it was made or confirmed; or

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(d)Impossibility, Illegality. It becomes impossible or unlawful for any of the Security Parties to fulfill any of the covenants and obligations contained herein or in any Transaction Document, or for any of the Lenders to exercise any of the rights vested in any of them hereunder or under the other Transaction Documents; or

(e)Mortgage.  There is any default under the Mortgage; or

(f)Certain Covenants. Any Security Party defaults in the perfo1mance or observance of any covenant contained in Section 9.l (b), 9.l (d), 9.l (f), 9.l(m), 9. l (n), 9. l (o), 9.l (r),  9.l (v),  9.2  (other  than clauses (j), (1) and (m) thereof) and 9.3; or

(g)Covenants. One or more of the Security Parties default in the performance of  any term, covenant or agreement contained in this Agreement or in the other Transaction Documents, or in any other instrument, document or other agreement delivered in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 8.1, and such default continues unremedied for a period of ten (10) days after written notice thereof has been given to the relevant Security Party or Parties by the Facility Agent at the request of any Lender; or

(h)Indebtedness  and Other Obligations.  Any Security Party or any of its Subsidiaries  defaults in the payment when due (subject to any applicable grace period) of any Indebtedness  or of  any other indebtedness, in either case, in an outstanding principal amount equal to or exceeding Five Million Dollars ($5,000,000) individually or Twenty Million Dollars ($20,000,000) in the aggregate or such Indebtedness or other indebtedness is, or by reason of such default is subject to being, accelerated or any  party becomes entitled to enforce the security for any such Indebtedness or other indebtedness and such party shall take steps to enforce the same, unless  such default or enforcement  is being contested in  good faith and by appropriate proceedings or other acts and such Security Party has set aside on its books  adequate reserves with respect thereto; or

(i)Bankruptcy. Any Security Party commences any proceedings relating  to  any  substantial portion of its property under any reorganization, arrangement or readjustment  of debt, dissolution, winding up, adjustment,. composition, bankruptcy or  liquidation law or  statute of any jurisdiction, whether now or hereafter in effect (a "Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days; or any receiver,  trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its prope1ty; or

(j)Judgments. Any judgment or order is made the effect whereof would be to render invalid this Agreement or any other Transaction Document or any material provision thereof or any Security Party asserts that any such agreement or provision thereof is invalid; or judgments or orders for the payment of money (not paid or fully covered by insurance, subject to applicable deductibles) in excess of $2,500,000 in the aggregate for the Guarantor or its Subsidiaries (or its equivalent in any other currency) shall be rendered against the Guarantor and/or any of its Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

(k)Inability to Pay Debts. Any Security Party is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any Indebtedness of any thereof; or

(1)Termination   of  Operations;   Sale  of  Assets.    Except  as  expressly  permitted  under   this Agreement, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of any Security Party are seized or otherwise appropriated; or

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(m)Change in Financial Position. Any change in the operations or the financial position of any Security Party which, in the reasonable opinion of the Majority  Lenders, could reasonably be expected  to have a Material Adverse Effect; or

(n)Cross-Default. Any Security Party defaults under any material  contract  or  agreement  to which it is a party or by which it is bound including, but not limited to, the Initial Charter Party Agreements or any Approved Charter; or

(o)BRISA Debt. An BRISA Funding Event, BRISA Te1mination Event, Foreign Termination Event or Foreign Underfunding shall exist or occur that, in the reasonable opinion of the Majority Lenders, when taken together with all other BRISA Funding Events, BRISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or could reasonably be expected to exist or occur, result in liability to the Security Parties, their respective subsidiaries and BRISA Affiliates in the aggregate in excess of $1,000,000; or

(p)Change of Control.  A Change of Control has occurred; or

(q)Instability  of  a  Flag  State.   There exists instability  in the jurisdiction  where  the Vessel  is flagged, which, in the reasonable  opinion of the Majority Lenders, could reasonably be expected to have  a Material Adverse Effect; or

(r)Class  Certification  Withdrawal.   There occurs a withdrawal  of the Vessel's rating by  its Classification Society; or

(s)Arrest and/or Detention of the Vessel. There occurs any capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel is released and restored to the Borrower from such capture, seizure, arrest, detention or confiscation within fourteen (14) days after the occurrence thereof; or

(t)Vessel Transfer. The Vessel Transfer does not occur prior to October 31, 2014 pursuant to the terms and subject to the conditions of Section 12.2 and the Onmibus Assignment and Assumption Agreement, unless the amount available to be drawn under the Debt Service Letter of Credit is sufficient to cover the Debt Service due on the next Payment Date; or

(u)Cancellation  of Approved  Charter.  An Approved Charter with a duration of more than  12 months is terminated, unless the Borrower continues to pay the Debt Service; or

(v)Off Charter. The Vessel is off charter (other than for scheduled drydockings of the Vessel) for a continuous period of 14 days at any time, or 56 days in total in any 12-month period, unless  the Borrower continues to pay the Debt Service; or

(w)Material   Adverse   Effect.    There  occurs  any  event  or  condition  that  could  reasonably  be expected to have a Material Adverse Effect;

then, the Lenders' obligation to make the Facility available shall cease and the Facility Agent on behalf of the Lenders may, with the Majority Lenders' consent and shall, upon the Majority Lenders' instruction, by notice to the Borrower, declare the entire Facility, accrued interest and any other sums payable by the Borrower hereunder, under the Note and under the other Transaction Documents due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subclauses (i) or (k) of this Section 8.1, the Facility, accrued interest and any other sums payable by the Borrower hereunder, under the Note and under the other Transaction Documents shall be immediately due and payable without declaration, presentment, demand, protest or other notice to the Borrower all of which are expressly waived.

In such event, the Creditors, or any thereof, may proceed to protect and enforce their respective rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Note or in any other Transaction Document or in aid of the exercise of any power granted herein or therein, or the Lenders or the Facility Agent may proceed to enforce the payment of the Note when due or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted by Applicable Law for the collection of all sums due, or so declared due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to any of the Creditors hereunder, under the Note and/or under the other Transaction Documents (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Creditor, the balance of any deposit account (demand or time,  matured or unmatured) of the Borrower then  or thereafter with any Creditor and every other claim of the Borrower then or thereafter against any of the Creditors.

8.2Application   of   Moneys.     Except  as  otherwise  provided   in  any  Security  Document,  all moneys  received  by the Creditors  under  or pursuant  to  this Agreement,  the Note  or any of the  Security Documents after the happening of any Event of Default (unless cured to the  satisfaction of the  Majority Lenders) shall be applied by the Facility Agent in the following manner:

(1) first, in or towards the  payment  or  reimbursement  of  any  expenses  or liabilities incurred by any of the Creditors in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Note and under the other Transaction  Documents;

(2) second,  in  or  towards  payment  of  any  interest  owing  m  respect  of  the Facility;

(3)third, in or towards repayment of the principal of the Facility;

(4)fourth, in or towards payment of all other sums which may be owing to any of the Creditors under this Agreement, under the Note and under the other Transaction Documents;

(5)fifth, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled thereto.

9.COVENANTS

9.1Affirmative Covenants. Each of the Security Parties hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any of the Security Documents, it will:

(a)Perfonnance of Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Lenders) of, the terms of this Agreement, the Note and the Security Documents;

(b)Notice of Default, etc. Promptly upon obtaining knowledge thereof, inform the Facility Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against any Security Party which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of the Vessel's rating by its Classification Society or the issuance by the Classification Society of any recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect, in each case promptly, and in any event within three (3) Banking Days after becoming aware of the occurrence thereof;

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(c)Obtain Consents. Without prejudice to Section 2.1 and this  Section 9.1,  obtain  every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance  of all its and the other Security Parties' respective obligations under this Agreement, under the Note and under the Security Documents;

(d)Financial Information. Deliver to the Facility Agent with sufficient copies for the Lenders to be distributed to the Lenders by the Facility Agent promptly upon the receipt thereof:

(i)as soon as available, but not later than one hundred fifty (150) days after the end of each fiscal year of the Guarantor, complete copies of the  consolidated  financial reports of the Guarantor and its Subsidiaries together with a separate financial report of the Borrower (together with a Compliance Certificate that includes, inter alia, a reconciliation of all of the differences between GAAP as at  June  30,  2014  and GAAP as at the time of delivery), all in reasonable detail which shall include at least the consolidated balance sheet of the Guarantor and its  Subsidiaries  and the profit and loss accounts and balance sheet of each Subsidiary, including the Borrower, as a separate column, as of the end of such year and the related statements of income for such year as well as the related statement of sources and uses of funds, cash flow and changes in the capital for such year for the Guarantor and its Subsidiaries, each as prepared in accordance with GAAP, all in reasonable detail, which shall be prepared by an Acceptable Accounting Firm and, with respect to the Guarantor, be audited reports;

(ii)as soon as available, but not later than ninety (90) days after the end of each of the first three fiscal quarters of the Guarantor, a  quarterly interim balance sheets and profit and loss statements of the Guarantor and its Subsidiaries and the related profit and loss statements as well as the related statement of sources and uses of funds, cash flow and changes in the capital for such year for the Guarantor and its Subsidiaries (together with a Compliance Certificate that includes, inter alia, a reconciliation of all of the differences between GAAP as at  June  30,  2014  and GAAP as at the time of delivery), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Guarantor;

(iii)as soon as available, but not later than the end of each of the second and fourth fiscal quarters of the Guarantor, an Asset Maintenance Compliance Certificate in reasonable detail and certified to be true and complete by the chief financial officer of the Guarantor (it being understood that appraisals of the Fair Market Value of the Vessel for such Asset Maintenance Compliance Certificate shall be provided to the Facility Agent no later than 15 days prior thereto);

(iv)promptly upon the mailing thereof to the shareholders of the Guarantor, copies of all financial statements, reports, proxy  statements  and other communications  provided to the Guarantor's shareholders;

(v)within ten (10) days of the Guarantor's receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of the Guarantor and its Subsidiaries; and

(vi)an updated business forecast, together with the financial statements required to be delivered in clause (i) above;

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(vii)not later than the third Friday of February of each fiscal year, a budget for operating expenditures of the Borrower relating to the Vessel for the following twelve (12) month period in form and substance satisfactory to the Facility Agent; and

(viii)such other statements (including, without  limitation,  monthly  consolidated statements of operating revenues and expenses), lists of assets and  accounts, budgets, forecasts, reports and other financial information with respect to  its business as the Facility Agent may from time to time reasonably request, certified to be true and complete by the chief financial officer of the Guarantor;

(e)Contingent Liabilities. For inclusion with each Compliance  Certificate  delivered  in connection with Sections 9.1(d)(i) and 9.1(d)(ii), and in any event upon the reasonable request of the Facility Agent, an accounting of all of the contingent liabilities of each Security Party;

(f)Vessel Covenants.  With respect to the Vessel:

(i)keep the  Vessel registered in the name of the Borrower under the flag of an Approved  Jurisdiction;

(ii)keep the Vessel in good and safe condition and state of repair (loss or damage by casualty or condemnation excepted);

(iii)keep the Vessel classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any outstanding recommendations or qualification unless otherwise agreed by the Facility Agent in writing;

(iv)keep the Vessel insured in accordance with the provisions of the Mortgage recorded against it and the requirements thereof in respect of such insurances have been complied with;

(v)be in possession of a proper trading certificate at all times;

(vi)notify the Facility Agent of all modifications to the Vessel and of the removal of any parts or equipment from the Vessel;

(vii)provide the Facility Agent with all requested Vessel related information;

(g)Vessel Valuations. For inclusion with each Asset Maintenance  Compliance Certificate delivered pursuant to Section 9.1(d)(iii) (for the second and fourth fiscal quarters of the Guarantor or more frequently at the Facility Agent's option upon and during the continuation of a Default or an Event of Default), and in any event upon the reasonable request of the Facility Agent, the Borrower shall obtain appraisals of the Fair Market Value of the Vessel. All valuations are to be at the Borrower's cost. In the event the Borrower fails or refuses to obtain the valuations requested pursuant to this Section 9.1(g) within ten (10) days of the Facility Agent's request therefore, the Facility Agent will be authorized to obtain such valuations, at the Borrower's cost, from one of the Approved Ship Brokers, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrower pursuant to this Section 9.l(g), but the Facility Agent's actions in doing so shall not excuse any default of the Borrower under this Section 9.1(g);

(h)Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in good standing and all licenses, franchises, permits and assets necessary to the conduct of its business;

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(i)Books  and  Records.   At all times keep proper books of record  and account  into which  full and correct entries shall be made in accordance with GAAP;

(j)Taxes    and    Assessments.       Pay   and    discharge   all   material    taxes,    assessments    and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid  and  discharged,  any  such  tax,  assessment,  charge  or  levy  so  long  as  the  legality  thereof  shall  be contested  in good  faith  and  by  appropriate  proceedings  or  other  acts  and  it  shall  set  aside  on  its  books adequate reserves with respect thereto;

(k)Inspection. Allow any representative or representatives designated by the Facility Agent, subject to applicable laws and regulations, to visit and inspect any of  its properties,  and,  on request,  to examine its books of account, records, reports and other papers and to discuss its  affairs,  finances  and accounts with its officers, all at such reasonable times and as often as the Facility Agent reasonably requests and at the expense of the Borrower. In addition, the Borrower shall provide the Facility Agent with (and cause any Approved Charter, other than the Initial Charter Party Agreement, to contain a requirement for the provision with full rights of disclosure to the Facility Agent of) a copy of any jointly appointed independent inspection report accepted and signed by the Borrower, any deponent owner and the relevant charterer in respect of the Vessel issued during the term of this Agreement, promptly upon the issuance of any such inspection report and whether or not the Borrower is party to any such inspection repo1t;

(1)       Inspection  and  Survey Reports.  If the Lenders shall so request, the Borrower shall provide the Lenders with copies of all internally generated inspection or survey reports on the Vessel;

(m)Compliance with Statutes, Agreements, etc. Do or cause to be done all things (including, but not limited to, obtaining all consents) necessary to comply with all material contracts or agreements to which any of the Security Parties is a party, and all material laws, and the rules and regulations thereunder, applicable to such Security Party, including, without limitation, those laws, rules ,and regulations relating to employee benefit plans and environmental matters except where failure to do so would not be reasonably likely to have a Material Adverse Effect  and shall cause the Technical Manager and the Commercial Manager to comply with (or shall cause to be included in any Approved Charter other than the Initial Charter Party Agreement a provision requiring any charterer party there to comply with in respect of the Vessel and its operations) all national and international laws, directives, regulations, decrees, rulings and analogous rules, including but not limited to, rules relating to international sanctions;

(n)Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Facility Agent a certificate of a chief executive officer of the Guarantor, specifying in detail the nature of such condition and its proposed response or the proposed response of any Environmental Affiliate: (a) its receipt or the receipt by any Environmental Affiliate of any written communication whatsoever that alleges that such Person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge  by it or any Environmental Affiliate that there exists any Environmental Claim pending or threatened against any such Person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it or against any Environmental Affiliate, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Facility Agent, the Borrower will submit to the Facility Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

(o)Insurance. Maintain with financially sound and reputable insurance companies insurance on all its properties and against all such risks and in at least such amounts and with such deductibles as are usually insured against by companies of established reputation engaged in the same or similar business from time to time;

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(p)Vessel Management. Cause the Vessel to be managed by the Guarantor or a wholly-owned Subsidiary thereof (it being understood that the technical management of the Vessel may be subcontracted to Wallem  Shipmanagement  Hong Kong);

(q)Brokerage   Commissions,   etc.    Indemnify  and  hold  each  of  the  Agents  and  the  Lenders harmless from any claim for any brokerage commission, fee or compensation from any broker or third party resulting from the transactions  contemplated hereby;

(r)ISM Code, ISPS Code and MTSA Matters. (i) Procure that the Operator will comply with and ensure that the Vessel will comply with the requirements of the ISM Code, ISPS Code and MTSA in accordance with the implementation schedules thereof, including (but not limited to) the maintenance and renewal of valid certificates, and when required, security plans, pursuant thereto throughout the term of the Facility; and (ii) procure that the Operator will immediately inform the Facility Agent if there is any threatened or actual withdrawal of its DOC, SMC or the ISSC in respect of the Vessel; and (iii) procure that the Operator will promptly inform the Facility Agent upon the issuance to the Borrower or Operator of a DOC and to the Vessel of an SMC or ISSC;

(s)BRISA. Forthwith upon learning of the existence or occurrence of any BRISA Funding Event, BRISA Termination Event, Foreign Termination Event or Foreign Underfunding Event that, when taken together with all other BRISA Funding Events, BRISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in liability to the Security Parties, their respective subsidiaries and BRISA Affiliates in the aggregate in excess of $500,000, furnish or cause to be furnished to the Lenders written notice thereof;

(t)Evidence of Current COFR. If the Lenders shall so request, provide the Lenders with copies of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for the Vessel;

(u)Listing on NYSE. With respect to the Guarantor, maintain its listing on the New York Stock Exchange;

(v)Change  of  Ownership.   Ensure no change in the ownership of the capital stock or  other equity interest of the Borrower;

(w)UCC Financing  Statements.  Ensure that within 1 Business Day after the Drawdown Date,

(A) an amendment to the UCC financing statement filed in favor of Regions Bank referenced in Section

4.l (dd)(ii) shall be filed with the Secretary of State in the State of New York and (B) the UCC financing Statement filed in favor of Wells Fargo Bank Northwest, National Association, Trustee on February 24, 2012 shall be terminated, in each case, with satisfactory evidence of such filings to be provided to the Facility Agent Maintenance of Properties. Keep all material property necessary in its business in good working order and condition (loss or damage by casualty or condemnation excepted);

(y)Know Your  Customer  Requirements.  Provide all documentation (including  documentation requested by the Lenders or any prospective Lenders subsequent to the date hereof) to the satisfaction of the Lenders  or prospective  Lenders  (as the  ease  may  be)  in  connection  with  their  know  your customer requirements, including but not limited to:

(i)completed bank account opening mandates with telephone and fax indemnities to include the list of the all account holders' authorized signatories and specimens of their signatures;

(ii)certified list of directors, including titles, business and residential addresses and dates of birth;

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(iii)certified  true  copy  of photo  identification  (i.e. passport  or driving  license) and evidence of residential address for all authorized signatories;

(iv)with respect  to  the Borrower,  certificate  of ultimate  beneficial  ownership, certified by the respective secretary or assistant secretary of such entity; and

(v)non-resident declaration forms, if applicable;

(z)Classification    Society   Instructions    and   Undertaking.     The  Borrower   shall   instruct   the Classification Society through a letter sent by the Borrower to the Classification Society in the form attached hereto as Exhibit H-1 (and procure that the Classification Society undertakes  with  the  Security  Trustee through a letter in the form attached hereto as Exhibit H-2):

(i)to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by the Classification Society in relation to the Vessel;

(ii)to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class, related records and other information of the Borrower and the Vessel either (i) electronically (through the Classification Society directly or by way of indirect access via the Borrower's account manager and designating the Security Trustee as a user or administrator of the system under its account) or (ii) in person at the offices of the Classification Society, and to take copies of them electronically or otherwise;

(iii)to notify the Security Trustee immediately in writing and by Email at techcom@dvbbank.com  if the Classification Society:

(1)receives notification from the Borrower or any other person that the Vessel's Classification Society is to be changed; or

(2)becomes aware of any facts or matters which may result in or have resulted in a condition of class or a recommendation, or a change, suspension, discontinuance, withdrawal or expiry of the Vessel's class under the rules or terms and conditions of the Borrower's or the Vessel's membership of the Classification Society;

(iv)following receipt of a written request from the Security Trustee:

(1)to confirm that the Borrower is not in default  of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; or

(2)if the Borrower is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society; or

(3)to provide any other information reasonably requested;

(aa)Further Assurances. Promptly upon the written request of the Facility Agent:

(i)correct any material defect or error that may be discovered in any Transaction Document or in the execution, acknowledgement, filing or recordation thereof; and

39

(ii)do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re register any and all such further acts, deeds, conveyances, pledge agreements; mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments as the Facility Agent, may reasonably require from time to time in order to:

(1)carry out the purposes of the Transaction Documents;

(2)to the fullest extent permitted by applicable law, subject each of item  of Collateral to the Liens now or hereafter intended to be covered by the Transaction Documents pursuant to the terms thereof;

(3)perfect and maintain the validity, effectiveness and priority of the Liens intended to be created under the Transaction Documents; and

(4)assure, convey, grant, assign, transfer, preserve, protect and confirm to the Security Trustee, the rights granted or now or hereafter intended to be granted to the Security Trustee under any Transaction Document or under any other instruments executed in connection with any Transaction Document to which any Security Party is or is to be a party.

9.2Negative Covenants. Each of the Security Parties hereby covenants and unde1takes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any other Transaction Documents, it will not, without the prior written consent of the Majority Lenders (or all of the Lenders if required pursuant to Section 17.8):

(a)Liens.  Create, assume or permit to exist, any mortgage, pledge,  lien, charge, encumbrance or any security interest whatsoever upon any Collateral or, in respect of the Borrower and the Guarantor, other property except:

(i)liens disclosed in Schedule III;

(ii)liens to secure Indebtedness permitted under Section 9.2(m), such liens to be limited to the vessels constructed or acquired;

(iii)liens for taxes not yet payable for which adequate reserves have been maintained;

(iv)the Mortgage, the Assignments and other liens in favor of the Security Trustee or the Lenders;

(v)liens, charges and encumbrances against the Vessel permitted  to  exist  under  the terms of the Mortgage;

(vi)pledges of certificates of deposit or other cash collateral securing reimbursement obligations in connection with letters of credit now or hereinafter issued for  its account in connection with the establishment  of its financial responsibility under 33

C.F.R.  Part  130 or 46  C.F.R.  Part  540,  as the  case may be,  as the  same may  be amended and replaced;

(vii)pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which it is the principal, as to

40

all of the foregoing, only to the extent arising and continuing in the ordinary course of business; and

(viii)other liens, charges and encumbrances incidental to the conduct of its business, the ownership of its property and assets which are not more than thirty  (30)  days overdue and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of  its business;

(b)Third   Party   Guaranties.    Guarantee  the  obligations  of  any  third  party,  except  a  direct  or indirect  subsidiary  of the Guarantor, whether  or not  affiliated  with such Security Party, provided,  that  the Guarantor may guarantee the obligations of any third party in which the Guarantor owns an equity interest if such guarantee is of a percentage of the obligations of such third party being guaranteed which is no more than the percentage  of the Guarantor's equity ownership  in such third party.   By way of  illustration, if the Guarantor owns a 35% equity interest in a third party, the Guarantor may guarantee up to 35% of such third party's debt;

(c)Liens  on  Shares  of Borrower.  With respect to the Guarantor, create, assume or permit  to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon the shares of the Borrower;

(d)Subordination   of   Inter-Company   Indebtedness.    Upon  the  occurrence  and  during   the continuance of an Event of Default, allow any payments to be made by any of the Security Parties on any inter-company Indebtedness until such time as the Facility is paid in full;

(e)Transaction  with  Affiliates.   Enter into any transaction with an Affiliate, other than on  an arm's length basis;

(f)Change of Flag, Class, Management or Ownership. Change the flag of the Vessel other than to an Approved Jurisdiction, its Classification Society other than to another member of the International Association of Classification Societies acceptable to each of the Lenders, the management of the Vessel other than to the Guarantor or a wholly-owned Subsidiary thereof (it being understood that the technical management of the Vessel may be subcontracted to Walled Shipmanagement Hong Kong);

(g)Chartering. Enter into any charter party agreement with respect to the Vessel, other than an Approved Charter, or permit the Vessel to be sub-chartered, in each case, without the prior consent of the Majority Lenders, which consent shall not be unreasonably withheld;

(h)Change in Business. Materially change the nature of its business or commence any business materially different from its current business;

(i)Sale of Assets. Other than as reasonably acceptable to the Majority Lenders, sell, or otherwise dispose of, the Vessel or any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken  as a whole; provided, however, that the Borrower may sell the Vessel to a third party in an arm's length transaction provided that either (i) the Facility shall be repaid in full together with the Prepayment Premium, as applicable, and the costs and expenses provided for in Section 13.4 or (ii) the Borrower places the amount refe1red to in clause (i) above on charged deposits with the Facility Agent;

(j)Changes  in  Offices  or Names.   Change the location of its chief executive office, its  chief place of business or the office in which its records relating to the earnings or insurances of the  Vessel are kept or change its name unless the Lenders shall have received sixty (60) days prior written  notice of such change;

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(k)Consolidation  and Merger.  Consolidate with, or merge into, any corporation or other entity,· or  merge  any  corporation  or  other  entity  into  it;  provided,  however,  that  the  Guarantor  and/or  either Borrower may merge with any Subsidiary thereof or any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing, (B) the surviving entity of such consolidation  or merger  shall be the Guarantor or the respective Borrower  and (C) after giving effect to the transaction,  the Guarantor's  Consolidated  Tangible Net  Worth  shall be greater or equal to its Consolidated Tangible Net Worth prior to the merger;

(1)Change Fiscal Year.  In the case of the Guarantor, change its fiscal year;

(m)Indebtedness. In the case of the Security Parties, incur any new Indebtedness (which, for the sake of clarity, shall exclude any Indebtedness pursuant to this Agreement) other than (i) Indebtedness incurred to finance the acquisition and/or construction of any vessels; (ii) Indebtedness incurred by the Guarantor to finance the acquisition of any shipping related asset, or any railroad or railcar repair yard asset ancillary to the Guarantor's existing railroad business; (iii) Indebtedness incurred by the Guarantor to finance the acquisition of the equity interests of any company owning shipping related assets whose primary business activity is shipping or any company owning railroad or railcar repair yard assets ancillary to the Guarantor's existing railroad business whose primary business activity is related to such assets; (iv) any Indebtedness incurred in connection with any refinancing of any Indebtedness permitted under this Section 9.2(m)(i) through (iii), provided, however, that in each exception listed in clauses (i) through (iii) above, the principal amount of such Indebtedness shall not exceed eighty percent (80%) of such acquisition and/or construction price; and (v) Indebtedness incurred by the Guarantor in connection with any guarantees permitted under Section 9.2(b) hereof;

(n)Limitations on Ability to Make Distributions. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrower or the Guarantor, except that the Borrower. may declare a dividend or make other distributions to the Guarantor if and so long as both immediately before and after payment of such dividend or distribution, no Default or Event of Default shall have occurred and be continuing and the Security Parties are in compliance with Sections 9.3, 9.4 and 10.3;

(o)No Money Laundering. Contravene any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (2005/60/EC) of the Council of the European Communities) and comparable United States Federal and state laws;

(p)Charter  Party  Agreements.   Amend  any  material prov1s10n  in the Initial Charter  Party Agreement or any Approved Charter, without the prior written consent of the Facility Agent; and

(q)Nuclear Waste, War Zone, Etc.

(i)Permit the Vessel to carry nuclear waste or material; or

(ii)in the event of hostilities in any part of the world (whether war is declared or not), cause or permit the Vessel to enter or trade to any zone which is declared a war zone by any government or by the Vessel's war risks insurers, unless the Borrower has (at its expense) effected the special, additional or modified insurance cover which the Security Trustee may reasonably require, prior to entering into such war zone;

9.3Financial Covenants. The Guarantor hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any of the Security Documents, it will:

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(a)Maximum   Consolidated   Leverage   Ratio.     Maintain  a  Consolidated   Leverage  Ratio  not greater than 4.25:1.00, measured at the end of each fiscal quarter of the Guarantor based on the four most recent fiscal quarters for which financial information is available;

(b)Working Capital. Maintain on a consolidated basis a ratio of current  assets  to  current liabilities of not less than 1.00 to 1.00, measured at the end of each fiscal quarter of the Guarantor based on the four most recent fiscal quarters for which financial information is available;

(d)Minimum Liquidity. Maintain Liquidity of not less than $20 million at all times, measured as of the end of each fiscal quarter of the Guarantor;

(e)Minimum Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter of the Guarantor, in an amount of not less than the sum of Two Hundred Twenty Eight Million Dollars ($299,786,000) plus fifty percent (50%) of all  Consolidated  Net Income of the Guarantor and its Subsidiaries earned after March 31, 2014 plus one hundred percent (100%) of the proceeds of all issuances of equity interests (common or preferred) of the Guarantor and its Subsidiaries (on a consolidated basis) received after March 31, 2014 (other than issuances in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement);

(f)Consolidated  EBITDA to Consolidated  Interest  Expense.  Maintain, on a consolidated basis, a ratio of Consolidated EBITDA to Consolidated Interest Expense of not less than 2.50 to 1.00, measured at the end of  each  fiscal quarter  of each fiscal year based  on the  four most  recent  fiscal  quarters  for which financial information is available;

(g)Minimum  Consolidated  Fixed  Charge  Coverage  Ratio.   Maintain  a Consolidated  Fixed Charge Coverage Ratio of at least (i) 1.20:1.00, beginning with the fiscal quarter ending September 30, 2014 through the fiscal quarter of the Guarantor ending June 30, 2015 and (ii) 1.25:1.00, thereafter,  measured at the end of each fiscal quarter of the Guarantor based on the four most recent fiscal quarters of the Guarantor for which financial information is available;

(h)In the event the Guarantor or any of its Subsidiaries shall  enter into, assume or otherwise become bound by or obligated under any agreement creating or evidencing Indebtedness, and any financial covenant included therein, in the sole judgment of the Facility Agent or the Majority Lenders, is more restrictive than the financial covenants set forth in this Section 9.3 at such time or is different  from the subject matter of such financial covenants (each such covenant,  a  "Specified  Covenant"), this  Agreement shall, without any further action on the part of the Facility Agent, the Lenders or the Creditors, be deemed to be amended automatically to include each such Specified Covenant.

9.4Asset Maintenance. If, at any time from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any other Transaction Documents, the Fair Market Value of the Vessel is less than the Required Percentage of the outstanding amount of the Facility, the Borrower shall, immediately following receipt by the Borrower  of written notice from the Facility Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either

(i) prepay such amount of the Facility (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the Fair Market Value of the Vessel being not less than the Required Percentage of the outstanding amount of the Facility or (ii) place on charged deposits with the Facility Agent an amount in Dollars (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the Fair Market Value of the Vessel together with the amount deposited being not less than the Required Percentage of the outstanding amount of the Facility.  The charged deposit shall be released to the Borrower when the Fair Market Value of the Vessel is not less than the Required Percentage of the outstanding amount of the Facility.

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10.ACCOUNTS.

10.1General. From the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any other Transaction Documents, each of the Borrower and the Guarantor, as the case may be, agrees to comply or cause compliance with the following provisions of this Section 10 except as the Facility Agent, with the consent of the Majority Lenders, may  approve from time to time in writing, such approval not to be unreasonably withheld.

10.2Payment of Earnings. The Borrower shall ensure that all Earnings of the Vessel are to be paid to the Earnings Account.

10.3Monthly Retentions. The Borrower shall ensure that (x) all Earnings of the Vessel paid into the Earnings Account on or prior to the 15°1  day of each calendar month shall be transferred to the Retention Account and (y) all or a portion of the Earnings of the Vessel paid into the Earnings Account on or after the 15111 day of each calendar month shall be transferred to the Retention Account, so that on the last day of each calendar month, an aggregate amount equal to one-third of the Debt Service payable on the next Payment Date is transferred to the Retention Account. The frequency and amount of such transfer(s) may be modified in the reasonable discretion of the Facility Agent if the payment intervals under the relevant Approved Charter changes.

10.4Debt Service Letter of Credit.

(a)The Borrower  shall cause to be issued by the Letter of Credit Bank an irrevocable, first demand letter of credit (the "Debt Service Letter of Credit") for the benefit of the Security Trustee and maintain such letter of credit so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any other Transaction Documents.

(b)Such Debt Service Letter of Credit shall:

(i)have the face amount of $4,500,000 on the Closing Date to be adjusted at the determination of the Facility Agent, taking into consideration (x) the final employment rate agreed between the Borrower and the Initial Charterer for an international flagged vessel and

(y) whether or not interest under this Agreement is fixed (and if it is hedged, the achievable fixed rate) and to be reduced quarterly by an amount equal to $190,000, commencing on the first Payment Date after the final face amount is determined by the Facility Agent pursuant to this clause (i) until the face amount becomes $2,000,000;

(ii)contain an evergreen provision that automatically renews the expiry date; and

(iii)be on terms and conditions that are otherwise acceptable to the Facility Agent.

(c)The Borrower shall cause the Letter of Credit Bank to inform the Facility Agent at least 60 days prior to the stated expiry date whether or not the Debt Service Letter of Credit will be renewed.

(d)If (i) there occurs an Event of Default that is continuing or (ii) the Debt Service Letter of Credit is not renewed 60 days prior to the stated expiry date, the Security Trustee at its option may draw upon the Debt Service Letter of Credit and apply the proceeds  from  such  drawing  to  prepay  the Facility, and Section 5 shall apply in relation to any such prepayment.

10.5Shortfall  in  Earnings.    If the  aggregate  Earnings  received  in the  Earnings  Account  are insufficient in any month for the required amount to be transferred to the Retention Account under  Section 10.3, the Borrower shall immediately deposit an amount equal to such deficiency into the Retention Account.

10.6Transfers from Retention Account; Application of Retentions.

(a)The Borrower shall ensure that on each Payment Date, the amount  of  the  Debt Service payable on such Payment Date is transferred (and the Borrower hereby authorizes the Facility Agent to transfer such amount) from the Retention Account to the Facility Agent's account specified in Section 7.1.

(b)Upon the occurrence and during the continuation of an Event of Default, without prejudice to any other right the Security Trustee may have under the Transaction Documents, the Facility Agent may withdraw from the Earnings Accounts any Excess Cash Flow and, at the Facility Agent's option:

(i)transfer any portion of such Excess Cash Flow to the Retention Account; or

(ii)apply any portion  of such Excess  Cash Flow to prepayment  of the Facility  on the next Payment Date, and Section 5 shall apply in relation to any such prepayment.

(c)Any amount deposited in the Retention Account shall be retained  as security and no funds may be withdrawn by the Borrower from the Retention Account at any time, so long as any principal, interest or other moneys are owing in respect of this Agreement or the other Transaction Documents.

10.7Location of Accounts. Each of the Borrower and the Guarantor, as the case may be, shall promptly:

(a)comply with any requirement of the Facility Agent as to the location or re-location of the Earnings Account and the Retention Account (or either of them), and without limiting the foregoing, each of the Borrower and the Guarantor agrees to segregate the Earnings Account and the Retention Account (or any of them) from the banking platform on which their other accounts are located or designated; and

(b)execute any documents which the Facility Agent specifies to create or maintain in favor of the Security Trustee a security interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account and the Retention Account.

10.8Debits for Expenses. The Facility Agent, upon providing the Borrower and the Guarantor with one (1) Banking Day's prior notice, shall be entitled (but not obliged) from time to time to debit the Earnings Account or the Retention Account in order to discharge any amount due and payable under Section

15.2 or 19.8 to a Creditor or payment  of which any Creditor has become entitled to demand under  Section 15.2 or  19.8.

10.9Borrower's Obligations Unaffected.  The provisions of this Section 10 do not affect:

(a)the liability of the Borrower to make payments of principal and interest on the due dates; or

(b)any other liability or obligation of the Borrower or any other Security Party under any Transaction Document

11.GUARANTEE

11.1The Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees to each of the Creditors and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Facility made by the Lenders to the Borrower and evidenced by the Note and all other amounts from time to time owing to the Creditors by the Borrower under this Agreement, under the Note and under any of the Transaction Documents,   in  each  case  strictly  in  accordance  with  the  terms  thereof  (such  obligations  being  herein

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collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or  notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

11.2Obligations Unconditional. The obligations of the Guarantor  under  Section  11.1  are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Note or any other agreement or instrument referenced to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this  Section 11.2 that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute, unconditional  and in-evocable as described above:

a.at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

b.any of the acts mentioned in any of the provisions of this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

c.the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended  in  any respect, or any right under this Agreement or the Note or any other agreement or instrument referenced to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefore shall be released or exchanged, in whole or in part,  or otherwise dealt with; or

d.any lien or security interest granted to, or in favor of, the Security Trustee or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest  and all notices whatsoever, and any requirement that any  Agent or any Lender exhaust any right, power or  remedy  or proceed against the Borrower under this Agreement or the Note or  any  other  agreement  or  instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed  Obligations.

11.3Reinstatement. The obligations of the Guarantor under this Section 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the B01rower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any Proceedings and the Guarantor agrees that it will indemnify each Creditor on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Creditor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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11.4Subrogation. The Guarantor hereby irrevocably waives, but only until all amounts payable hereunder by the Guarantor to the Creditors  (or any of them) have been paid  in full, any and all rights to which any of them may be entitled by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or to  be reimbursed, indemnified or exonerated by or to seek contribution from the Borrower in respect thereof.

11.5Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of the Borrower under this Agreement and the Note may be declared to be forthwith due and payable as provided in Section 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8) for purposes  of Section 11.1 notwithstanding  any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall fo1ihwith become due and payable by the Guarantor for purposes of Section 11.1.

11.6Joint,   Several  and   Solitary  Liability.   The Guarantor's  obligations  and liability under  this Agreement shall be on a "solitary" or "joint and several" basis along with Borrower to the same degree and extent as if the Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of the Guaranteed Obligations. In the event that there is more than one Guarantor under this Agreement,  or in the event  that  there  are  other  guarantors,  endorsers  or  sureties  of  all  or  any  portion  of  the  Guaranteed Obligations,  the Guarantor's  obligations  and liability hereunder  shall further be on a "solitary" or "joint and several" basis along with such other guarantors, endorsers and/or sureties.

11.7Continuing Guarantee. The guarantee in this Section 11 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

12.ASSIGNMENT

12.1Generally. This Agreement shall be binding upon, and inure to the benefit of, each of the Security Parties and each of the Creditors and their respective successors and assigns.

12.2Assignment by Security Parties.

(a)The Security Parties may not assign any of their respective rights or obligations hereunder without the written consent of the Lenders.

(b)Notwithstanding the foregoing clause (a), the Initial Borrower may assign its rights and obligations under the Transaction Documents to the Ultimate Borrower in connection with the Vessel Transfer; provided, (x) before and after giving effect to the Vessel Transfer, no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing; and (y) the following conditions precedent shall have been satisfied:

(i)Corporate Authority. The Facility Agent shall have received from the Ultimate Borrower the documents described in Section 4.l (a)  in  form  and  substance satisfactory to the Facility Agent and its legal advisers, or a certification that such documents have not changed since the Closing Date and remain in full force and effect;

(ii)Bill of Sale. The Initial Borrower and the Ultimate Borrower shall have duly executed and delivered a bill of sale relating to the transfer of the Vessel in form and substance acceptable to the Facility Agent;

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(iii)Omnibus  Assignment   and  Assumption   Agreement.    The Initial  B01Tower  and  the Ultimate Borrower shall have duly executed and delivered the Omnibus Assignment and Assumption Agreement to the Facility Agent;

(iv)Note.  The Ultimate Borrower  shall have duly executed and delivered the Note to the Facility Agent;

(v)Environmental Claims. The Lenders shall be satisfied that the Ultimate Borrower is not subject to any Environmental Claim which could reasonably be expected to have a Material Adverse Effect.

(vi)Legal Opinions. The Facility Agent, on behalf of the Agents and the Lenders, shall have received opinions addressed to the Facility Agent from (i) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special counsel to the Ultimate Borrower, (ii) the Ultimate Borrower's Marshall Islands counsel, and (iii) Seward & Kissel LLP, special counsel to the Agents and the Lenders, in each case in such form as the Facility Agent may require, as well as such other legal  opinions  as  the Lenders shall have required as to all or any matters under the laws of New York and the Republic of the Marshall Islands;

(vii)Officer's Certificate. The Facility Agent shall have received a certificate signed by the President or other duly authorized executive officer of the Ultimate Borrower certifying that under applicable law existing on the date hereof, the Ultimate Borrower shall not be compelled by law to withhold or deduct any Taxes from any amounts to become payable to the Facility Agent for the account of the Creditors hereunder;

(viii)Approved Charter. The Borrower shall have delivered to the Facility Agent copies, certified as true and complete by an  officer of the Borrower, of the relevant Approved Charter (or the appropriate notation agreement thereof from the Initial Borrower to the Ultimate Borrower);

(ix)Accounts. The Facility Agent shall have received evidence that (i) all amounts on deposit in the Earnings Account and the Retention Account that are established in the name of the Initial Borrower, shall have been transferred to the corresponding accounts established  in the name of the Ultimate Borrower and (ii) the Earnings Account and the Retention Account in the name of the Initial Borrower shall henceforth have been closed;

(x)UCC Filings. The Facility Agent shall have received evidence that Uniform Commercial Code Financing Statements have been filed in the District of Columbia and in such other jurisdictions as the Facility Agent may reasonably require;

(xi)Financial Statements. The Ultimate Borrower shall deliver to the Facility Agent the financial statements of the Ultimate Borrower satisfying the requirements set forth in Section 9. l (d)(i) and (ii) for the fiscal year ending December  31,  2013  and  such other fiscal periods as the Facility Agent may reasonably specify;

(xii)Licenses,   Consents   and   Approvals.     The  Facility  Agent  shall  have   received satisfactory evidence that all  necessary  licenses,  consents  and   approvals in connection with the transactions  contemplated by this Agreement,  the Note, the Security Documents and the Fee Letter have been obtained in respect of the Ultimate Borrower.

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(xiii)Know Your Customer Requirements. The Facility Agent shall have received, to the extent any update is required, documentation to its satisfaction in connection with its know your customer requirements.

(xiv)Loan Administration Form. The Facility Agent shall have received a duly executed Loan Administration  Form from the Ultimate Borrower.

(xv)Vessel Documents.   The Facility Agent shall have received  evidence satisfactory to it and its counsel that the Vessel is (or will be upon the consummation of the Vessel Transfer):

(1)in the sole and absolute ownership of the Ultimate Borrower and duly registered in such Ultimate Borrower's name in the Republic of the Marshall Islands, free of all liens and encumbrances of record other than the Mortgage;

(2)insured in accordance with the provisions of the Mortgage and  all requirements of the Mortgage in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers,  including  confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Lenders);

(3)classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any outstanding recommendations; and

(4)operationally seaworthy and in every way fit for its intended service.

(xvi)Security Documents. The Ultimate Borrower shall have executed and delivered to the f:'acility Agent:

(1)the Earnings and Charterparties Assignment;

(2)the Insurances Assignment;

(3)the Account Pledges relating to the Earnings Account and the Retention Account;

(4)the Assignment Notice and the acknowledgement thereof in respect of (i) through (iii) above (including the executed and countersigned notice and acknowledgment of assignment of earnings and time charter and subordination agreement from the Initial Charterer);

(5)the MI Continuation Mortgage; and

(6)an irrevocable power of attorney granted by the Borrower to the Security Trustee which, upon the occurrence of an Event of Default, enables the Security Trustee to make all necessary decisions in relation to the Vessel and obliges the master of the Vessel to adhere to the Security Trustee's  instructions.

(xvii)Registration   of   the   MI   Continuation   M01tgage.     The  Facility  Agent  shall  have received satisfactory evidence that the MI  Continuation  Mortgage  has  been  duly registered under the laws of the Republic of Marshall Islands and constitutes a first priority mortgage lien under such jurisdiction.

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(xviii)Continuation of Security Interest. The Facility Agent and the Security Trustee shall have received reasonable evidence that the Security Trustee's security  interest granted pursuant to the Security Agreements on the Closing Date shall be continued after the Vessel Transfer.

(xix)Reaffirmation. The Guarantor shall have executed and  delivered  to  the  Facility Agent a reaffirmation agreement in form and  substance reasonably  satisfactory to the Facility Agent.

12.3Assignment by Lender.

(a)Each Lender shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Facility to any subsidiary, holding company or other affiliate or office of such Lender, to any subsidiary, office or other affiliate company, special purpose entity or funding vehicle of any thereof or, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and to be deemed granted within ten (10) Business Days from the day it has been sought unless it has been expressly refused within that period, provided, however, that such consent from the Borrower is not required if an Event of Default has occurred and is continuing) and with the consent of the Facility Agent, to any other bank or financial institution (in a minimum amount of not less than $1,000,000), and such Lender shall forthwith give notice of any such assignment or participation to the Borrower and pay the other Lender an assignment fee of $3,000 for each such assignment or participation; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. The B01Tower will take all reasonable actions requested by the Agents or any Lender to effect such assignment. In addition, any Lender may disclose to any prospective assignee any information about the Security Parties and the Transaction Documents as the Lender shall consider appropriate if the person to whom the information is given agrees in writing to keep such information confidential.

(b)The Facility Agent, acting for this purpose- as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Facility owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)Upon its receipt  of a duly completed Assignment  and Assumption Agreement executed by an assigning Lender and an assignee, the assignment fee referred to above  and  any written consent to such assignment required, the Facility Agent shall accept such Assignment and Assumption Agreement and record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Facility Agent shall have no obligation to accept such Assignment and  Assumption Agreement and record the information therein in the Register unless and until such payment  shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d)In addition, any Lender may at  any time, without the consent of, or notice to, the Borrower or any Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advance owing to it); provided, that (i) such Lender's obligations under this Agreement shall  remain  unchanged,  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and

(iii) the Borrower, the Guarantor, the Facility Agent and the other Lenders shall continue to deal solely and

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directly with such Lender in connection with  such Lender's  rights  and  obligations  under  this  Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement  or instrument  may provide  that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the terms of this Agreement and that directly affects such Participant.

13.ILLEGALITY,  INCREASED COST, NON-AVAILABILITY,  ETC.

13.1Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Facility Agent and the Borrower to  that effect,  whereafter  the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required  either to repay to such Lender that portion of the Facility advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Facility to the Lender on the last day of the calendar month in accordance with and subject to the provisions of Section 13.4. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Facility, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Facility available from another jurisdiction or otherwise restructuring such portion of the Facility on a basis which is not unlawful.

13.2Increased Costs. If any change in applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

(i)subject any Lender to any Taxes with respect to its income from the Facility, or any part thereof, or

(ii)change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of any Security Party) or such other jurisdiction where the Facility may be payable), or

(iii)impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

(iv)impose on any Lender any other condition affecting the Facility or any part thereof, and the result  of the foregoing is either to increase the cost to such Lender of making available or maintaining  its Commitment  or any part thereof or to reduce the amount of any payment received by such Lender, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this Agreement:

(1)such  Lender  shall  notify  the  Facility  Agent  and  the  Borrower  of  the happening of such event, and

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(2)the Borrower agrees forthwith upon demand to pay to such Lender  such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction; provided, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under Section 12.3.

For the avoidance of doubt, this Section 13.2 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by  any United  States regulatory  authority  (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

13.3Lender's  Certificate  Conclusive.   A certificate or determination  notice of the Facility  Agent or any Lender, as the case may be, as to any of the  matters referred  to  in this  Section 13 shall,  absent manifest error, be conclusive and binding on the Borrower.

13.4Compensation for Losses. Where any portion of the Facility is to be repaid by the Borrower pursuant to Section 5 or this Section 13, the Borrower agrees simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Lender pursuant to this Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if  any) of the then current  calendar month, but otherwise without penalty or premium.

14.CURRENCY  INDEMNITY

14.1Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement or the other Transaction Documents then the conversion shall be made, in the discretion of the Facility Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Facility Agent shall not be entitled to recover under this Section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars, as applicable, due under this Agreement, the Note and/or the other Transaction Documents.

14.2Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on  the  date  of  payment  will produce the amount then due under this Agreement, the Note and/or the other Transaction Documents  in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted  to  the Borrower.

14.3Additional Debt Due. Any amount due from the Borrower under this Section 14 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note and/or any of the other Transaction Documents.

14.4Rate of Exchange. The term "rate of exchange" in this Section 14 means the rate at which the Facility Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

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15.FEES AND EXPENSES

15.1Fees. The Borrower shall pay all fees in the Fee Letter.

15.2Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agents for their payment of, the reasonable expenses of the Agents and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents' and the Lenders' rights or remedies with respect thereto or in the preservation of the Agents' and the Lenders' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agents' counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agents in connection with this transaction, all costs and expenses, if any, in connection with the enforcement of this Agreement and the other Transaction Documents (and the security granted pursuant thereto) and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the other Transaction Documents) herein contemplated and to hold the Agents and the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Agents or the Lenders, as the case may be, when liability therefore is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Agents or the Lenders, at their sole discretion, chooses to make such payment).

16.APPLICABLE LAW, WRISDICTION AND WAIYER

16.1Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.2Jurisdiction. Each of the Security Parties hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by  any of the Lenders or the Agents under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Security Parties by mailing or delivering the same by hand to the Security Parties at the address indicated for notices in Section 18.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Security Parties as such, and shall be legal and binding upon the Security Parties for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Security Parties to the Lenders or the Agent) against the Security Parties in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Security Parties will advise the Facility Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

16.3WAIVER   OF   IMMUNITY.     TO  THE  EXTENT  THAT  ANY  OF  THE   SECURITY PARTIES HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH   ATTACHMENT  PRIOR  TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION  OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO  ITSELF OR ITS PROPERTY, EACH OF THE SECURITY PARTIES HEREBY IRREVOCABLY   WAIVES SUCH IMMUNITY IN

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RESPECT  OF  ITS  OBLIGATIONS  UNDER  THIS  AGREEMENT  OR  ANY  OTHER  TRANSACTION DOCUMENT.

16.4WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG EACH OF THE SECURITY PARTIES AND EACH OF THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY  ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY  HERETO  ON  ANY  MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER TRANSACTION  DOCUMENTS.

17.THE AGENTS

17.1Appointment of Facility Agent. Each of the Lenders irrevocably appoints and authorizes the Facility Agent to take such action as facility agent on its behalf and to exercise such powers under this Agreement, the Note and the other Transaction Documents as are delegated to the Facility Agent by the terms hereof and thereof. Neither the Facility Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the other Transaction Documents or in connection therewith, except for its or their own  gross negligence  or willful misconduct.

17.2Appointment of Security Trustee. Each of the Lenders irrevocably appoints, designates and authorizes the Security Trustee to act as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement or any of the other Transaction Documents (including, without limitation, the benefit of all covenants, undertakings,  representations, warranties and obligations given, made or undertaken to any Lender in the Agreement or the other Transaction Documents), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or .any agent thereof or received or recovered by any Lender or any agent thereof pursuant  to, or in connection with, this Agreement or the other Transaction Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent thereof in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment but shall have no obligations under this Agreement, under the Note or under any of the other Transaction Documents except those expressly set forth herein and therein. Neither the Security Trustee nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the other Transaction  Documents  or  m connection therewith, except for its or their own gross negligence or willful misconduct.

17.3Distribution of Payments. Whenever any payment is received by the Facility Agent or the Security Trustee from the Borrower or the Guarantor for the account of the Lenders, or any of them, whether of principal or interest on the Note, commissions, fees under Section 15 or otherwise, it will thereafter cause to be distributed on the day of receipt if received before 10:00 a.m. New York time, or on the day after receipt if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement. Unless the Facility Agent or the Security Trustee, as the case may be, shall have received  notice  from the Borrower prior to the date when any payment is due hereunder that the Borrower will not make any payment on such date, the Facility Agent or the Security Trustee may assume that the Borrower have made such payment to the Facility Agent or the Security Trustee, as the case may be, on the relevant date and the Facility Agent or the Security Trustee may, in reliance upon such assumption, make available to the Lenders on such date a corresponding amount relating to such payment ratably to the Lenders according to their respective Commitments. If and to the extent that the Borrower shall not have so made such payment available to the Facility Agent or the Security Trustee, as the case may be, the Lenders and the Borrower (but without duplication)  severally  agree to  repay  to  the Facility  Agent  or  the  Security  Trustee,  as the  case  may  be,

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forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Lenders until the date such amount is repaid to the Facility Agent or the Security Trustee, as the case may be, as calculated by the Facility Agent or Security Trustee to reflect its cost of funds.

17.4Holder  of  Interest  in Note.   The Agents  may treat  each Lender  as the holder  of all of  the interest of such Lender in the Note.

17.5No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the other Transaction Documents or any instrument, document or communication furnished pursuant to this Agreement or in com1ection therewith or in connection with any other Transaction Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

17.6Agents as Lenders. With respect to that portion of the Facility made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall include any Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower and the Guarantor as if it were not an Agent.

17.7Acts of the Agents.  Each Agent shall have duties and discretion, and shall act as follows:

(a)Obligations of the Agents. The obligations of each Agent under this Agreement, the Note and the other Transaction Documents are only those expressly set forth herein and therein;

(b)No Duty to Investigate. No Agent shall at any time, unless requested to do so by a Lender or Lenders, be under any duty to enquire whether an Event of Default,  or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Note or any Security Document by any Security Party; and

(c)Discretion   of  the  Agents.    Each  Agent  shall be  entitled  to use  its  discretion  with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Transaction Documents, unless the Facility Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that no Agent shall be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law;

(d)Instructions  of Ma jority  Lenders.  Each Agent shall in all cases be fully protected in acting  or refraining  from  acting under  this  Agreement  or under  any  other  Transaction  Document   in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant  to such instructions shall be binding on all of the Lenders.

17.8Certain Amendments. Neither this Agreement, the Note nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrower and the Majority Lenders, provided that no such amendment shall, without the consent of each Lender affected thereby, (i) reduce the interest rate or extend the time of payment of scheduled principal payments or interest or fees on the Facility, or reduce the principal amount of the Facility or any fees hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Event of Default or any mandatory repayment of the Facility shall not constitute a change in the terms of any Commitment  of any Lender), (iii) amend, modify or waive any provision of this Section 17.8, (iv) amend the definition of Majority Lenders or any other definition referred

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to in this Section 17.8, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) release any Security Party from any of its  obligations  under  any Security Document except as expressly provided herein or in such Security Document, or (vii) amend any provision relating to the maintenance of collateral under Section 9.4. All amendments  approved  by  the Majority Lenders under this Section 17.8 must be in writing and signed by the Borrower and each of the Lenders. In the event that any Lender is unable to or refuses to sign an amendment approved by the Majority Lenders hereunder, such Lender hereby appoints the Facility Agent as its Attorney-in-Fact  for the purposes of signing such amendment. No provision of this Section 17 or any other provisions relating to the Facility Agent may be modified without the consent of the Facility Agent.

17.9Assumption  regarding  Event of Default.   Except as otherwise provided  in Section 17.15, the Facility Agent and the Security Trustee shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless it has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing.  In the event that either thereof shall have been notified by any Security Party or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Facility Agent shall notify the Lenders and shall take action and assert such rights under this Agreement, under the Note and under Security Documents as the Majority Lenders shall request in writing.

17.10Limitations  of  Liability.   No  Agent  or Lender  shall be under  any liability or responsibility whatsoever:

(1)to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Security Document;·

(2)to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement or under the other Transaction Documents; or

(3)to any Lender or Lenders for any statements, representations or warranties contained in this Agreement, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, any other Transaction Document or any document or instrument delivered in connection with the transactions hereby contemplated.

17.11Indemnification of the Facility Agent and  Security Trustee.  The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata  according to the respective  amounts of their Commitments, from and against any and all liabilities,  obligations, losses, damages, penalties, actions, judgments,  suits, costs,  expenses  or disbursements  of  any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and  defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement or any other Transaction Document, any  action taken or omitted by such Agent thereunder or the preparation, administration, amendment or  enforcement of,  or waiver  of  any provision of, this Agreement or any other Transaction Document,  except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages,  penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of either such Agent.

17.12Consultation with Counsel. Each of the Facility Agent and the Security Trustee may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

17.13Resignation. Any Agent may resign at any time by giving sixty (60) days' written notice thereof to the other Agents, the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 17 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as an Agent.

17.14Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agents that:

(1)in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made · an independent credit judgment and that it has not relied upon any statement, representation  or warranty by any other Lender or any Agent; and

(2)so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

17.15Notification of Event of Default. The Facility Agent hereby undertakes  to promptly  notify the Lenders, and the Lenders hereby promptly undertake to notify the Facility Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which such party has actual knowledge.

17.16Reversal of Redistribution. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Security Documents, or otherwise), which is applicable to the payment  of the principal of, or interest on, the Facility, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such obligation then owed and due to such Lender bears to the total of such obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the  other Lenders an interest in the obligations of the respective Security Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

17.17Parallel Debt.

(a)The Borrower hereby irrevocably and unconditionally  undertakes,  as  far  as necessary in advance, to pay to the Security Trustee, as creditor in its own right and not as representative of any of the other Creditor, an amount equal to the aggregate of all its Principal Obligations to all the Creditor Parties from time to time due in accordance with the terms and conditions of such Principal  Obligations (such payment undertaking

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and the obligations and liabilities which are the result  thereof,  its  "Parallel Debt").  Each of the parties hereto hereby acknowledges that (i) the Parallel Debt of the Borrower constitutes unde1takings, obligations and liabilities of the Borrower to the Security Trustee which are separate and independent from, and without prejudice to, the Principal Obligations which the Borrower has to any other Creditor and (ii) that the Parallel Debt represents the Security Trustee's own claim to receive payment of such Parallel Debt by the Borrower, provided that the total amount which may become due under the Parallel Debt of the Borrower under this Section 17.17 shall never exceed the total amount which may become due under all the Principal Obligations of the Borrower to all the Creditor Parties.

(i)The total amount due by the Borrower as the Parallel Debt under Section 17.17(a) shall be decreased to the extent that the Borrower shall have paid any amounts to the Creditor Parties or any of them to reduce the Borrower's outstanding Principal Obligations or any Creditor otherwise receive any amount of such Principal Obligations (other than by virtue of Section l 7.17(b)(ii)); and

(ii)To the extent that the Borrower shall have paid any amounts to the Security Trustee under the Parallel Debt or the Security Trustee shall have otherwise received monies in payment of such Parallel Debt, the total amount due under the Principal Obligations shall be decreased by the same amount.

(b)In the event the Security Trustee should resign, the Security Trustee shall assign the Parallel Debt owed to it to its successor security trustee together with all of its other rights and obligations under this Section 17.17 and shall take all such further actions as the Facility Agent in its sole discretion may deem necessary or desirable in order to assign and transfer to the successor security trustee the Parallel Debt and the other rights and obligations under this Section 17.17.

18.NOTICES  AND DEMANDS

18.1Notices. All notices, requests, demands and other communications to any party hereunder, shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and  shall be given to the Borrower or the Guarantor at the address, facsimile number or email address set forth below and to the Lenders and the Agents at their address, facsimile number or email address set forth in Schedule I or at such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, on the date of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Banking Day in such locality), (ii) if by email or other electronic communication, upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment) or (iii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

If to the Borrower or the Guarantor: 11 North Water Street, Suite 18290

Mobile, Alabama 36602

Facsimile No.:   (251) 243-9121 Attention:  Chief Financial Officer

With a copy to

One Whitehall Street New York, NY 10004

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Facsimile No.: (212) 514-5692 Attention: Mr. Niels M. Johnsen

If to the Facility Agent or the Security Trustee: DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom Attention:   Peter Attridge

Department: Transaction  and Loan Services Email:  tls.london@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA Facsimile: + 212 858 2664 Attention:   Christoph Clauss

Email:  christoph.clauss@dvbbank.com

19.MISCELLANEOUS

19.1Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply  any and all deposits (general or special, time or demand, provisional or final) at any time held (including, but not limited to, the Earnings Accounts) and other indebtedness at any time owing by the Facility Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower or any other Security Party against any and all of the Obligations of the Borrower or other Security Party now or hereafter existing under the Transaction Documents, irrespective of whether the Facility Agent or such Lender  shall have made any demand under this Agreement and although such Obligations may  be unmatured.  The Facility Agent  and  each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give  such notice shall not affect the validity of such set-off and application. The rights of the Facility Agent and each Lender and their respective Affiliates under this Section 19.1 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Facility Agent, such Lender and their respective Affiliates may have. Notwithstanding anything to the contrary  set  forth  in Section 17 or elsewhere herein, the Facility Agent may not discriminate against the Lenders  generally  in favor of its own interests when exercising setoff rights against amounts received from any Security Party hereunder, including any amount in any Earnings Account or Retention Account.

19.2Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Creditor to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

19.3Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in the other Transaction Documents would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction,  said provision shall not be

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enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

19.4References. References herein to Articles, Sections, Exhibits and Schedules are to be construed as references to articles, sections of, exhibits to, and schedules to, this Agreement or the other Transaction Documents as applicable, unless the context otherwise requires.

19.5Further Assurances. Each of the Security Parties hereby agrees that if this Agreement or any of the other Transaction Documents shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order to more effectively accomplish the purposes of  this Agreement  and/or the other Transaction Documents.

19.6Prior Agreements, Merger. Any and all prior understandings and agreements  heretofore entered into between the Security Parties on the one part, and the Creditors, on the other part, relating to the transactions contemplated hereby, whether written or oral, are superseded by and merged  into  this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties, the Agent, the Security Trustee and/or the Lenders are parties, which alone fully and completely express the agreements between the Security Parties, the Agents, and the Lenders.

19.7Entire  Agreement;   Amendments.    This  Agreement  constitutes  the  entire  agreement  of  the parties  hereto  including  all patties  added  hereto  pursuant  to  an Assignment  and Assumption  Agreement. Subject  to  Section  17.8,  any  provision  of  this  Agreement  or  any  other  Transaction  Document  may  be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Agents, and the Majority Lenders. This Agreement may be executed in any number of counterparts, each of which  shall be  deemed  an  original,  but  all  such  counterparts  together  shall  constitute  one  and  the  same instrument.

19.8Indemnification. Neither any Creditor nor any of its directors, officers, agents or employees shall be liable to any of the Security Parties for any action taken or not taken thereby in connection herewith in the absence of its own gross negligence or willful misconduct. Each of the Borrower and the Guarantor hereby jointly and severally  agree to indemnify the Creditors, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities (including without limitation all such liabilities arising out of(x) Environmental Claims, (y) business conducted by any of the Security Parties in a Sanctioned Country or with a Blocked Person in violation of Sanctions, at all times subject to applicable  law  and the  Security Parties' continued cooperation with OFAC or any other governmental entity, to the extent necessary and (z) any electronic communication purporting to have originated from any of the Security Parties to any Lender without proper authorization), losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement, any actual or proposed use of proceeds  of the Facility hereunder, or any related transaction or claim; provided  that (i) no Indemnitee shall have the right to be indemnified  hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by final judgment by a court of competent jurisdiction and (ii) to the extent permitted by law, the Indemnitee shall provide the Security Parties with prompt notice of any such investigative, administrative or judicial proceeding after the Indemnitee becomes aware of such proceeding; provided, however, that the Indemnitee's failure to provide such notice in a timely manner shall not relieve the Security Parties of their obligations hereunder. Each of the Borrower and the Guarantor agrees to, and shall, indemnify and hold each of the Creditors harmless against any loss, as well as against any reasonable costs  or  expenses  (including  reasonable  legal  fees  and  expenses),  which  any of the  Creditors  sustains  or

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incurs as a consequence of any default in payment of the principal amount of the Facility, interest accrued thereon or any other amount payable hereunder, under the Note or under the other Transaction Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Facility or any portion thereof. Any Creditor's certification of such costs and expenses  shall, absent any manifest error, be conclusive  and binding on the Borrower.

19.9USA PATRIOT  Act  Notice;  OFAC  and  Bank  Secrecy  Act.  The Facility Agent  hereby notifies each of the Security Parties that pursuant to the requirements of the USA PATRIOT Act  (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the "PATRIOT Act"), and the policies and practices of the Facility Agent, each of the Creditors is required to obtain, verify and record certain  information and documentation that identifies each of the Security Parties, which information includes the name and address of each of the Security Parties and such other information that will allow the Creditors to identify each of the Security Parties in accordance with the Patriot Act. In addition, each of the Security Parties shall: (a) ensure that no Person who owns a controlling interest in or otherwise controls any of the  Security Parties or any subsidiary of any thereof is or shall be listed on the Specially Designated Nationals  and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control  ("OFAC"), the Department of the Treasury or included in any Executive Orders; (b) not use or permit the use of the proceeds of the Facility to violate any of the foreign asset control regulations of OFAC or any  enabling statute or Executive Order relating thereto;  and (c) comply, and cause any of its subsidiaries  to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

19.10Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Facility Agent shall be cumulative and shall be in addition to every other right, power and remedy of the Facility Agent now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Facility Agent, a11d the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Facility Agent or any of the Creditors in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Borrower or any Security Party shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Facility Agent or any of the Creditors of any security or of any payment of or on account of any of the amounts due from the Borrower or any Security Party to the Facility Agent and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Security Parties' obligations, the Facility Agent shall have rights and remedies of a secured party under the Uniform Commercial Code.

19.11Counterparts;  Electronic  Delivery.   This Agreement  may be executed  in any number  of counterparts, each of which shall be deemed an original, but all such counterparts together shall  constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by  facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart. In the event that any of the Security Parties deliver an executed counterpart of this  Agreement by facsimile or electronic transmission, such Security Parties shall also deliver an originally executed counterpart as soon as practicable, but the failure of such Security Parties to deliver an  originally executed counterpart of this Agreement shall not affect the validity or effectiveness of this Agreement.

19.12Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

19.13Disclosure. Each of the Security Parties irrevocably  authorizes  the  Creditors  to  give, divulge and reveal from time to time information and details relating to  its  Accounts,  any Vessel,  the Facility, this Agreement, the Note, the Security Documents,  the Commitments, any agreement  entered into by any of the

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Security Parties in connection with this Agreement, the Note or the Security Documents and any other information provided by any of the Security Parties to any of the Creditors in connection with this Agreement, the Note or the  Security Documents (unless such information and details have been expressly communicated to the Creditors to be material non-public information (except in the case where such disclosure is compelled by applicable law)) to (i) any regulatory or self-regulatory authorities (including any stock exchanges) or public or internationally recognized authorities, (ii) the head offices, branches, affiliates and professional advisers of any of the Creditors, (iii) any other parties to this Agreement, the Note or the Security Documents and any parties to any agreement entered into by any of the Security Parties  in connection therewith, (iv) any rating agencies and their professional advisers, (v) any Person with whom any of the Security Parties propose to enter (or contemplate entering) into contractual relations in relation to the Facility or the Commitments; and (vi) any other Person (including any transferee or potential transferee of the Facility) in connection with the funding, refinancing, transfer, assignment, sale, sub-participation or operational arrangement or other transaction in relation thereto, including, but not limited to,  any enforcement, preservation, assignment, transfer, sale or sub-participation of any of the rights and/or obligations of any of the Creditors.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

WATERMAN  STEAMSHIP  CORPORATION,

as

By:/s/ M. Estrada

Name: M. Estrada

          Title:CFO

INTERNATIONAL SHIPHOLDING CORPORATION,

as Guarantor

By:   /s/ M. Estrada

        Name: M. Estrada

Title: CFO

DVB BANK SE

as Mandated Lead Arranger, Facility Agent, Security Trustee and Lender

By:_ Name:

Title:

By:_ Name:

Title:

[Signature Page -Credit Agreement]

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

WATERMAN STEAMSHIP CORPORATION,

as Borrower

By:_

Name:

Title:

INTERNATIONAL SHIPHOLDING CORPORATION,

as Guarantor

By:  Name:

Title:

Version 12/2013

Account Pledge Agreement

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-

DVB BANK SE

as Mandated Lead Arranger, Facility Agent, Security Trustee and Lender

By: /s/ Kartal Cona

Name: Kartal Cona

Title: Vice President

By: /s/ Elk Schuppan

Name: Elk Schuppan

Title: Senior Vice President

[Signature Page to Credit Agreement]

Account Pledge Agreement

Version  12/2013

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SCHEDULE I

LENDERSCOMMITMENT

DVB Bank SE Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom Attention: Peter Attridge

Department: Transaction and Loan Services Email:  tls.london@dvbbank.com

Fax: +44 207 256 4352

Version 12/2013

Account Pledge Agreement

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$38,500,000

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA Facsimile: + 212 858 2664 Attention: Christoph Clauss

Email:  christoph.clauss@dvbbank.com

Version 12/2013

Account Pledge Agreement

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[Signature Page to Mortgage]

SCHEDULE II

APPROVED SHIP BROKERS

R.S. Platou Shipbrokers a.s. Haakon VII's gate 10

Oslo, Norway

Telephone No.: +47 23 11 20 00

Facsimile No.: +47 23 11 23 11

Fearnleys A/S

Grev Wedels plass 9 Oslo, Norway

Telephone No.: +47 22 93 60 00

Facsimile No.: +47 22 93 61 50

H. Clarkson & Company 12 Camomile Street London EC3A 7BP England

Telephone No.: +44 207 334 0000

Facsimile No.: +44 207 283 5260

Braemar Shipbrokers Ltd. 35 Cosway Street

London NWl 5BT England

Telephone No.: +44 207 535 2600

Facsimile No.: +44 207 535 2601

Jacq. Pierot Jr. & Sons, Inc. (USA) 29 Broadway

New York, NY 10006 Telephone No.: (212) 344 3840

Facsimile No.: (212) 943 6598

Barry Rogliano Salles (BRS) 11, boulevard Jean Mermoz 92200  Neuilly-sur-Seine France

Telephone No. : +33 (0)1 41 92 12 34

Hesnes Shipping AS PO Box 104 Borgheim 3163 Notteroy

Norway

SCHEDULE III

Security Party Liens as of the Closing Date

International   Shipholding Corporation

Assignment in favor of JPMorgan Chase Bank of a Deposit Account holding $6,000,000 to secure the TECO Letter of Credit  required under the contract between U.S. United Ocean Services, LLC and TECO.

Multiple Indebtedness Mortgage, Assignment of Leases and Rents and Security Agreement in favor of Regions Bank on real estate located at 864-70 South Peters Street, New Orleans, LA.

International  Shipholding Corporation and Waterman  Steamship Corporation

Security Agreement covering various collateral in favor of Regions Bank in connection with the Credit Agreement providing revolving and term loan facilities up to a maximum amount of

$145,000,000

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SCHEDULE IV

Security Party Indebtedness as of the Closing Date

International Shipholding Corporation

Guarantee of indebtedness of East Gulf Shipholding, Inc. in the amount of Japanese Yen 3,140,556,031.00 to DNB Bank ASA, which indebtedness has a maturity date of September 15, 2020.

Guarantee of indebtedness of East Gulf Shipholding, Inc. in the amount of $42,319,999.86 to ING Bank N.V., which indebtedness has a maturity date of January 24, 2018.

Guarantee of indebtedness of Dry Bulk Australia Ltd. and Dry Bulk Americas Ltd. in the amount of $28,194,523.78 to ING Bank N.V., which indebtedness has a maturity date of June 20, 2018.

Guarantee of indebtedness of LCI Shipholdings, Inc. in the amount of $23,040,000.00 to RBS Asset Finance, Inc, which indebtedness has a maturity date of August 29, 2021.

Guarantee of indebtedness of LCI Shipholdings, Inc. in the amount of $10,076,785.80 to Capital One N.A. which indebtedness has a maturity date of January 1, 2017.

Guarantee of indebtedness of Oslo Bulk 6 Pte Ltd in the amount of $1,000,000.00 to Pareto Bank ASA which has a maturity date of January 2023 dependent upon vessel delivery date.

Indebtedness to Regions Bank of up to $10,000,000 secured by real estate located at 864-70 South Peters Street, New Orleans, LA.

International Shipholding Corporation and Waterman Steamship Corporation

Secured Indebtedness of up to $145,000,000 under a Credit Agreement dated September 23, 2013, between International Shipholding Corporation, Enterprise Ship Company, Inc, Sulphur Carriers, Inc, CG Railway, Inc, Central Gulf Lines, Inc, Coastal Carriers, Inc, Waterman Steamship Corporation, Inc, N.W. Johnsen & Co., Inc, LMS Shipmanagement, Inc, U.S. united Ocean Services, LLC, Mary Ann Hudson, LLC, Sheila McDevitt, LLC, Tower, LLC, and Frascati Shops, Inc, as borrowers, and Regions Bank, among others, as Administrative Agent and Collateral Agent.

SCHEDULE V

Initial Charter Party Agreement

Vessel	Charterer	Start Date	End Date	Charter Rate (US Flag)	Charter Rate (International Flag)
GREEN BAY	Nippon Yusen Kaisha	June 24, 2010	July 9, 2016	$19, 250 per day	$17,500 per day

EXHIBIT A

PROMISSORY  NOTE

New York, New York$38,500,000

2014

________________________

FOR VALUE  RECEIVED,  the undersigned,  WATERMAN  STEAMSHIP  CORPORATION,  a corporation incorporated and existing under the laws of the State of New York, as borrower (the "Borrower"), hereby promises to pay to the order of DVB BANK SE, a banking corporation organized under the laws of Germany ("DVB"), as facility agent (the "Facility Agent") for the Lenders (as defined herein) with offices at Platz der Republik 6, D-60325 Frankfmi am Main, Germany, or as it may otherwise direct, the principal sum of Thirty Eight Million Five Hundred Thousand Dollars ($38,500,000) or such lesser amount as may be owing under the Credit Agreement (as defined below). The Borrower, shall repay the indebtedness represented by this Promissory Note (this "Note") as provided in Section 5 of that certain credit agreement dated as of August _, 2014, (the "Credit Agreement") made by and among (i) the Borrower, (ii) International Shipholding Corporation, as guarantor, (iii) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement (the "Lenders")), (iv) DVB, as facility agent for the Lenders, and security trustee for the Lenders and

(v) DVB, as mandated lead an-anger. This Promissory Note (this "Note") may be prepaid on such terms as provided in the Credit  Agreement. Interest shall be paid on the indebtedness represented by this Note at the rate (the "Applicable Rate") determined from time to time in accordance with Section 6 of the Credit Agreement and at the times provided in Section 6 of the Credit Agreement, which provisions are incorporated herein with full force and effect as if they were more fully set forth herein at length.

Any principal payment not paid when due, whether on the maturity date thereof or by acceleration, shall bear interest thereafter at a rate per annum equal to the Default  Rate  (as defined in the Credit Agreement). All interest shall accrue  and  be  calculated  on  the  actual number of days elapsed and on the basis of a 360 day year.

Words and expressions used herein and defined in the Credit Agreement shall have the same meaning herein as therein defined.

Both principal and interest are payable in Dollars to the Facility Agent, for the account of the Lenders, as the Facility Agent may direct, in immediately available same day funds.

The Facility Agent may endorse the amount and the date of the making of an Advance and any prepayment or payment of principal hereunder on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any  failure  to  endorse  such information  on such grid shall not in any manner affect the obligation of the Borrower, to make payment of principal and interest in accordance with the terms of the Credit Agreement and this Note.

If this Note or any payment required hereunder becomes due and payable on a day which is not a Banking Day the due date thereof shall be extended until the next following Banking Day (in which event, interest shall be payable during such extension at the rate applicable immediately prior thereto), unless such next following Banking Day falls in the following month, in which case such payment shall be payable immediately preceding the Banking Day.

This Note is the Note referenced to in, and is entitled to the security and benefits of, the Credit Agreement and the Security Documents. Upon the occurrence of any Event of Default under the Credit Agreement, the principal hereof and accrued interest hereon may be declared to be, and shall thereupon become, forthwith, due and payable.

Presentment, demand, protest and notice of dishonor of this Note or any other notice of any kind are hereby expressly waived.

THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE FACILITY AGENT HEREBY \VAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER \VHATSOEVER ARISING OUT OF OR IN ANY \VAY CONNECTED \VITH THIS NOTE.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note  on the date and year first above written.

[Signature page follows ]

WATERMAN STEAMSHIP  CORPORATION,

as borrower

By:________________________________

Name:

Title:

PAYMENTS  OF PRINCIPAL

DateAmount of Advance

Amount of Principal Paid or Prepaid

Unpaid Principal Balance

Notation Made

By

EXHIBIT B

Drawdown Notice

DVB BANK SE

Park House

16-18 Finsbury Circus

London EC2M 7EB

E-mail:  tls.london@dvbbank.com

Fax: +44 207 256 4352

Attention: Peter Attridge

Department: Transaction and Loan Services

-- 2014

Ladies and Gentlemen:

Please be advised that, in accordance with Section 3 of the credit agreement among (1) yourselves, as mandated  lead arranger, facility agent, and security trustee, (2) Waterman Steamship Corporation, as borrower (the "Borrower"), (3) the banks  and financial institutions listed on Schedule I of the Credit Agreement (as hereinafter defined), as lenders, and (4) International Shipholding Corporation, as guarantor, dated as of_, 2014 (the "Credit Agreement"), the undersigned hereby request that   the   Advance   (as   defined   in   the   Credit   Agreement)   in   the   aggregate   principal   amount   of _____________Dollars ($______________be advanced to the Borrower as follows: Drawdown Date:

Amount to be drawn down:

Disbursement  Instructions:

The undersigned hereby represents and warrants that (a) the representations and warranties stated in Section 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Drawdown Date specified above as if made on such date, (b) no Event of Default has occurred and is continuing or will have occurred and be continuing on the Drawdown Date, and no event has occurred or is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, and (c) no Default or Event of Default will result from the making of the Advance (as defined in the Credit Agreement).

The undersigned hereby covenants and undertakes that, in the event that on the date specified for making available the Advance as stated above, the Lenders (as defined in the Credit Agreement) shall not be obliged under the Credit Agreement to make such Advance available, the undersigned shall indemnify and hold the Lenders fully harmless against any losses which the Lenders may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirements as stated above, and the certificate of the relevant Lender or Lenders shall (save and except for manifest error) be conclusive and binding on the undersigned as to the extent of any such loss.

This Drawdown Notice is effective upon receipt by you and shall be irrevocable.

Very truly yours,

WATERMAN STEAMSHIP CORPORATION,

as borrower

By:

Name:

Title:

FORM OF COMPLIANCE  CERTIFICATE

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER OF

INTERNATIONAL  SHIPHOLDING  CORPORATION FOR THE PERIOD ENDED _________________

EXHIBIT C

The undersigned, being the chief financial officer of INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("ISH"), hereby certifies, on behalf of ISH and the Borrower (as defined below), to DVB BANK SE ("DVB"), as facility agent for the Lenders, in connection with that certain credit agreement, dated as of July _, 2014 (the "Credit Agreement"),  by and among,

(1)Waterman Steamship Corporation, as b01Tower (together with any successor thereto, the "Borrower"), (2) ISH, as guarantor, (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution  which becomes a Lender pursuant to Section 12 of the Credit Agreement (the "Lenders")), (4) DVB, as facility agent for the Lenders, and security trustee for the Lenders and (5) DVB, as mandated lead arranger, that:

(i)I  have  reviewed  (i)  the  consolidated  financial  statements  of  ISH  and  its Subsidiaries  dated  as  ofand  for  theperiod then ended and (ii) the separate financial report of the Borrower dated as of and  for  theperiod  then  ended,  and  such statements and  repo1is fairly present the financial condition of ISH and its Subsidiaries and the Borrower, as the case may be, as of the dates indicated and the results of their operations and cash flows for the periods indicated; and

(ii)I have reviewed the terms of the Credit Agreement, the Note  and the other Transaction Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and  the condition of ISH during the accounting period covered by the financial statements referred to in clause (i) above; and

(iii)such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes an Event  of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default, nor do I have knowledge of the existence of any such condition or event as at the date of this Certificate [EXCEPT, [IF SUCH CONDITION OR EVENT EXISTED OR EXISTS, DESCRIBE THE NATURE AND PERIOD OF EXISTENCE THEREOF AND WHAT ACTION ISH, THE BORROWER OR ANY OTHER ISH

ENTITY, AS THE CASE MAY BE, HAS TAKEN, IS TAKING AND PROPOSES TO TAKE WITH RESPECT THERETO]];

(iv)ISH and the Borrower are in compliance with all of the covenants contained in the Credit Agreement and in each other Transaction Document to which each is a party. The financial covenant analyses and calculations for the periods identified therein of the financial covenants set fo1ih in Section 9.3 of the Credit Agreement are set forth on Annex A attached hereto. In the event of any conflict between the formulas used for such analyses and calculations provided in the attached Annex A and the formulas provided in the Credit Agreement, the Credit Agreement shall govern;

(v)set forth on Annex B is a summary of all changes in GAAP and in the consistent application thereof, unless such change  and  the  effects  thereof have been described in a previous Compliance Certificate, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants before and after giving effect to such changes; and

(vi)set forth on Annex  C is an accounting of all of the contingent liabilities of each Security Party as required by Section 9.1(e) of the Credit Agreement.

Capitalized  terms  used  herein  without   definition  have  the  meaning  ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this

________day of,  201_.

INTERNATIONAL  SHIPHOLDING  CORPORATION

By:_______________________

Name:

Title:

ANNEX A

Financial  Covenant Analyses

ANNEX B

GAAP Changes

ANNEX C

Contingent Liabilities

EXHIBIT D

ASSIGNMENT AND ASSUMPTION  AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of, 201_ among [NAME OF ASSIGNOR], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNOR] (the "Assignor"), as assignor, and [NAME OF ASSIGNEE], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNEE] (the "Assignee"), as assignee, supplemental to:

(i)that  certain  credit  agreement,  dated  as  of_____________, 2014 (the "Credit Agreement"), made among (1) Waterman Steamship Corporation, as borrower (the "Borrower"), (2) International Shipholding Corporation, as guarantor, (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the "Lenders"), (4) DVB BANK SE ("DVB"), as facility agent for the Lenders (in such capacity, the "Facility Agent") and security trustee for the Lenders and (5) DVB, as mandated lead arranger, pursuant to which the Lenders have agreed to provide to the Borrower, a secured term loan in the amount of up to Thirty Eight Million Five Hundred Thousand Dollars ($38,500,000) (the "Loan");

(ii)the promissory  note from the Borrower  in favor of the Facility Agent dated

_______, 2014 (the "Note") evidencing the Loan;

(iii)the Security Documents (as such term is defined in the Credit Agreement).

Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby  agree  as follows:

1. The Assignor hereby sells,  transfers  and  assigns  •%  of its  right,  title  and interest in, to and under the Credit Agreement, under the Note (including, without limitation, its interest in the indebtedness evidenced by the Note) and under the Security Documents to the Assignee. Simultaneously herewith, the Assignee shall pay to the Assignor an amount equal to the product derived  by multiplying (a) $•, being the sum of the present outstanding principal balance of the Loan, by (b) the Assignor's percentage of interest in the Loan transferred pursuant hereto.

2.The Assignee hereby assumes •% of the obligations of the Assignor under the Credit Agreement (including, but not limited to, the obligation to advance its respective percentage of the Loan as and when required) and shall hereinafter be deemed a "Lender" for all purposes of the Credit Agreement, the Note, the Security Documents and any other Assignment

2

and Assumption  Agreement(s),  the Assignee's  Commitment  thereunder  being  $• in respect  of the Loan.

3.The Assignee shall pay an administrative fee of US$3,000 to the  Facility Agent to reimburse the Facility Agent for its cost in processing the assignment and assumption herein contained.

4.All references in the Note and in each of the other Security Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as assigned and assumed pursuant to the terms hereof.

5.The Assignee irrevocably designates and appoints the Facility Agent as its agent and irrevocably authorizes the Facility Agent to take such action on its behalf and to exercise such powers on its behalf under the Credit Agreement, under the Note and under the other Security Documents, each as supplemented hereby, as are delegated to the Facility Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto all as provided in Section 17 of the Credit Agreement.

6.Every notice or demand under this Agreement shall be in writing and may be given by facsimile and shall be sent as follows:

If to the Assignor:

[NAME OF ASSIGNOR]

[ADDRESS]

Facsimile No.:

Attention:

If to the Assignee

[NAME OF ASSIGNEE]

[ADDRESS]

Facsimile No.:

Attention:

Every notice or demand hereunder shall be deemed to have been received at the time of receipt thereof.

EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY \VAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY :MATTER \VHATSOEVER ARISING OUT OF OR IN ANY \VAY CONNECTED \VITH THIS AGREE:MENT.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement may be executed  in several counterparts with the same effect as if the parties executing such counterparts shall have all executed one agreement as of the date hereof,

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each of which counterparties when executed and delivered shall be deemed to be an original and all of such counterparts together shall constitute this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

[NAME OF ASSIGNOR]

Name:

Title:

[NAME OF ASSIGNEE]

Name:

Title:

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EXHIBIT E

ASSIGNMENT OF EARNINGS, CHARTERPARTIES  AND REQUISITION COMPENSATION

in respect of

GREEN BAY

by

WATERMAN  STEAMSHIP CORPORATION,

as Owner

in favor of

DVB BANK SE,

as Security Trustee

July _, 2014

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ASSIGNMENT  OF EARNINGS,  CHARTERPARTIES  AND REQUISITION COMPENSATION

GREEN BAY

THIS ASSIGNMENT OF EARNINGS, CHARTERPARTIES AND REQUISITION COMPENSATION   (this   "Assignment")   is   made   as   of   theday of July, 2014 by WATERMAN STEAMSHIP CORPORATION,  a corporation  incorporated  and  existing under the laws of the State of New York (the "Assignor"), as assignor, in favor of DVB BANK SE, a banking corporation organized under the laws of the Federal Republic of Germany ("DVB") (together with its successors and permitted assigns, in such capacity, the "Assignee"), as Security Trustee (as such term is hereinafter defined).

W I T N E S S E T H  T H A T :

WHEREAS:

(A)The Assignor is the sole owner of the whole of the pure car truck carrier GREEN BAY, built in 2007 and registered under the laws of the United States of America with Official No. 9339818 (the "Vessel");

(B)By a credit agreement dated as of July _, 2014 (the "Credit Agreement"), made by and among (1) the Assignor, as borrower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the "Lenders" and each a "Lender"), (4) DVB, as facility agent for the Lenders and security trustee for the Lenders (in such capacity, the "Security Trustee"), and (5) DVB, as mandated lead arranger, the Lenders have agreed to make available to the Assignor, a secured term loan in the amount of up to Thi1iy Eight Million Five Hundred Thousand Dollars ($38,500,000) (the "Loan"); and

(C)It is a condition precedent to the availability of the Advances under the Credit Agreement that the Assignor execute and deliver to the Assignee, as security for the obligations of the Assignor to the Creditors under or in connection with the Credit Agreement an assignment of all of the Assignor's right, title and interest in and to the earnings of, requisition compensation of, and charters covering, the Vessel.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Assignor:

1.Defined Terms. Unless otherwise defined herein, terms  defined  in  the Credit Agreement shall have the same meanings when used herein.

2.Grant   of   Security.    The  Assignor,  as  legal  and  beneficial  owner,  does hereby  assign,  transfer  and set over unto the Assignee,  for the benefit  of the Assignee  and its

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successors  and  assigns,  and  does  hereby  grant  the  Assignee  a security  interest  in  all  of the Assignor's right, title and interest in and to:

A.any charter or other contract to which it is a party now or hereafter entered into by the Assignor in respect of the Vessel;

B.all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Assignor or the Security Trustee (net of charter commissions payable in respect of the Vessel) and which arise out of the use or operation of the Vessel, including (but  not limited to): (a) except to the extent that they fall within paragraph (b), (1) all freight, hire and passage moneys, (2) compensation payable in event of requisition of the Vessel for hire, (3) remuneration for salvage and towage services, (4) demurrage and detention moneys, (5) damages for breach (or payments for variation or termination) of any charter party or other contract for the employment of the Vessel, (6) all moneys which are at any time payable under Insurances in respect of loss of hire and, (b) if and whenever, with the consent of the Assignee, the Vessel is employed on terms whereby any moneys falling within (1) to (6) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing  arrangement which is attributable to the Vessel; and

C.all proceeds of all of the foregoing.

3.Notice   of  Assignment.    The  Assignor  will  (a) give  notice,  in  the  form annexed hereto as Exhibit  1 of this Assignment to any charterer or contractee of the Vessel and cause such charterer or contractee of the Vessel to execute and deliver to the Assignee  a Consent and Agreement in the form annexed as Exhibit 2 to this Assignment and (b) give notice, in the form annexed hereto as Exhibit 1 of this Assignment to any subcharterer or subcontractee of the Vessel for a period in excess of twelve months and use its best efforts to cause such subcharterer or subcontractee of the Vessel to execute and deliver to the Assignee a Consent and Agreement substantially in the form annexed as Exhibit 2 to this Assignment.

4.Payment. Upon the occurrence of an Event of Default, the Assignor shall cause all sums payable to the Assignor and assigned hereby, whether as charter hire, freight, indemnities or otherwise, to be paid directly to an account designated by the Assignee.

5.Performance under Charters; No Duty of Inquiry. The Assignor hereby undertakes that, notwithstanding the assignment herein contained, it shall punctually perform all its obligations under all charters and contracts pertaining to the Vessel to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all charters and contracts pertaining to the Vessel to which it is a party to perform the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under any such charter or contract by reason of or arising out of the assignment contained herein, nor shall the Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any such charter or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Assignee, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts

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which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

6.Requisition. The Assignor  shall promptly notify the Assignee in writing of the commencement and termination of any period during which the Vessel may be requisitioned.

7.Employment of Vessel. The Assignor hereby further covenants and undertakes promptly to furnish the Assignee with all such information as it may from time to time require regarding the employment, position and engagements of the Vessel.

8.Negative Pledge. The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the moneys and claims hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment; and the Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor's true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred  and be continuing to ask, require, demand, receive, compound and give acquaintance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises and to file any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Assignment without the signature of the Assignor which the Assignee may deem to be necessary or  advisable in order to perfect or maintain the security interest granted hereby.

9.Application  of  Proceeds.   All moneys  collected  or received  from time  to time by the Assignee pursuant to this Assignment  shall be dealt with as provided  in the  Credit Agreement.

10.Further Assurances.  The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments (including an executed, undated notice of assignment to the relevant charterer, which, upon the occurrence and during the continuation of an Event of Default, enables the Security Trustee to redirect the payment of any Earnings under the relevant Approved Charter (other than the Initial Charter Party Agreement)  to the Retention Account) and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

11.Remedies Cumulative and Not Exclusive; No Waiver. Each  and  every right, power and remedy herein given to the Assignee shall be cumulative  and  shall  be  in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the

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exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power' or remedy. No delay or omission by the Assignee or any of the Lenders in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by  any Person shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee or any of the Lenders of any security or of any payment of or on account of any of the amounts due from any Person under or in connection with the Credit Agreement or any document delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

12.Invalidity. If any provision of this Assignment shall at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions  of this Assignment, or the validity of this Assignment as a whole. In the event that it  should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Assignee, shall be required in order to ensure and give effect to the full intent of this Assignment.

13.Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement and that the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and that  the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee for all or any part of the moneys hereby secured.

14.Waiver; Amendment. None of the terms and  conditions  of  this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignee and the Assignor.

15.Termination. If the Assignor shall pay and discharge all of its obligations under or in connection with the Credit Agreement or is released therefrom in accordance with the terms thereof, all of the right, title and interest herein assigned shall revert to the Assignor and this Assignment shall terminate.

16.\ VAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND, BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE,  HEREBY \VAIVES  TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY .MATTER \VHATSOEVER ARISING  OUT  OF  OR  IN  ANY  \VAY  CONNECTED  \VITH  THIS  ASSIGNMENT.

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17.Notices.  Notices and other communications hereunder shall be in writing and may be sent by facsimile as follows:

If to the Assignor:

WATERMAN  STEAMSHIP CORPORATION

11 N01ih Water Street

Suite 18290

Mobile, Alabama 36602

Attention:  Chief Financial Officer

Facsimile: (251) 243 9121

with a copy to:

International  Shipholding Corporation

One Whitehall Street

New York, New York 10004 Attention:

Niels M. Johnsen

Facsimile:  (212) 514-5692/(212)  809-9036

Telephone: (212) 943-4141

If to the Assignee:

DVB BANK SE

Park House

16-18 Finsbury Cir

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cus London EC2M 7EB

Attention:  Peter Attridge

Department: Transaction and Loan Services Email:

tls.london@dvbbank.com

Fax:  +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017

Facsimile: + 1 212 858 2664

Attention:  Christoph Clauss

Email: christoph.clauss@dvbbank.com

or to such other address as either party shall from time to time specify in writing to the other. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 10 a.m. New York time; otherwise it shall be deemed to have been received on the next

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following Banking Day) in the case of a facsimile on the date of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Banking Day in such locality), and in the case of a letter, at the time of receipt thereof.

18.Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts principles.

19.Headings.In this Assignment,Section headingsare inserted for convenience of reference only and shall be ignored in the interpretation hereof.

[Signature page  to follow}

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed as of the day and year first above written.

WATERMAN  STEAMSHIP CORPORATION

By:   _____________________________________________

Name:

Title:

EXHIBIT 1

NOTICE AND ACKNOWLEDGMENT  OF

ASSIGNMENT OF EARNINGS AND TIME CHARTER AND

SUBORDINATION  AGREEMENT

TO: NIPPON YUSEN KAISHA

PLEASE BE ADVISED that certain Lenders have agreed to provide a term loan in the amount of up to Thirty Eight Million Five Hundred Thousand Dollars ($38,500,000) (the "Loan") and other financial accommodations in favor of Waterman Steamship Corporation ("Waterman"), pursuant  to and in connection  with  a credit  agreement  dated  as of July    , 2014, (the "Credit Agreement"), made by and among (1) Waterman, as borrower, (2) International Shipholding Corporation, as guarantor (in such capacity and together  with Waterman, the "Security Parties"), (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any  bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the "Lenders" and each a "Lender"), (4) DVB BANK SE , a banking corporation organized under the laws of Germany ("DVB"), as facility agent for the Lenders (in such capacity, the "Facility Agent") and security trustee for the Lenders (in such capacity, the "Security Trustee"), and (5) DVB, as mandated lead arranger (together with the Security Trustee, the Facility Agent,  the  Lenders,  the "Creditors"). As security for the obligations of the Security Parties arising under or in connection with the Credit Agreement, Waterman, as owner and mortgagor, has granted a first preferred mortgage lien and security interest in the United States flag vessel GREEN BAY, Official Number 9339818 (the "Vessel"), pursuant to a First Preferred Mortgage, dated as of July         , 2014 (the "Mortgage"), executed by Waterman in favor of the Security Trustee (together with its successors and assigns, the "Mortgagee"). As further security for the obligations of the Security Parties arising under the Credit Agreement and the other Transaction Documents (as defined in the Credit Agreement) and pursuant to that certain Assignment of Earnings, Charterparties and Requisition Compensation, dated as of July , 2014 (the "Assignment"), Waterman has assigned and granted a security interest in all of its right, title and interest in and to the earnings of, requisition compensation of and charters covering the  Vessel,  including, without limitation, that certain Time Charter of the Vessel, dated June 24, 2014 (the "Time Charter"), between Waterman and Nippon Yusen Kaisha (hereinafter "you" or  "NYK"). Copies of the Mortgage (without Exhibits) and the Assignment are attached hereto for your files.

The assignment of the Time Charter is only for the purposes of security, and Waterman will continue to perform all of its obligations under the Time Charter. Until such time, if any, that you receive written notice from the Mortgagee of a default by the Security Parties under the Credit Agreement or related Transaction Documents (as defined in the Credit Agreement), and a demand by the Mortgagee for the payment of charter hire and other sums due from NYK to Waterman under the Time Charter directly to the Mortgagee, you may continue to  tender all performance due under the Time Charter to Waterman. Upon receipt of written notice from the Mortgagee of a default by the Security Parties under the Credit Agreement or related Transaction Documents (as defined in the Credit Agreement),  and a written demand from the Mortgagee to

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tender all further payments of charter hire and other sums payable  under  the  Time  Charter directly to the M01igagee, you are hereby authorized and directed immediately, without further consent or authorization from Waterman, to tender all further payments and performance under the Time Charter to the M01igagee, in accordance with and subject to the terms and conditions of the Time Charter. Any tender of performance to the Mortgagee pursuant  to  this  authorization shall be deemed to satisfy any and all of the obligations of NYK to Waterman under the Time Charter, to the extent of such performance, as fully as if such performance had been tendered directly to Waterman.

It is a condition to the extension of credit to Waterman under the Credit Agreement and related Transaction Documents (as defined in the Credit Agreement) that NYK agree to subordinate all of its right, title and interest in and to the Vessel under the Time Charter to the interests of the Mortgagee under the Mortgage. By signing below, NYK agrees that, under the terms of this subordination, notwithstanding the effective date of the Time Charter  and  the delivery of the Vessel thereunder, all right, title and interest of the Mortgagee in and to the Vessel, and all right, title, interest, liens and security interests of the Mortgagee arising under the Mortgage, shall, for all times and for all purposes, be superior in rank, preference and priority to any right, interest, claim, lien or security interest in or against the Vessel, whether now existing or hereafter arising, in favor of NYK, whether arising under the Time Charter or  otherwise. Without limiting the foregoing, NYK  agrees that at no time and under no circumstance shall it seek to challenge, invalidate or assert priority over any right, title or interest of the Mo1igagee in and to the Vessel, or any right, title, interest, liens and security interests of the Mortgagee under the Mortgage or the Assignment. NYK further agrees that, so long as the Mortgage remains in effect, it will forbear from exercising any lien rights against the Vessel arising under the Time Charter or under applicable law and that it will not foreclose on any claim, lien and/or security interest created in its favor under the Time Charter or otherwise without the prior written consent of the Mortgagee first being obtained. In the event of  foreclosure by NYK,  NYK  shall  not accept any proceeds from any foreclosure (or sale) of the Vessel unless and until the indebtedness and other obligations of the Security Parties (including interest, fees and expenses (including fees and expenses related to the repossession of the Vessel)) to the Creditors under the Credit Agreement and related Transaction Documents (as defined in the Credit Agreement) have been fully paid.

Finally, in addition to the right of the Mortgagee under the Assignment to collect charter hire payable by NYK under the terms of the Time Charter following the occurrence and during the continuance of a default by Waterman or any other Security Party under the Credit Agreement, the Mortgage or other Transaction Document (as defined in the Credit Agreement), the Mortgagee, pursuant to section 7(B) of the Mortgage, is authorized, in its discretion, among other remedies, to repossess the Vessel and following repossession to sell the Vessel under terms acceptable to the Mortgagee. In consideration of the agreement of NYK  to  subordinate  and forbear from the enforcement of any lien rights in its favor against the Vessel, the Mo1igagee agrees that, should the Mortgagee elect to repossess and sell the Vessel following a default under the Credit Agreement, the Mortgage or other Transaction Document (as defined in the Credit Agreement), prior to any such repossession and sale, the Mortgagee will forward written notice of the default and its intention to repossess  and sell the Vessel (a "Notice  of  Intent") to NYK,

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and grant to NYK the option to purchase the Vessel which shall be exercisable by NYK only so long as the Time Charter remains in force in accordance with its terms.

In the event that the Mortgagee has  elected to sell the Vessel (either at a non-judicial public auction or by private sale) following repossession, the Notice of Intent shall disclose that intention, and prior to any such sale, NYK or its nominee shall have the option to purchase the Vessel following the completion of repossession of the Vessel and its acquisition by Mortgagee for a cash purchase price equal to (A) the fair market value of the Vessel as determined by the arithmetic average of valuations of the Vessel obtained from two approved ship brokers listed on Schedule I hereto, one such approved ship broker to be appointed by the Mortgagee and the second approved ship broker to by chosen by NYK and appointed by the Mortgagee (however, if the two appraisals differ by more than 15% then the Mortgagee shall appoint a third  approved ship broker and the arithmetic average of all three approved ship brokers shall be the fair market value of the Vessel), plus (B) any taxes, duties, fees, assessments or charges of  any nature imposed by any  governmental authority relating to the sale, registration, use, delivery  of the Vessel (the "Purchase Price"). Each of the Mortgagee and NYK shall be entitled to receive copies of all appraisal obtained in connection herewith. Any sale of the Vessel to NYK pursuant to the foregoing option shall be on an "AS IS, WHERE IS" basis without any warranties whatsoever (other than a warranty that the Mortgagee will transfer such title to the Vessel as was conveyed to the Mortgagee in connection with the repossession free and clear of any liens or other encumbrances imposed by the Mortgagee).   If NYK elects to purchase the Vessel pursuant to the foregoing option, NYK shall provide written notice  to  the  Mortgagee  of that  election within ten (10) business days following receipt by NYK of the Notice of Intent issued by the Mortgagee. After the timely delivery of such notice to purchase to the Mo1igagee from NYK and subject to the acquisition of title to the Vessel by the Mortgagee in connection with the repossession, NYK shall consummate the purchase of the Vessel by tender of the Purchase Price to the Mortgagee, in U.S. Dollars, and in good and indefeasible funds, within ten (10) days following the receipt by NYK of written notice from the Mortgagee of the acquisition of title to the Vessel by Mortgagee in connection with the repossession (the "Closing Date").

If NYK fails to provide timely notice of its election to purchase the Vessel pursuant to the foregoing purchase option and consummate the purchase of the Vessel by the Closing Date, the Mortgagee may proceed to sell or charter the Vessel to any person free of any liens or other interest arising in favor of NYK under the Time Charter. Any right, interest, claim, lien or security interest in or against the Vessel in favor of NYK arising under the terms of the Time Charter shall remain subject and subordinate to the rights of the Mortgagee as provided above and shall be deemed to attach, if at all, only to any proceeds of the sale of the Vessel remaining after the satisfaction of all indebtedness and other obligations of the Security Parties (including interest, fees and expenses (including fees and expenses related to the repossession  of  the Vessel)) to the Creditors under and in connection with the Credit Agreement and the related Transaction Documents (as defined in the Credit Agreement).

Please acknowledge your receipt of this notice, your agreement to comply with the instructions set forth above, your agreement to  subordinate your interests in the Vessel arising pursuant to the Time Charter and applicable law to the interests of the Mortgagee in the Vessel arising pursuant  to the Mortgage  under  the terms  set forth above and your  agreement  to  and

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understanding of the terms of the purchase option granted above by signing in the  signature block below. By signing below, you acknowledge that the Mortgagee and the other, Creditors are relying on this Notice and Acknowledgment, and your agreement to subordinate your rights with respect to the Vessel under the Time Charter as provided herein, as an inducement to provide and continue to provide financing to Waterman under  the Credit Agreement. Except as expressly provided above, your signature below is without prejudice to any rights which NYK may have under the Time Charter including but not limited to the right to make deductions  from  the payment of charter hire to the extent of claims which NYK may have against Waterman or the Vessel to the extent permitted pursuant to the terms of the Time Charter.

Any written notices which are to be exchanged in writing (which shall include prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) hereunder shall be given at the address, facsimile number or email address for the addressee set forth in Schedule II or at such other address, facsimile number or email address as  such party may hereafter specify for the purpose by notice to each other party hereto.

[ Signature Page Follows]

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--

Dated:_, 2014

WATERMAN STEAMSHIP CORPORATION

By:__________________

Name:

Tit

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le:

DVB BANK SE,

as Facility Agent and Security Trustee

By:_________________________________________

Name:

Title:

By:__________________________

Name:

Title:

ACKNOWLEDGED,  ACCEPTED  AND AGREED THISDAY OF

--------' 2014

NIPPON YUSEN KAISHA

By:______________________

Name:

Title:

APPROVED  SHIP BROKERS

Braemar Shipbrokers Ltd.

35 Cosway Street

London NWl  5BT

England

Telephone No.: +44 297 535 2600

Facsimile No.: +44 207 535 2601

Jacq. Pierot Jr. &  Sons, Inc. (USA)

29 Broadway

New York, NY 10006

Telephone No.: + 1 212 344 3840

Facsimile No.: + 1 212 943 6598

R.S. Platou Shipbrokers a.s.

Haakon VII's gate 10

Oslo, Norway

Telephone No.: +47 23 11 20 00

Facsimile No.: +47 23 11 23 11

Feamleys A/S

Grev Wedels plass 9

Oslo, Norway

Telephone No.: +47 22 93 60 00

Facsimile No.: +47 22 93 61 50

H. Clarkson &  Company

12 Camomile Street

London EC3A 7BP

England

Telephone No.: +44 207 334 0000

Facsimile No.: +44 207 283 5260

Hesnes Shipping AS

P.O Box, 104, Borgheim

3163 Notteroy

Norway

Telephone No.: +47 33 30 44 44

Facsimile No.: +47 33 32 30 30

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SCHEDULE I

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EXHIBIT 2

SCHEDULE II

NOTICES

If to Waterman Steamship Corporation

11 North Water Street, Suite 18290

Mobile, Alabama 36602, USA

Facsimile No.:   (251)-243-9121

Attention: Chief Financial Officer

with a copy to:

One Whitehall  Street

New York, NY  10004

Facsimile No.:   (212) 514-5692

Attention:  Mr. Niels M. Johnsen

If to DVB Bank SE, as Facility Agent and Security Trustee

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attention:  Peter Attridge

Department: Transaction and Loan Services

Email:  tls.london@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Facsimile: + 1 212 858 2664

Attention:   Christoph Clauss

Email:  christoph.clauss@dvbbank.com

If to NIPPON YUSEN KAISHA

NIPPON YUSEN KAISHA

2-3-2, Marunouchi,  Chiyoda-Ku

Tokyo  100-0011, Japan

Telephone No: +81 3 3284 5670

Facsimile No.: +81 3 3284 6360

Attention:  CARFLEET

EXHIBIT F

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ASSIGNMENT OF INSURANCES

in respect of GREEN BAY

by

WATERMAN STEAMSHIP CORPORATION,  as Owner

in favor of

DVB BANK SE,

as Security Trustee

July _, 2014

ASSIGNMENT  OF INSURANCES GREEN BAY

THIS ASSIGNMENT  OF INSURANCES  (this "Assignment") is made as of the _ day of July, 2014 by WATERMAN STEAMSHIP CORPORATION, a corporation incorporated and existing under the laws of the State of New York (the "Assignor"), as assignor, in favor of DVB BANK SE, a banking corporation organized under the laws of the Federal Republic of Germany ("DVB") (together with its successors and permitted assigns, in such capacity, the "Assignee"), as Security Trustee (as such term is hereinafter defined).

W I T N E S S E T H T H A T:

WHEREAS:

(A)The Assignor is the sole owner of the whole of the [insert appropriate number]-vehicle capacity pure car truck carrier GREEN BAY, built in 2007 and registered under the laws of the United States of America with Official No. 9339818 (the "Vessel");

(B)By a credit agreement dated as of July _, 2014 (the "Credit Agreement"), made by and among (1) the Assignor, as borrower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a

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Lender pursuant to Section 12 of the Credit Agreement, the "Lenders" and each a "Lender"), (4) DVB, as facility agent for the Lenders and security trustee for the Lenders (in such capacity, the "Security Trustee") and (5) DVB, as mandated lead arranger, the Lenders have agreed to make available to the Assignor, a secured term loan in the amount of up to Thirty Eight Million Five Hundred Thousand Dollars($38,500,000)  (the "Loan"); and

(C)It is a condition precedent to the availability of the Advance under the Credit Agreement that the Assignor execute and deliver to the Assignee, as security for the obligations of the Assignor to the Creditors under or in connection with the Credit Agreement an assignment of any and all insurances taken out in respect of the Vessel and its earnings.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Assignor:

1.Defined Terms. Unless otherwise defined herein, terms defined  in the Credit Agreement shall have the same meanings when used herein.

2.Grant   of   Security.    The  Assignor,  as  legal  and  beneficial  owner,  does hereby  assign, transfer  and set over unto the Assignee,  for the benefit  of the Assignee  and its successors and  assigns,  and  does hereby  grant  the Assignee  a security  interest  in,  all  of the Assignor's right, title and interest in, to and  under  all  policies  and  contracts  of  insurance, including the Assignor's rights under all entries in any Protection and Indemnity or  War Risks

Association or Club, which are from time to time taken out by or for the Assignor in respect of the Vessel, her hull, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof, including, without limitation, all claims of whatsoever  nature, as well as return premiums (all of which are herein collectively called the "Insurances"), and in and to all moneys and claims for moneys in connection therewith and all proceeds of all of the foregoing.

3.Notices;   Loss   Payable   Clauses.

(A)  All  Insurances,  except  entries  in Protection  and Indemnity Associations  or Clubs or insurances  effected in lieu of such  entries, relating to the Vessel shall contain a loss payable and notice of cancellation clause in the form of Exhibit 1 hereto or in such other form as the Assignee may agree.

(B) All entries  in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries relating to the Vessel shall contain a loss payable and notice of cancellation clause in the form of Exhibit 2 hereto or in such other form as the Assignee may agree.

Assignee that:

4.Covenants   and  Undertakings.The Assignor  hereby  covenants  with  the

(A)It will do or permit to be done each and every act or thing which the Assignee may from time to time reasonably require to be done for the purpose of enforcing the

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Assignee's rights under this Assignment and will allow its name to be used as and when required by the Assignee for that purpose; and

(B)It will forthwith give notice in the form set out in Exhibit 3 hereto, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing insurance in connection with the Vessel and her earnings and procure that such notice is endorsed on all the policies and entries of insurances in respect of the Vessel and her earnings.

5.No   Duty   of   Inquiry.    The  Assignee  shall  not  be  obliged  to  make  any inquiry as to the nature or sufficiency of any payment received by it hereunder  or to make  any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder  except such reasonable action as may be  requested  by  any  underwriter,  association  or  club.    The Assignor shall remain liable  to  perform  all  the  obligations  assumed  by  it  in  relation  to  the property hereby assigned and the Assignee shall be under no obligation of any kind whatsoever in respect thereof or be under any  liability  whatsoever   (including,  without   limitation,  any obligation or liability with respect to the payment  of premiums,  calls,  assessments or any other sums at any time due and owing in respect of the Insurances) in the event of any failure by the Assignor to perform such obligations.

6.Negative Pledge. The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the moneys and claims hereby assigned, to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment;  and the

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Assignor hereby irrevocably appoints and constitutes the Assignee as the Assignor's true  and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary  or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned, including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Assignment, without the signature of the Assignor, which the Assignee may deem to be necessary  or advisable in order to perfect or maintain the security interest granted hereby.

7.Further Assurances. The Assignor agrees that any time and from time to time upon the written request of the Assignee it will promptly and duly execute and deliver to the Assignee any and all such further instruments and documents as the Assignee may reasonably deem advisable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

8.Remedies Cumulative and Not Exclusive; No Waiver. Each  and  every right, power and remedy herein given to the Assignee shall be cumulative  and  shall  be  in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right,  power or remedy shall not be  construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Assignee in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by any Person shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee of any security or of any payment of or on account of any of the amounts due from any Person under or in connection with the Credit Agreement or any document delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach  or default not completely cured thereby.

9.Invalidity. If any provision of this Assignment shall at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole. In the event that it  should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Assignee, shall be required in order to ensure and give effect to the full intent of this Assignment.

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10.Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any other collateral or security now or hereafter held by the Assignee for all or any part of the moneys hereby secured.

11.Waiver; Amendment. None of the terms and  conditions  of  this Assignment may be changed, waived, modified or varied in any manner whatsoever unless  in writing duly signed by the Assignee and the Assignor.

12.Termination.  If the Assignor shall pay and discharge all of its obligations under or in connection with the Credit Agreement or is released therefrom in accordance with the terms thereof, all the right, title and interest herein assigned shall revert to the Assignor, and this Assignment shall terminate.

13.WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND, BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY \VAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER \VHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED \VITH THIS ASSIGNMENT.

14.Notices. Notices and other communications hereunder shall be in writing and may be given or made by facsimile as follows:

If to the Assignor:
WATERMAN STEAMSHIP CORPORATION
11 North Water Street
Suite 18290
Mobile, Alabama 36602
Attention: Chief Financial Officer
Facsimile: (251) 243 9121

with a copy to:

International Shipholding Corporation
One Whitehall Street
New York, New York 10004
Attention: Niels M. Johnsen
Facsimile: (212) 514-5692/(212) 809-9036
Telephone: (212) 943-4141

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If to the Assignee:
DVB BANK SE
Park House
6-18 Finsbury Circus
London EC2M 7EB
Attention: Peter Attridge
Department: Transaction and Loan Services
Email: tls.london@dvbbank.com
Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC
609 Fifth Avenue, 5th Floor
New York, New York 10017
Facsimile: + 1 212 858 2664
Attention: Christoph Clauss
Email: christoph. clauss@dvb bank. com

or to such other address as either party shall from time to time specify in writing to the other. Any notice or communication sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 10 a.m. New York time; otherwise it shall be deemed to have been received on the next following Business Day) in the case of a facsimile at the time  of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of any party to whom such notice or communication is sent it shall be deemed to have been received on the next following Business Day in such locality), and in the case of a letter, at the time of receipt thereof.

15.Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts principles.

16.Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

[Signature page  to follow}

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IN  WITNESS  WHEREOF,   the  Assignor  has  caused  this  Assignment  to  be executed and delivered as of the day and year first above written.

WATERMAN STEAMSHIP CORPORATION

By:
Name:
Title:

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EXHIBIT 1

LOSS PAYABLE  CLAUSE

Hull and Machinery

Loss, if any, payable to DVB Bank SE, as mortgagee (the "M01igagee"), for distribution by it to itself and to WATERMAN STEAMSHIP CORPORATION, as owner (the "Owner"), as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel, the underwriters may pay directly for the repair, salvage, and  other  charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges, then the underwriters may pay the Owner as reimbursement therefore; provided, however, that if such damage involves a loss of U.S.$[500,000] or more or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of the actual total loss or agreed, compromised or constructive total loss of the Vessel, payment shall be made to the Mortgagee for distribution by it to itself and to the Owner as their respective interests appear.

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EXHIBIT 2

LOSS PAYABLE  CLAUSE

Protection  and Indemnity

Payment of any recovery that the Member is entitled to make out of the funds of the Club in respect of any liability, costs or expenses incurred by him shall be made to the Member into that certain account (Account No.  [   ]; Ref: [   ]) unless and until the Club receives notice from DVB Bank SE ("DVB"), in which event all recoveries shall thereafter be paid to DVB, or their order; provided always that no liability whatsoever shall attach to the Club, its Managers or their Agents for failure to comply with the latter obligation until after the expiry of two business days from the receipt of such notice.

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EXHIBIT 3

NOTICE  OF ASSIGNMENT  OF INSURANCES

TO:

TAKE NOTICE:

(a)that by an Assignment  of Insurances dated as of the _ of         , 2014 made by us to DVB Bank SE (the "Assignee"), a copy of which is attached hereto, we have assigned to the Assignee as from the date hereof, inter alia, all our right, title and interest in, to and under all policies  and contracts of insurance, including our rights under all entries in any Protection and Indemnity or War Risk Association or Club, which are from time to time taken out by us in respect of the [insert appropriate number]-vehicle capacity pure car truck carrier GREEN BAY, built in 2007 and registered under the laws of the United States of America with Official No. 933981 8 (the "Vessel"), and its earnings and all the benefits thereof including all claims of whatsoever nature (all of which together are hereinafter called the "Insurances").

(b)that you are hereby irrevocably authorized and instructed to make all payments under

(i)all Insurances, except entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries, relating to the Vessel in accordance with the loss payable clause in Exhibit 1 of the Assignment of Insurances; and

(ii)all entries in Protection and Indemnity Associations  or Clubs or insurances affected in lieu of such entries relating to the Vessel in accordance with the loss payable clause in Exhibit 2 of the Assignment of Insurances.

(c)that you are hereby instructed to endorse the assignment, notice  of which is given to you herein, on all policies or entries relating to the Vessel.

DATED AS OF THE _ day of, 2014.

WATERMAN STEAMSHIP CORPORATION

By:
Name:
Title:

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We hereby acknowledge receipt of the foregoing Notice of Assignment and agree to act in accordance with the terms thereof:
By:
Name:
Title:

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EXHIBIT G-1

FIRST PREFERRED MORTGAGE

on the

United States Flag Vessel GREEN BAY

WATERMAN STEAMSHIP CORPORATION,

as Owner

TO

DVB BANK SE,

as Mortgagee

Dated as of' 2014

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SYNOPSIS OF  MORTGAGE

Name and Official	GREEN BAY, Official Number 9339818

Number of Vessel:

Type of Instrument:	First Preferred Mortgage

Date of Instrument:	2014

Name of Owner (Percentage of Vessel owned):	Waterman Steamship Corporation (100%)

Address of Owner:	11 North Water Street
Suite 18290
Mobile, Alabama 36602

Name of Mortgagee:	DVB Bank SE

Address of Mortgagee:	Platz der Republik 6, D-60325 Frankfurt am
Main, Germany

Total amount of Mortgage:	Thirty Eight Million Five Hundred Thousand Dollars ($38,500,000) (exclusive of interest, expenses and fees) and interest and performance of mortgage covenants

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THIS FIRST PREFERRED MORTGAGE (this "Mortgage") is made and given as of the _ day of, 2014 by WATERMAN STEAMSHIP CORPORATION, a corporation incorporated under the laws of the State of New York, with offices at 11 North Water  Street, Suite 18290, Mobile, Alabama 36602 (the "Owner") in favor of DVB BANK SE, a banking corporation organized under the laws of the Federal Republic of Germany ("DVB") with offices at Platz der Republik 6, D-60325 Frankfurt am Main, Germany, as security trustee (hereinafter, in such capacity, called the "Mortgagee") for the Lenders (as such term is defined in the Credit Agreement (as hereinafter defined)), pursuant to the terms of the Credit Agreement.

WHEREAS:

A.The Owner is the sole owner of the whole of the vessel GREEN BAY Official No. 9339818, of 59217 gross tons, 17775 net tons, built in 2007 (the "Vessel"); and registered and documented in the name of the Owner under the laws and flag of the United States of America at the National Vessel Documentation Center.

B.Pursuant  to  a credit  agreement  dated as of, 2014 (the "Credit Agreement", a copy of the forn1 of the Credit Agreement, without schedules or exhibits other than Schedule I is annexed hereto as Exhibit A), made by and among (1) the Owner, as borrower,

(2)INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3)  the banks  and financial institutions listed on Schedule I thereto, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12  of the Credit Agreement, the "Lenders" and each a "Lender"), (4) DVB, as facility agent for the Lenders, (in such capacity, the "Facility Agent") and as security trustee for the Lenders (in  such capacity, the "Security Trustee") and (5) DVB, as mandated lead arranger, the Security Trustee has agreed to serve in such capacity under the Credit Agreement and the Lenders have agreed to provide to the Owner a secured term loan in the amount of up to Thirty Eight Million Five Hundred Thousand Dollars ($38,500,000) (the "Loan"). The obligation of the  Owner to repay the Loan under the Credit Agreement  is evidenced  by a promissory note dated, 2014, from the Owner, to the order of the Facility Agent (the "Note"), a copy of the form of the Note being attached hereto as Exhibit B. The Loan, and interest, fees and commissions thereon are to be repaid or paid, as the case may be, as provided in the Credit Agreement. Unless otherwise defined  herein,  terms defined in the Credit Agreement shall have the same meaning when used herein.

C.Pursuant to Section 17 of the Credit Agreement, the Lenders have appointed the Mortgagee as facility agent and security trustee on their behalf with regard to, inter alia, the security conferred on such Lenders pursuant to the terms of the Credit Agreement,  the Note and the Transaction Documents.

D.The Owner, in order to secure the payment of the Obligations, as that term is defined in subsection l (A)(iv) hereof, and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Credit Agreement and in this Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Preferred Mortgage under  and pursuant to the United States Ship Mortgage Act, 1920, as amended, inter alia, by Public Law 100-710 (46 USC Section 30101 et seq.) (the "Ship Mortgage Act").

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N O W,  T H E R E F O R E,  T H I S  M O R T G A G E W I T N E S S E T H:

1.Definitions:   In this Mortgage, unless the context otherwise requires:

(A)     (i)"Classification Society" when used herein shall have the same meaning as in the Credit Agreement;

(ii)"Earnings" includes all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner or the Security Trustee (net of charter commissions payable in respect of the Vessel) and which arise out of the use or operation of the Vessel, including (but not limited to): (a) except to the extent that they fall within paragraph (b) (1) all freight, hire and passage moneys, (2) compensation payable in event of requisition of the Vessel for hire, (3) remuneration for salvage and towage services, (4) demurrage and detention moneys, (5) damages for breach (or payments for variation or termination) of any charter party or other contract for the employment of the Vessel, (6) all moneys which are at any time payable under Insurances in respect of loss of hire and, (b) if and whenever, with the consent of the Mortgagee, the Vessel is employed on terms whereby any moneys falling within (1) to (6) above are pooled or shared with any other Person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel;

(iii)"Insurances" includes all policies and contracts of insurance and all entries of the Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into pursuant to this Mortgage in respect of the Vessel and its Earnings or otherwise howsoever in connection with the Vessel;

(iv)"Obligations" means the obligations of the Owner or the Guarantor under or in connection with the Credit Agreement, the Note, this Mortgage, any other Security Document and any Transaction Document, including but not limited to the obligations to repay the Loan when due;

(v)"Person" when used herein shall have the same meaning as in the Credit Agreement;

(vi)"Requisition Compensation" means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason

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of requisition  for title or other  compulsory  acquisition  of the Vessel  or otherwise than by requisition for hire;

(vii)"Security Documents" when used herein shall have the same meaning as in the Credit Agreement;

(viii)"Security Period" means  the period commencing on the date hereof and terminating upon discharge of the security created by this Mortgage by indefeasible payment in full of all of the Obligations;

(ix)"Total Loss" means:

(a)actual, constructive or compromised or arranged total loss of the Vessel;

(b)requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) which shall  continue for fourteen (14)  days; or

(c)capture, seizure, arrest, detention or confiscation of the Vessel by any government or by Persons acting or purporting to act on behalf of any government unless the Vessel be released and restored  to the Owner from such capture, seizure, arrest, detention or confiscation within fourteen (14) days after the occurrence thereof; and

(x)"Vessel" means the whole of the vessel described in Recital A hereof and includes its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on  board  or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said vessel, do not become the property of the Owner.

(B)In Section 5(B) hereof:

(i)"excess risks" means the prop01iion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

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(ii)"protection and indemnity risks" means the usual risks covered by  a United States or an English or another protection  and  indemnity association or club acceptable to the M01igagee including the proportion not recoverable in case of collision under the ordinary running-down clause; and

(iii)"war risks" means the risk of mines and all risks excluded from the standard form of  United States marine policy by the War, Strikes and Related Exclusion Clause.

(C)This Mortgage shall be read together with the Credit Agreement but in case of any conflict between the two, the provisions of the Credit Agreement shall prevail.

2.Grant of Mortgage; Representations  and Warranties.

2.1In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Credit Agreement, the Note, this Mortgage, the other Security Documents and the other Transaction Documents contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note, the other Security Documents and the other Transaction Documents  contained;

PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the  Lenders,  their respective successors  and assigns, the Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Credit Agreement, the Note and the other Transaction Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note and the other Transaction Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this  Mortgage  under  the laws  of the United States of America; otherwise to be and remain in full force and effect.

2.2The Owner hereby represents and warrants to the Mortgagee that:

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(A)the Owner is a corporation duly organized, validly existing and in good standing under the laws of the State of New York qualified to own and register the Vessel under the United States flag and to operate the Vessel in the foreign commerce of the United States of America;

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(B)the Owner lawfully owns the whole of the Vessel free from any security interest, debt, lien, mortgage, charge, encumbrance or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5(N) hereof; and

(C)the Vessel is tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy.

3.Payment  of  Obligations.   The Owner hereby  further  covenants  and agrees  to pay the Obligations when due to the Mortgagee or its successors or assigns.

That:

4.Covenants Regarding  Security Granted Hereunder.  It is declared and agreed

(A)The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of  the  amount  hereby secured.

(B)Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the Lenders, related to or which reduces the obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered to be refunded or reduced  by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

(C)The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for  this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:

(i)any time or waiver granted to, or composition with, the Owner or any other Person; or

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(ii)the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other Person; or

(iii)any legal limitation, disability, dissolution, incapacity or other circumstances relating to the Owner or any other Person; or

(iv)any amendment or supplement to the Credit Agreement, the Note, any of the Security Documents or the other Transaction Documents; or

(v)the unenforceability, invalidity or frustration of any obligations of the Owner or any other Person under the Credit Agreement, the Note, any of the Security Documents or the other Transaction Documents.

(D)The Owner acknowledges and  agrees that it has not received any security from any Person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.

(E)Until the Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee, the Owner shall not by virtue of any payment made under the Credit Agreement, the Note or this Mortgage  on  account  of  such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:

(i)be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or

(ii)exercise any right of set-off or counterclaim against any such co surety; or

(iii)receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or

(iv)unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.

The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

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(F)The Owner hereby irrevocably subordinates all of its rights of subrogation (whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any Person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any Person which arise in connection with, or as a result of, the Credit Agreement or this Mortgage until full and final payment of all of the Obligations.

5.Affirmative  Covenants  and Insurances.   The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:

(A)To comply with and satisfy all the requisites  and formalities established by the laws of the State of New York in respect of its legal existence and good standing and to maintain its status as a citizen of the United States, within the meaning of Section 2 of the United States Shipping Act, 1916, and to give evidence in respect of the foregoing to the Mortgagee;

(B)(i) To insure and keep the Vessel insured or cause or procure the Vessel to be insured and to be kept insured at no expense to the Mortgagee (or to reimburse the Mortgagee therefore (including with regard to the insurance cover described in (f) below), using brokers, insurance companies, underwriters and/or War Risk/P&I Associations and on such terms as the Mortgagee shall from time to time approve in writing, in regard to:

(a)hull and machinery plus freight  interest and hull interest and any other usual marine risks (such as excess risks);

(b)war risks (including war protection and indemnity liability with a separate limit not less than hull value and including the London blocking and trapping addendum or similar arrangement) covering, inter alia, the perils of confiscation, terrorism, expropriation, nationalization, seizure and blocking;

(c)protection and indemnity risks (including pollution risks and including protection and indemnity war risks in excess of the amount for war risks (hull) to the highest amount available in the market for the full value and tonnage of the Vessel, as approved in writing by the Mortgagee, and, in case of oil pollution liability risks, at the highest level of cover from time to time available under basic protection and indemnity clubs entry, currently One Billion United States Dollars ($1,000,000,000) covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Associations (and to strictly comply with all rules of such association as they are in effect);

(d)freight, demurrage and defense risks;

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(e)loss of hire in respect of any charter party agreement, with the minimum obtaining waiting period and a minimum cover of 90 days with an insured daily amount equal to at least (i) the daily rate under such charter party agreement or (ii) the daily running costs plus the daily debt service amount under the Credit Agreement;

(f)Mortgagee's interest  insurance  in  an  amount  not  less  than  one hundred twenty percent (120%) of the Facility and mortgagee's additional perils (pollution) insurance against the possible consequences of pollution involving the Vessel including, without limitation, expropriation or sequestration of the Vessel or the imposition of a Lien or encumbrances of any kind having priority to the security interest granted to the Mortgagee or claims against the Lenders to be subscribed by the Mortgagee and, on demand, reimburse  the Mortgagee for all premiums, costs and expenses paid or incurred by the Mortgagee from time to time;

(g)such other insurances as the Mortgagee may reasonably require (including without limitation political risks or mortgage rights insurance in the event that the Vessel is registered (or operated via a charter agreement fully and exclusively) in a jurisdiction  that is not an Approved Jurisdiction);

(ii)with respect to the Vessel, to effect the Insurances  aforesaid  or to cause or procure the same to be effected:

(a)in the cases of the Insurances referred to in sub-sections (i) (a) and (b) above, (x) in such amounts as shall be at least equivalent to the higher of

(I)the Fair Market Value (as such term is defined in the Credit Agreement) of the Vessel at the most recent date at which  such  Fair Market Value shall have been determined pursuant to the terms of the Credit Agreement and (II)  One Hundred Twenty percent (120%) of the total amount outstanding under the Facility (as such term is defined in the Credit Agreement), and all such insurance shall be payable in  lawful money of the United States of America, and (y) upon  such  terms (including provisions as to named insureds and loss payees  and  prior notice of cancellation) and with such deductibles as  shall  from  time to time be approved by the Mortgagee;

(b)in the case of the protection and indemnity Insurances referred to in sub section (i)(c) above payable in lawful money of the United States of America, to the full extent commercially available  and  to  include provisions as to loss payees and prior notice of cancellation in form and substance satisfactory to the Mortgagee; and

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(c)with first class insurance companies, underwriters and protection and indemnity associations or clubs with a rating from Standard & Poor's of at least BBB as shall from time to time be approved by the Mortgagee (hereinafter called the "Insurers");

(iii)(a) to renew all such Insurances or cause or procure the same to be renewed before the relevant policies or contracts expire and (b) to procure that the Insurers or the firm of insurance brokers referenced to herein below shall promptly confirm in writing to the Mortgagee at least fomieen (14) days prior to all insurance renewals;

(iv)to procure concun-ently with the execution hereof and thereafter  at intervals of not more than twelve (12) calendar months, a detailed report from  a firm  of independent marine insurance brokers, appointed by the Owner and acceptable to the Mortgagee, with respect to the Insurances together with their opinion to the Mortgagee that the Insurances comply with the provisions of this Section 5(B), such report and opinion to be addressed and  delivered promptly to the Mortgagee and the costs of such report and opinion to be for the account of the Owner;

(v)to cause the said independent marine insurance brokers or the Insurers to agree to use reasonable efforts to advise the Mortgagee promptly of any failure to renew any of the Insurances and of any default in payment of any premium and of any other act or omission on the part of the Owner of which they have knowledge and which might, in their opinion, invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any Insurances on the Vessel;

(vi)to cause the said independent marine insurance brokers to agree to mark their records and to use their best efforts to promptly advise the Mortgagee that such Insurances have been renewed or replaced with new insurance which complies with the provisions of this Section 5(B);

(vii)duly and punctually to pay or to cause duly and punctually to be paid all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Mortgagee and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances;

(viii)to execute or use reasonable efforts to cause to be executed such guarantees as may from time to time be required by any relevant protection and indemnity association or club;

(ix)to procure  that all policies, binders, cover notes or other instruments of the Insurances referenced to in subsections (i)(a) and (b) above shall be taken out in the name of the Owner, with the Mortgagee as an additional assured, the Owner to ensure that the Mortgagee is

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not liable for any premiums thereby, as its or their respective interests may appear, and shall incorporate a loss payable clause naming the Mortgagee as loss payee and first priority mo1igagee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and all policies, binders, cover notes or other instruments referred to in subsection (i) shall provide (a) for prompt notice to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums as to the Mortgagee; provided, however, that unless otherwise required by the Mortgagee by notice to the underwriters, although all losses under such Insurances are payable to the Mortgagee, in case of any such losses involving any damage to the Vessel the underwriters may pay direct for the repair, salvage and other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges, may pay the Owner as reimbursement therefore,  provided, further, however, that if such damage involves a loss in excess of US$500,000,  or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee and

(b) in the event that the Vessel shall be insured under any form of fleet cover, written unde1iakings that the brokers, underwriters, association or club (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance; the brokers shall also undertake in writing to issue a separate policy in respect of either or both Vessels if requested to do so by the Mortgagee;

(x)to procure that all entries, policies, binders, cover notes or other instruments of the Insurances referred to in sub-section (i)(c) above incorporate a loss payable clause naming the Mortgagee as loss payee and first priority mortgagee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and  substance acceptable to the Mortgagee and shall provide for prompt notice to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums, backcalls and assessments as to the Mortgagee, it being agreed that although such insurance is payable to the Mortgagee so long as no Event of Default has occurred and is continuing under this Mortgage, any loss payments under  any  such insurance  on  the Vessel may be paid directly to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred;

(xi)to procure that originals or photocopies of all such instruments of Insurances as are referred to in sub-sections (ix) and (x) above shall be from time to time deposited with the Mortgagee after receipt by the Owner thereof and that the Insurers shall, if so requested by the M01igagee, furnish the Mortgagee with a letter or letters of undertaking in such form as may be reasonably required by the Mortgagee in respect of such Insurances;

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(xii)not to change any terms of any Insurances or suffer them to be changed, or change underwriters of any Insurances or suffer them to be changed, without the Mortgagee's prior written approval;

(xiii)not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of all policies, binders, cover notes or other instruments of the Insurances (including any  warranties express or implied therein) without first obtaining  the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Mortgagee and/or the Insurers may prescribe;

(xiv)to do all things necessary and proper, and execute and deliver all documents and instruments to enable the Mortgagee to collect or recover any moneys to become due the Mortgagee in respect of the Insurances; and

(xv)to obtain an assignment from any Person other than the Owner who is named as an assured or co-assured in any insurance policy covering a Vessel, such assignment to be made to the Mortgagee upon such terms and conditions as the Mortgagee may require.

(C)To keep and to cause the Vessel to be kept in a good and efficient state of repair so as to enable her to maintain her present class with its Classification Society and so as to enable her to qualify to navigate the routes presently permitted under, and subject to the existing conditions as are set forth in the current United States Coast Guard Certificates of Inspection covering the Vessel and so as to comply with the provisions of such Certification of Inspection, as well as all laws, regulations and other requirements (statutory or otherwise) from time to time applicable to a similar vessel of her age, type and trade registered under the flag of the United States of America, to procure that the Vessel's Classification Society make available to the Mortgagee, upon its request, such information and documents in respect of the Vessel as are maintained in the records of such Classification Society and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel;

(D)To submit or to cause the Vessel to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey  and inspection reports and confirmations of class issued in respect thereof;

(E)To permit the Mortgagee, by surveyors or other Persons appointed by it in its behalf, to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed  repairs  and compliance by the Owner with relevant covenants in the Transaction Documents and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

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(F)(i) To pay  and discharge  or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted by Section 5(N) hereof and (ii) in event of arrest of the Vessel pursuant to legal process or in event  of her detention in exercise or purpo1ied exercise of any such lien as aforesaid to procure the release of the Vessel from such arrest or detention within fourteen (14) days of receiving notice thereof by providing bail or otherwise as the circumstances may require;

(G)Not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the United States of America or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Comi or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks Insurers unless the required extra war risk insurance cover has been obtained for the Vessel;

(H)Promptly to furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee may  from  time  to  time  reasonably request regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to the Vessel;

(I)Promptly after learning of the same to notify or cause to be notified the Mortgagee forthwith in writing of:

(i)any accident to the Vessel involving repairs the cost whereof will or is likely to exceed US$500,000 (or the equivalent in any other currency);

(ii)any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

(iii)any material requirement or recommendation made by any Insurer or Classification Society or by any competent authority which is not complied with in accordance with reasonable commercial practices;

(iv)any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or her Earnings; and

(v)any occurrence of circumstances  forming the basis of an Environmental Claim.

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(J)To keep or to cause to be kept proper books of account of the Owner in respect of the Vessel and her Earnings and, if requested by the Mortgagee, to make or to cause to be made such books available for inspection on behalf of the Mortgagee and furnish or cause to be furnished satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

(K)To   assign  and  provide   that   Requisition   Compensation   is  applied   111 accordance with Section 8 hereof as if received in respect of the sale of  the Vessel;

(L)Not, without the previous consent in writing of the Mortgagee, to put  the Vessel or suffer her to be put into the possession of any Person for the purpose of work being done upon her other than routine drydockings and ordinary maintenance in an amount exceeding or likely to exceed US$500,000 (or the equivalent in any other currency) unless such work is fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or unless such Person shall first have given to the Mortgagee and on terms and conditions satisfactory to it a written undertaking not to exercise any lien on the Vessel or her Earnings for the cost of such work or otherwise;

(M)To keep the Vessel registered under the flag of the United States of America qualified to operate in the foreign trade of the United States of America and to do or suffer to be done nothing whereby such registration may be forfeited or imperiled;

(N)To keep and to cause the Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except in favor of the Mortgagee, and except for crew's wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than thirty (30) days or, if requested by the Mortgagee by written notice to the Owner to discharge such lien, not more than twenty one (21) days from the date of such written notice (unless any such lien is being contested in good faith  and by  appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to forfeiture or loss) or liens of loss, damage or expense  which are fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the anest or secure the release of the Vessel from arrest, and not, except in favor of the Mortgagee, to pledge, charge, assign or othe1wise encumber (in favor of any Person other than the Mortgagee) her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee;

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(0) Not, without the previous consent in writing of the Mortgagee (and then only subject to such terms and conditions as the Mortgagee may impose), to sell (otherwise than on an arm's length basis provided that the proceeds of such sale are distributed in accordance with Section 5.3 of the Credit Agreement), abandon or otherwise dispose of the Vessel or any interest therein;

(P)To pay promptly to the Mortgagee all moneys  (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and to pay interest thereon at the Default Rate from the date whereon such expense or liability was incurred by the Mortgagee;

(Q)To comply with all declaration and reporting requirements imposed by the protection and indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Section 2012191 , and to pay all premiums required to maintain in force the necessary U.S. Oil Pollution Cover;

(R)To comply with and satisfy all the requisites and formalities established by the laws of the United States of America to perfect this Mortgage as a legal, valid and enforceable first and preferred lien upon the Vessel and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5(R);

(S)Not without the previous consent of the Mortgagee in writing, which consent shall not be unreasonably withheld, to enter into any charter party agreement with respect to the Vessel, other than an Approved Charter;

(T)To place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all Persons having business with the Vessel which might give rise to any lien thereon other than liens for crew's wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

"NOTICE OF MORTGAGE

This Vessel  is owned by WATERMAN  STEAMSHIP  CORPORATION,  and is subject  to  a  first  preferred  mo1tgage  (the  "First  Mortgage")  in  favor  of  DVB BANK  SE,  as  security  trustee,  under  the  authority  of  the  United  States  Ship Mortgage  Act,  1920, as  amended  inter  alia,  by  Public  Law  100-710  (46  USC

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Section 30101 et seq.). Under the terms of the said First Mo1igage, neither the Owner nor any charterer nor the Master of this Vessel nor any other Person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except as permitted thereunder."

6.Mortgagee's   Right   to  Cure.Without  prejudice  to  any  other  rights  of the Mortgagee hereunder:

(i)in the event that the provisions of Section 5(B) hereof or any of them shall not be complied with, the Mortgagee shall be at libe1iy, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessel as it in its sole discretion may deem advisable;

(ii)in the event that the provisions of Section 5(C) and/or 5(D) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to attune for the carrying out of such repairs and/or surveys  as  it deems expedient or necessary; and

(iii)in the event that the provisions of Section 5(F) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein  mentioned and/or to take any such measures as it deems expedient or necessary  for  the purpose of securing the release of the Vessel;

Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing subsections  (i), (ii) and (iii) shall be paid by the Owner on demand, with interest thereon at the rate provided for in Section 5(P) hereof from the date when such expenses  were incurred by the Mortgagee.

7.Events of Default and Remedies.

(A)In case any one or more of the following events herein termed an "Event of Default" shall occur and shall not have been received:

(i)a default in the payment when due of all or any part of the Obligations;

(ii)an Event of Default stipulated in Section 8.1 of the Credit Agreement shall occur and be continuing;

(iii)a default by the Owner occurs in the due and punctual observance of any of the covenants contained in Section 5 of this Mortgage (other than those listed in clause (iv) below); or

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(iv)a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (A), (D), (E), (H), (J), or (P) of Section 5 of this Mortgage and such default continues unremedied for a period of ten (10) days; or

(v)it becomes impossible or unlawful for the Owner to fulfill any of the covenants and obligations contained in this Mortgage  and  the  Mortgagee considers that such impossibility or illegality will have a material adverse effect on its rights under this Mortgage or the enforcement thereof.

(B)If any Event of Default shall occur, the Mortgagee shall be entitled:

(i)to demand payment by written notice of the Obligations, whereupon such payment shall be immediately due and payable, anything contained in the Credit Agreement, the Note, this Mortgage, or any of the other Transaction Documents to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage, or any of the other Transaction Documents, provided, however, that if, before any sale of the Vessel, all defaults shall have been remedied in a manner satisfactory to the Mortgagee, the Mortgagee may waive such defaults by written notice to the Owner; but no such waiver shall extend to or affect any  subsequent  or  other default or impair any rights and remedies consequent thereon;

(ii)at any time and as often as may be necessary to take any such action as the M01igagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the Default Rate  from  the  date when such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(iii)to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Ship Mortgage Act;

(iv)to take possession of the Vessel, wherever the same may be, without prior demand  and without  legal process  (when permissible under  applicable law) and

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cause the Owner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;

(v)to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

(vi)to collect, recover, compromise and give  a good  discharge  for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefore;

(vii)to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien thereon or which are or may be enforceable by proceedings there against;

(viii)to take appropriate judicial proceedings for the foreclosure  of  this Mortgage and/or for the enforcement of the Mortgagee's rights hereunder or otherwise; recover judgment for any amount due in respect of the Credit Agreement, the Note, this Mortgage or any of the other Transaction Documents and collect the same out of any property of the Owner;

(ix)to sell the Vessel by private contract at any time, free from any claim of or by the Owner of any nature whatsoever;

(x)to sell the Vessel at public auction (with power for the Security Trustee to purchase the Vessel at any such public auction and to set off the purchase price against all or any part of the Obligations), free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:

(a)by publishing such notice for ten (10) consecutive days m a  daily newspaper of general circulation published in New York City;

(b)if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

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(c)by sending a similar notice by telecopy confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale.

Such sale of the Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by  the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall  be so  adjourned; and such sale may  be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee  may deem to be for its best advantage, and the Mortgagee may become the purchaser at such sale.

(xi)pending sale of the Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain and repair the Vessel and to employ or lay up the Vessel upon such terms, in such manner and for such period as the Mortgagee in its absolute discretion deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance,  repair,  classification  and employment  in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;

(xii)to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7(B)(xi) above with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee; and

(xiii)to recover from the Owner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred  by  the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by it;

PROVIDED, ALWAYS, that any sale of the Vessel or any interest therein by the Mortgagee pursuant to Section 7(B)(x) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to the Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefore.

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In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mo1igage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

(C)Notwithstanding the foregoing, it is understood that, other than Clause (c) of the definition of Total Loss, a Total Loss of the Vessel which is covered by the insurance maintained by the Owner pursuant to Section 5(B) hereof shall not be deemed to be a default under this Mortgage, the Credit Agreement, the Note, the other Security Documents, or any of them.

8.Application   of  Proceeds.    The  proceeds  of  any  sale made  either  under  the power of sale hereby granted to the Mortgagee or under  a judgment  or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of the Vessel or the  Owner  of  any nature  whatsoever  and  any Requisition  Compensation,  shall  be  applied  as follows:

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First:

To the payment of all costs  and expenses (together with interest thereon as hereinbefore provided) incurred by the Mortgagee, the Agents and/or the Lenders, including the compensation of their respective agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee, the Agents and/or the Lenders hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee to the payment of all taxes, assessments or liens  claiming priority  over the lien of this Mortgage;

Second:	To the payment of the Obligations in the manner provided in the Credit Agreement; and

Third:	Any surplus thereafter remaining, to the Owner or to the Owner's successors in interest or assigns, or to whomsoever may be lawfully entitled to receive the same.

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In the event that the proceeds are insufficient to pay the amounts specified in paragraphs "First" and "Second" above, the Mortgagee shall be entitled to collect the balance from the Owner or any other Person liable therefore.

9.No Waiver. No delay or omission of the Mortgagee to exercise any right or power vested in it under the Credit Agreement, the Note, this Mortgage, the other Transaction Documents or any of them shall impair such right or power or be construed as a waiver thereof or as acquiescence in any  default by the Owner hereunder, nor shall the acceptance by the Mortgagee of any payments in connection with this M01igage from any source be deemed a waiver hereunder.  However, if at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings the Owner cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the Default Rate from the date when such expenses, advances and damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its  former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

10.Delegation   of  Power.   The M01igagee  shall be  entitled  at  any time and  as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 12 hereof) in such manner  and upon such terms and  to  such Persons  as the  M01igagee  in its  absolute  discretion may  deem advisable.

11.Indemnity. Without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage or any of the other Transaction Documents, the Owner hereby agrees and undertakes to indemnify the Mortgagee against all obligations and liabilities whatsoever and whensoever arising which the Mortgagee may incur in good faith in respect of, in relation to or in connection with the Vessel or otherwise howsoever in relation to or in connection with the enforcement of the Mortgagee's rights hereunder or under any of the other Transaction Documents to which the Owner is a party.

12.Power of Attorney.

(A)The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to  the Vessel,  including without limitation,  to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under the Insurances as payment of losses or as

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return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessel, and to make, give and execute in the name of the Owner, acquaintance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing; PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default shall occur and shall not be exercisable after all defaults have been cured.

(B)The exercise of the power granted in this Section 12 by or on behalf of the Mortgagee shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13.Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the M01igagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues,  revenues, income and profits due or to become due and arising from the operation thereof.

14.Commencement   of   Proceedings.    The  Mortgagee  shall  have  the  right  to commence  proceedings   in  the  courts  of  any  country  having  competent  jurisdiction   and  in particular  the Mortgagee  shall  have  the right  to  arrest  and  take  action  against  the Vessel  at whatever  place  the Vessel  shall  be  found  lying  and  for the purpose  of  any action  which  the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of proceedings  against the Vessel  any writ, notice, judgment  or  other  legal process  or  documents  may be  served upon  the  Master  of the Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.

15.Partial  Invalidity. In the event that any provision or provisions of this Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction in any country, the Owner will, without prejudice to any other right and remedy of the Mortgagee under the Credit Agreement, the Note, this Mortgage, the other Transaction Documents or any of them, execute and deliver such other and further instruments and do such things as in the opinion of the Mortgagee or its counsel will  be  necessary  or advisable to carry out the true intent and spirit of this Mortgage. In any event,  any  such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole.

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16.Cumulative Remedies. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein or in the Credit Agreement, the Note or the other Transaction Documents specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy whether specifically in this Mortgage or in the Credit Agreement, the Note or the other Transaction Documents given or otherwise existing may be exercised  from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under the Credit Agreement, the Note, this Mortgage or any other Transaction Documents.

17.Recordation   of  Mortgage.  For  the purpose  of recording  this  First  Preferred Mortgage the total amount is Thirty Eight Million Five Hundred Thousand   ($38,500,000) Dollars (exclusive of  interest,  expenses  and  fees)  and  interest  and  performance  of mortgage covenants. The discharge  amount  is  the  same  as  the  total  amount  and  there  is  no  separate discharge  amount  for the Vessel.  It is not intended that this Mortgage  shall  include property other than the Vessel, and it shall not include property other than the Vessel as the term "vessel" is used in  Subsection  (c)(2)  of  Section  31322  of  Title  46  United  States  Code, as  amended. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

18.No    Waiver    of    Preferred    Status.      Anything   herein   to   the   contrary notwithstanding, it ·is  intended  that  nothing  herein  shall  waive  the  preferred  status  of  this Mortgage  under  the  Ship  Mortgage  Act  or  under  the  corresponding  provisions  of  any other jurisdiction  in which  it is sought to be enforced  and that, if any provision  or  portion  thereof herein shall be construed to waive the preferred  status of this Mortgage, then  such provision to such extent shall be void and of no effect.

19.Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

20.Notices. Notices and other communications under this Mortgage shall be in writing and may be given by facsimile as follows:

If to the Owner:

Waterman Steamship Corporation
11 North Water Street
Suite 18290
Mobile, Alabama 36602 Attention:
Chief Financial Officer

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Facsimile No.: (251) 243 9121

With a copy to:

International Shipholding Corporation
One Whitehall Street
New York, New York 10004
Attention: Niels M. Johnsen
Facsimile No.: (212) 514-5692

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If to the Mortgagee:

DVB Bank SE Park House
16-18 Finsbury Circus
London EC2M 7EB, United Kingdom
Attention: Peter Attridge
Department: Transaction and Loan Services
Email: tls.london@dvbbank.com
Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC
609 Fifth Avenue, 5th Floor
New York, New York 10017, USA
Facsimile: + 1 212 858 2664
Attention: Christoph Clauss
Email: christoph.clauss@dvbbank.com

or to such other address as either party shall from time to time specify in writing to the other. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or other communication shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received (provided that it is received prior to 10 a.m. New York time; otherwise it shall be deemed to have been received on  the  next following Banking Day), in the case of a facsimile at the time of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality), and in the case of a letter, at the time of receipt thereof.

21.Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and

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use of the Vessel and  (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the  Mortgagee,  to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.

22.Waiver; Amendment. None of the tern1s and conditions of this  Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing  duly signed by the Owner and the Mortgagee.

23.Successors   and   Assigns.     All  the  covenants,  promises,   stipulations   and agreements of the Owner and all the rights and remedies  of the Mortgagee  contained  in  this Mortgage shall bind the Owner, its successors and assigns, and shall inure to the benefit of the Mortgagee, its successors and assigns, whether so expressed or not.

24.Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the United  States of America.

25.Headings. In this Mortgage, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Owner has executed this M01igage by its duly authorized representative as of the day and year first above written.

WATERMAN STEAMSHIP CORPORATION

By:
Name:
Title:

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ACKNOWLEDGMENT   OF MORTGAGE

STATE OF ALBAMA)
: ss:
COUNTY OF MOBILE)

On  this  _ day  of, 2014, before me personally appeared

 , to me known, who, being by me duly sworn, did depose and say that he  resides   at;  that  he  is  theof Waterman Steamship Corporation; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of Waterman Steamship Corporation.

Notary Public

Exhibit A

Credit Agreement

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Exhibit B

Note

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EXHIBIT G-2

FIRST PREFERRED  MORTGAGE

GRANTED IN CONTINUATION OF A PRIOR RECORDED MORTGAGE

on the

Marshall Islands Flag Vessel GREEN BAY

LCI SHIPHOLDINGS,  INC.,

as Owner TO

DVB BANK SE,

as Mortgagee

Dated as of, 2014

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THIS  FIRST  PREFERRED  MORTGAGE   GRANTED  IN  CONTINUATION   OF  APRIOR RECORDED MORTGAGE (this "M01igage") is made and given as of the             day of , 2014 by LCI SHIPHOLDINGS, INC., a corporation existing under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Owner") in favor of DVB BANK SE, a banking corporation organized under the laws of the Federal Republic of Germany ("DVB")' with offices at Platz der Republik 6, D-60325 Frankfurt am Main, Germany, as security trustee (hereinafter, in such capacity, called  the "Mortgagee")  for the  Lenders  (as such term is defined in the Credit Agreement (as hereinafter defined)), pursuant to the terms of the Credit Agreement.

WHEREAS:

A.The Owner is the sole owner  of the whole of the vessel GREEN  BAY Official No. 9339818, of 59,217 gross tons, 17775 net tons, built in 2007 (the "Vessel"); and registered and documented in the name of the Owner under the laws and flag of the Republic of the Marshall Islands.

B.Pursuant to  a credit agreement dated as of July , 2014 (the "Credit Agreement'', a copy of the form of the Credit Agreement, without schedules or exhibits other than Schedule I is annexed hereto as Exhibit A), made by and among (1) WATERMAN STEAMSHIP CORPORATION ("Waterman"), as b01Tower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) the banks and financial institutions listed on Schedule I thereto, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section  12 of the Credit Agreement,  the "Lenders" and each a "Lender"),

(4) DVB, as facility agent for the Lenders, (in such capacity, the  "Facility  Agent")  and  as security trustee for the Lenders (in such capacity, the "Security Trustee") and (5) DVB, as mandated lead manager, the Security Trustee has agreed to  serve  in  such  capacity  under  the Credit Agreement and the Lenders have provided to Waterman a secured  term  loan  in  the amount of up to Thirty Eight Million Five Hundred Thousand Dollars ($38,500,000) (the "Loan"). The obligation of Waterman to repay the Loan under the Credit ,Agreement is evidenced by a promissory  note  dated  July  , 2014,  from  Waterman,  to  the order  of the Facility Agent (the "Note"), a copy of the form of the Note being attached hereto as Exhibit B. The Loan, and interest, fees and commissions thereon are to be repaid or paid, as the case may be, as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

C.Pursuant to Section 17 of the Credit Agreement, the Lenders have appointed the Mortgagee as facility agent and security trustee on their behalf with regard to, inter alia, the security convened on such Lenders pursuant to the terms of the Credit Agreement, the Note and the Transaction Documents.

D.The Vessel was previously registered and documented in the name of Waterman under the laws and flag of the United States of America with  Official  Number 9339818 and was subject to a First Preferred United States Mortgage dated July , 2014 and recorded on July  , 2014  at the National  Vessel  Documentation  Center  (the "NVDC") in Falling Waters,  West Virginia,  at  [............] [A][P].M. E.D.S.T.  (the "Prior Mortgage",  a copy

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of which is attached hereto as Exhibit C). The principal amount of the obligations secured by the Prior Mortgage was Thirty Eight Million Five Hundred Thousand Dollars (exclusive of interest, expenses and fees) and interest and performance of mortgage covenants.

E.Pursuant to the Prior Mortgage, the priority of the lien of the Prior Mortgage, being July        , 2014, at [.......] [A][P).M., E.D.S.T., was continued.

F.Pursuant to te1ms of the Credit Agreement, the Mortgagee consented  to the deletion of the Vessel from the NVDC, the sale of the Vessel by Waterman, as seller, to the Owner, as purchaser, pursuant to that certain bill of sale dated [], the replacement of the Owner as substitute borrower under the Credit Agreement, and to the registration of the Vessel under the laws and the flag of the Republic of the Marshall Islands. The Owner executes and records this Mortgage over the Vessel for the purpose of securing the Obligations of the Owner as borrower under the Credit Agreement in continuation of the Prior Mortgage, and with a preferred status as of July , 2014, as provided under Section 303(2) of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands.

G.The Owner, in order to secure the payment of the Obligations, as that term is defined in subsection 1(A)(iv) hereof, and to secure the performance and observance of and compliance with all the covenants,  terms and conditions in the Credit Agreement and  in this Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Perfected Mortgage under and pursuant to the Maritime Law.

N O W,  T H E R E F O R E,  T H I S  M O R T G A G E W I T N E S S E T H

1.Definitions:   In this Mortgage, unless the context otherwise requires:

(A)(i)"Classification Society" when used herein shall have the same meaning as in the Credit Agreement;

(ii)"Earnings"  includes  all  moneys  whatsoever  which  are  now,  or  later become, payable (actually or contingently) to the Owner or the Security Trustee (net of charter commissions payable in respect of the Vessel) and which arise out of the use or operation of the Vessel, including (but not limited to): (a) except to the extent that they fall within paragraph (b) (1) of requisition  of the Vessel  for hire,  (3) remuneration  for salvage  and towage services, (4) demurrage and detention moneys,  (5) damages for breach  (or payments  for variation or termination)  of any charter party or other contract for the employment of the Vessel, (6) all moneys which are at any time payable under Insurances in respect of loss of hire and, (b) if and whenever, with the consent of the Mortgagee, the Vessel is employed

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on terms whereby any moneys falling within (1) to (6) above are pooled or shared with any other Person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel;

(iii)"Insurances" includes all policies and contracts of insurance and all entries of the Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into pursuant to this Mortgage in respect of the Vessel and its Earnings or otherwise howsoever in connection with the Vessel;

(iv)"Maritime Law" means Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands;

(v)"Obligations" means the obligations of the Owner or the Guarantor under or in connection with the Credit Agreement, the Note, this Mortgage, any other Security Document and any Transaction Documents, including but not limited to the obligations to repay the Loan when due;

(vi)"Person" when used herein shall have the same meaning as in the Credit Agreement;

(vii)"Requisition Compensation" means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel or otherwise than by requisition for hire;

(viii)"Security Documents" when used herein shall have the same meaning as in the Credit Agreement;

(ix)"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by this Mortgage by indefeasible payment in full of all of the Obligations;

(ix)"Total Loss" means:

(a)actual, constructive or compromised or arranged total loss of the Vessel;

(b)requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) which shall continue for fourteen (14) days; or

(c)capture, seizure, arrest, detention or confiscation of the Vessel by any government or by Persons acting or purporting to act on behalf of any government unless the Vessel be released and restored to the   Owner   from   such   capture,   seizure,   arrest,   detention   or

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confiscation within fourteen (14) days after the occurrence thereof; and

(x)"Vessel" means the whole of the vessel described in Recital A hereof and includes its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether  on  board  or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said vessel, do not become the property of the Owner.

(B)In Section 5(B) hereof:

(i)"excess risks" means the proportion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

(ii)"protection and indemnity risks" means the usual risks covered by  a United States or an English or another protection  and  indemnity association or club acceptable to the Mortgagee including the proportion not recoverable in case of collision under the ordinary running-down clause; and

(iii)"war risks" means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion Clause.

(C)This Mortgage shall be read together with the Credit Agreement but in case of any conflict between the two, the provisions of the Credit Agreement shall prevail.

2.Grant of Mortgage; Representations  and Warranties.

2.1In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Credit Agreement, the Note, this Mortgage, the other Security Documents and the other Transaction Documents contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in this

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Mortgage,  the  Credit  Agreement,  the  Note,  the  other  Security  Documents   and  the  other Transaction Documents contained;

PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Lenders,  their respective successors and assigns, the Obligations as and when the same shall become due and payable in accordance with the terms of this Mo1igage, the Credit Agreement, the Note and the other Transaction Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note and the other Transaction Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Mortgage under  the laws  of the United States of America; otherwise to be and remain in full force and effect.

2.2The Owner hereby represents and warrants to the Mortgagee that:

(A)the Owner is a corporation duly domesticated, validly existing and in good standing under the laws of the Republic of the Marshall Islands qualified to own and register the Vessel under the Marshall Islands flag;

(B)the Owner lawfully owns the whole of the Vessel free from any security interest, debt, lien, mortgage, charge, encumbrance or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5(N) hereof; and

(C)the Vessel is tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy.

2.3This Mortgage is granted in continuation of the Prior Mortgage within the meaning of Section 303(2) of Chapter 3 of the Maritime Act 1990 of the Republic  of  the Marshall Islands and upon recordation this Mortgage in accordance with the  provisions  of Section 303(2) of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands shall have preferred  status as of July       , 2014.   Notwithstanding  anything to the contrary in this Mortgage, it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof in this Mortgage shall  be construed as waiving the preferred status of this Mortgage, then such provisions shall to such extent be void and of no effect.

3.Payment of Obligations. The Owner hereby further covenants and agrees to pay the Obligations when due to the Mortgagee or its successors or assigns.

that:

4.Covenants Regarding Security Granted Hereunder.  It is declared and agreed

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(A)The security created by this Mortgage  shall be held by the Mortgagee as a continuing security for the payment of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of  the  amount  hereby secured.

(B)Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the Lenders, related to or which reduces the obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered  to be refunded or reduced by vi1iue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the M01igagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

(C)The rights of the M01igagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for  this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:

(i)any time or waiver granted to, or composition with, the Owner or any other Person; or

(ii)the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies  or securities against the Owner or any other Person; or

(iii)any legal limitation, disability, dissolution, incapacity or other circumstances relating to the Owner or any other Person; or

(iv)any amendment or supplement to the Credit Agreement, the Note, any of the Security Documents or the other Transaction Documents; or

(v)the unenforceability, invalidity or frustration of any obligations of the Owner or any other Person under the Credit Agreement, the Note, any of the Security Documents or the other Transaction Documents.

(D)The Owner acknowledges and agrees that it has not received any security from any Person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.

(E)Until the Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee, the Owner shall not by virtue of any payment  made  under  the  Credit  Agreement,  the  Note  or  this  Mortgage  on  account  of  such

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moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:

(i)be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or

(ii)exercise any right of set-off or counterclaim against any such co surety; or

(iii)receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or

(iv)unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.

The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

(F)The Owner hereby irrevocably subordinates all of its rights of subrogation (whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any Person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any Person which arise in connection with, or as a result of, the Credit Agreement or this Mortgage until full and final payment of all of the Obligations.

5.Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:

(A)to maintain its existence as a corporation under the laws of the Republic of the Marshall Islands;

(B)(i) To insure and keep the Vessel insured or cause or procure the Vessel to be insured and to be kept insured at no expense to the Mortgagee (or to reimburse the Mortgagee therefore (including  with regard to the insurance cover described in (f) below), using brokers, insurance companies, underwriters and/or War Risk/P&I Associations and on such terms as the Mortgagee shall from time to time approve in writing, in regard to:

(a)hull and machinery plus freight interest and hull interest and  any other usual marine risks (such as excess risks);

(b)war risks (including war protection and indemnity liability with a separate limit not less than hull value and including the London blocking and trapping addendum or similar arrangement)  covering, inter alia, the perils

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of confiscation, terrorism, expropriation, nationalization, seizure and blocking;

(c)protection and indemnity risks (including pollution risks and including protection and indemnity war risks in excess of the amount for war risks (hull) to the highest amount available in the market for the full value and tonnage of the Vessel, as approved in writing by the Mortgagee, and, in case of oil pollution liability risks, at the highest level of cover from time to time available under basic protection and indemnity clubs entry, currently One Billion United States Dollars ($1,000,000,000) covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Associations (and to strictly comply with all rules of such association as they are in effect);

(d)freight, demurrage and defense risks;

(e)loss of hire in respect of any charter party agreement, with the minimum obtaining waiting period and a minimum cover of 90 days with an insured daily amount equal to at least (i) the daily rate under such charter party agreement or (ii) the daily running costs plus the daily debt service amount under the Credit Agreement;

(f)Mortgagee's interest insurance in an amount not less than one hundred twenty percent (120%) of the Facility and mortgagee's additional perils (pollution) insurance against the possible consequences of pollution involving the Vessel including, without limitation, expropriation or sequestration of the Vessel or the imposition of a Lien or encumbrances of any kind having priority to the security interest granted to the Mortgagee or claims against the Lenders to be subscribed by the Mortgagee and, on demand, reimburse the Mortgagee for all premiums, costs and  expenses paid or incurred by the Mortgagee from time to time;

(g)such other insurances as the Mortgagee may reasonably require (including without limitation political risks or mortgage rights insurance in the event that the Vessel is registered (or operated via a charter agreement fully and exclusively) in a jurisdiction  that is not an Approved Jurisdiction);

(ii)with respect to the Vessel, to effect the Insurances  aforesaid  or to  cause or procure the same to be effected:

(a)in the cases of the Insurances referred to in sub-sections (i) (a) and (b) above, (x) in such amounts as shall be at least equivalent to the higher of

(I)the Fair Market Value (as such term is defined in the  Credit Agreement) of the Vessel at the most recent date at which  such  Fair Market Value shall have been determined pursuant to the  terms  of  the Credit Agreement  and

(II)  One Hundred  Twenty percent  (120%)  of the

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total amount outstanding under the Facility (as such term is defined in the Credit Agreement), and all such insurance shall be payable in  lawful money of the United States of America, and (y) upon such terms (including provisions as to named insureds and loss payees  and  prior notice of cancellation) and with such deductibles as shall  from time to time be approved by the Mortgagee;

(b)in the case of the protection and indemnity Insurances referred to in sub section (i)(c) above payable in lawful money of the United States of America, to the full extent commercially available  and  to  include provisions as to loss payees  and prior notice of cancellation in form and substance satisfactory to the Mortgagee; and

(c)with first class insurance companies, underwriters and protection and indemnity associations or clubs with a rating from Standard &  Poor's of at least BBB as shall from time to time be approved by the Mortgagee (hereinafter called the "Insurers");

(iii)(a) to renew all such Insurances or cause or procure the same to be renewed before the relevant policies or contracts expire and (b) to procure that the Insurers or the firm of insurance brokers referred to herein below shall promptly confirm in writing to the Mortgagee at least fourteen (14) days prior to all insurance renewals;

(iv)to procure concurrently with the execution hereof and thereafter at intervals of not more than twelve (12) calendar months, a detailed report from a firm of independent marine insurance brokers, appointed by the Owner and acceptable to the Mortgagee, with respect to the Insurances together with their opinion to the Mortgagee that the Insurances comply with the provisions of this Section 5(B), such report and opinion to be addressed and delivered promptly to the Mortgagee and the costs of such repo1i and opinion to be for the account of the Owner;

(v)to cause the said independent marine insurance brokers or the Insurers to agree to use reasonable efforts to advise the Mortgagee promptly of any failure to renew  any of the Insurances and of any default in payment of any premium and of any other act or omission on the part of the Owner of which they have knowledge and which might, in their opinion, invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any Insurances on the Vessel;

(vi)to cause the said independent marine insurance brokers to agree to mark their records and to use their best efforts to promptly advise the Mortgagee that such Insurances have been renewed or replaced with new insurance which complies with the provisions of this Section 5(B);

(vii)duly and punctually to pay or to cause duly and punctually to be paid all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Mortgagee and duly and

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punctually to perfom1and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances;

(viii)to execute or use reasonable efforts to cause to be executed such guarantees as may from time to time be required by any relevant protection and indemnity association or club;

(ix)to procure that all policies,  binders, cover notes or other instruments of the Insurances referred to in subsections (i)(a) and (b) above shall be taken out in the name of the Owner, with the Mortgagee as an additional assured, the Owner to ensure that the Mortgagee is not liable for any premiums thereby, as its or their respective interests  may appear, and shall incorporate a loss payable clause naming the Mortgagee as loss payee and first priority mortgagee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and all policies, binders, cover notes or other instruments referred to in subsection (i) shall provide (a) for prompt notice to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums as to the Mortgagee; provided, however, that unless otherwise required by the M01tgagee by notice to the underwriters, although all losses under such Insurances are payable to the Mortgagee, in case of any such losses involving any damage to the Vessel the underwriters may pay direct for the repair, salvage and other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges, may pay the Owner as reimbursement therefore, provided, further, however, that if such damage involves a loss in excess of US$500,000, or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee and

(b) in the event that the Vessel shall be insured under any form of fleet cover, written undertakings that the brokers, underwriters, association or club (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance; the brokers shall also undertake in writing to issue a separate policy in respect  of either or both Vessels if requested to do so by the Mortgagee;

(x)to procure that all entries, policies, binders, cover notes or other instruments of the Insurances referred to in sub-section (i)(c) above incorporate  a loss payable  clause naming the Mortgagee as loss payee and first priority mortgagee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and  substance acceptable to the Mortgagee and shall provide for prompt notice to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of  liability for payment of premiums, backcalls and assessments as to the Mortgagee, it being agreed that although such insurance is payable to the M01tgagee so long as no Event of Default has occurred and is continuing under this Mortgage, any  loss payments under  any  such  insurance  on  the Vessel may be paid directly to the Owner to reimburse it for any loss, damage  or  expenses incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred;

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(xi)to procure that originals or photocopies of all such instruments of Insurances as are referred to in sub-sections (ix) and (x) above shall be from time to time deposited with the Mortgagee after receipt by the Owner thereof and that the Insurers shall, if so requested by the M01igagee, furnish the Mortgagee with a letter or letters of undertaking in such form as may be reasonably required by the Mortgagee in respect of such Insurances;

(xii)not to change any terms of any Insurances or suffer them to be changed, or change underwriters of any Insurances or suffer them to be changed, without the Mortgagee's prior written approval;

(xiii)not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of all policies, binders, cover notes or other  instruments of the Insurances (including any warranties express or implied therein) without first  obtaining  the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Mortgagee and/or the Insurers may prescribe;

(xiv)to do all things necessary and proper, and execute and deliver all documents and instruments  to enable the Mortgagee to collect or recover any moneys to become due the M01igagee in respect of the Insurances; and

(xv)to obtain an assignment from any Person other than the Owner who is named as an assured or co-assured in any insurance policy covering a Vessel, such assignment to be made to the Mortgagee upon such terms and conditions as the Mortgagee may require.

(C)To keep and to cause to be kept the Vessel in a good and efficient state of repair so as to maintain her present class with its Classification Society and so as to comply with the provisions of all laws, regulations and requirements (statutory  or otherwise) from time to time applicable to vessels registered under the laws of the Republic of the Marshall Islands, to procure that the Vessel 's Classification Society make available to the Mortgagee, upon  its request, such information and documents in respect of the Vessel as are maintained in the records of such Classification Society, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel;

(D)To submit or to cause the Vessel to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if requested by the Mortgagee, to supply or to cause to be supplied to the  M01igagee copies of all survey  and inspection reports and confirmations of class issued in respect thereof;

(E)To permit the Mortgagee, by surveyors or other Persons appointed by it in its behalf, to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and compliance by the Owner with relevant covenants in the Transaction Documents and to afford or to cause to

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be afforded all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

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(F)(i) To pay and discharge or to cause to be paid and discharged all  debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted by Section 5(N) hereof and (ii) in event of arrest of the  Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid to procure the release of the Vessel from such arrest or detention within fourteen (14) days of receiving notice thereof by providing bail or otherwise as the circumstances may require;

(G)Not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of the Marshall Islands or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks Insurers unless the required extra war risk insurance cover has been obtained for the Vessel;

(H)Promptly to furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee may from  time  to  time  reasonably request regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to the Vessel;

(I)Promptly after learning of the same to notify or cause to be  notified the Mortgagee forthwith in writing of:

(i)any accident to the Vessel involving repairs the cost whereof will or is likely to exceed US$500,000 (or the equivalent in any other currency);

(ii)any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

(iii)any material requirement or recommendation made by any Insurer or Classification Society or by any competent authority which is not complied with in accordance with reasonable commercial practices;

(iv)any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or her Earnings; and

(v)any occurrence of circumstances forming the basis of an Environmental Claim.

(J)To keep or to cause to be kept proper books of account of the Owner in respect of the Vessel and her Earnings and, if requested by the Mortgagee, to make or to cause to be made such books available for inspection on behalf of the Mortgagee and furnish or cause to

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be furnished satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

(K)To assign and provide that Requisition Compensation is applied m accordance with Section 8 hereof as if received in respect of the sale of  the Vessel;

(L)Not, without the previous consent in writing of the Mortgagee, to put the Vessel or suffer her to be put into the possession of any Person for the purpose of work being done upon her other than routine drydockings and ordinary maintenance in an amount exceeding or likely to exceed US$500,000 (or the equivalent in any other currency) unless such work is fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or unless such Person shall first have given to the M01igagee and on terms and conditions satisfactory to it a written undertaking not to exercise any lien on the Vessel or her Earnings for the cost of such work or otherwise;

(M)To keep the Vessel registered under the flag of the Republic of the Marshall Islands and to do or suffer to be done nothing whereby such registration may be forfeited or imperiled;

(N)To keep and to cause the Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except in favor of the Mortgagee, and except for crew's wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than thirty (30) days or, if requested by the Mortgagee by written notice to the Owner to discharge such lien, not more than twenty one (21) days from the date of such written notice (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, and not, except in favor of the Mortgagee, to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Mortgagee) her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance  as aforesaid to or in favor of any Person other than the Mortgagee;

(0)  Not, without the previous consent in writing of the Mortgagee (and then only subject to such terms and conditions as the Mortgagee may impose), to sell (otherwise than on an arm's length basis provided that the proceeds of such sale are distributed in accordance with Section 5.3 of the Credit Agreement), abandon or otherwise dispose of the Vessel or any interest therein;

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(P)To pay promptly to the Mortgagee all moneys (including reasonable  fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and to pay interest thereon at the Default Rate from the date whereon such expense or liability was incurred by the Mortgagee;

(Q)To comply with all declaration and reporting requirements imposed by the protection and indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Section 20/2/91, and to pay all premiums required to maintain in force the necessary U.S. Oil Pollution Cover;

(R)To comply with and satisfy all the requisites and formalities established by the laws of the Republic of the Marshall Islands to perfect this Mortgage as a legal, valid and enforceable first and preferred lien upon the Vessel and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5(R);

(S)Not without the previous consent of the Mortgagee in writing, which consent shall not be unreasonably withheld, to enter into any charter party agreement with respect to the Vessel, other than an Approved Charter;

(T)To place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all Persons having business with the Vessel which might give rise to any lien thereon other than liens for crew's wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

"NOTICE OF MORTGAGE

This Vessel is owned by LCI SHIPHOLDINGS, INC., and is subject to  a first preferred mortgage (the "First Mortgage") in favor of DVB BANK SE,  as security trustee, under the authority of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands. Under the terms of the said First Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other Person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except  as  permitted thereunder."

6.Mortgagee's   Right   to   Cure.    Without  prejudice  to  any  other  rights  of  the Mortgagee hereunder:

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(i)in the event that the provisions of Section 5(B) hereof or any of them shall not be complied  with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessel as it in its sole discretion may deem advisable;

(ii)in the event that the provisions of Section 5(C) and/or 5(D) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys  as it deems expedient or necessary; and

(iii)in the event that the provisions of Section 5(F) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as  are therein  mentioned and/or to take any such measures as it deems expedient or necessary  for  the purpose of securing the release of the Vessel;

Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing  subsections  (i), (ii) and (iii) shall be paid by the Owner on demand, with interest thereon at the rate provided for in Section 5(P) hereof from the date when such expenses were incurred by the Mortgagee.

7.Events of Default and Remedies.

(A)In case any one or more of the following events herein termed  an "Event of Default" shall occur and shall not have been received:

(i)a default in the payment when due of all or any part of the Obligations;

(ii)an Event of Default stipulated in Section 8.1 of the Credit Agreement shall occur and be continuing;

(iii)a default by the Owner occurs in the due and punctual observance of any of the covenants contained in Section 5 of this Mortgage (other than those listed in clause (iv) below); or

(iv)a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (A), (D), (E), (H), (J), or (P) of Section 5 of this Mortgage and such default continues unremedied for a period of ten (10) days; or

(v)it becomes impossible or unlawful for the Owner to fulfill any of the covenants and obligations contained in this  Mortgage  and  the  Mortgagee considers that such impossibility or illegality will have a material adverse effect on its rights under this Mortgage or the enforcement thereof.

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(B)If any Event of Default shall occur, the Mortgagee shall be entitled:

(i)to demand payment by written notice of the Obligations, whereupon such payment shall be immediately due and payable, anything contained in the Credit Agreement, the Note, this Mortgage, any of the other Transaction to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage  or any of the other Transaction Documents, provided,  however, that if, before any sale of the Vessel, all defaults shall have been remedied in a manner satisfactory to the M01igagee, the M01igagee may waive such defaults by written notice to  the Owner; but no such waiver shall extend to or affect any subsequent  or  other default or impair any rights and remedies consequent thereon;

(ii)at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the Default  Rate  from  the date when such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(iii)to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Maritime Law;

(iv)to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;

(v)to require that  all policies, contracts and other records relating to the Insurances (including details of and correspondence  concerning  outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

(vi)to collect, recover, compromise and give a good  discharge  for  all  claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings  in connection  therewith  as the Mortgagee  in its absolute discretion

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deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefore;

(vii)to discharge, compound, release or compromise  claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien thereon or which are or may be enforceable by proceedings thereagainst;

(viii)to take appropriate judicial proceedings for the  foreclosure  of  this Mo1igage and/or for the enforcement of the Mortgagee's rights hereunder or otherwise; recover judgment for any amount due in respect of the Credit Agreement, the Note, this M01igage or any of the other Transaction Documents and collect the same out of any property of the Owner;

(ix)to sell the Vessel by private contract at any time, free from any claim of or by the Owner of any nature whatsoever;

(x)to sell the Vessel at public auction (with power for the Security Trustee to purchase the Vessel at any such public auction and to set off the purchase price against all or any pmi of the Obligations), free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:

(a)by publishing such notice for ten (10) consecutive days 111 a  daily newspaper of general circulation published in New York City;

(b)if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(c)by sending a similar notice by telecopy confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale.

Such sale of the Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may  be  adjourned  by  the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at such sale.

(xi)pending sale of the Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain  and repair the Vessel and to employ or lay up the Vessel upon  such tern1s, in  such manner  and  for  such period  as the  Mortgagee  in its

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absolute discretion deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance,  repair,  classification  and employment  in all respects as if the M01tgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;

(xii)to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7(B)(xi) above with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee; and

(xiii)to recover from the Owner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred  by  the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by it;

PROVIDED, ALWAYS, that any sale of the Vessel or any interest therein by the Mortgagee pursuant to Section 7(B)(x) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to the Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefore.

In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the M01tgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

(C)Notwithstanding the foregoing, it is understood that, other than Clause (c) of the definition  of Total Loss, a Total Loss of the Vessel which is covered by the insurance maintained by the Owner pursuant to Section 5(B) hereof shall not be deemed to be a default under this Mortgage, the Credit Agreement, the Note, the other Security Documents, or any of them.

8.Application   of  Proceeds.The proceeds  of  any sale made  either under  the power  of sale hereby granted to the Mortgagee  or under  a judgment  or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to · the Mortgagee hereunder, any net earnings  arising from the management,  charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided  and

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the proceeds of any and all Insurances and any claims for damages on account of the Vessel or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied as follows:

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First:

To the payment of all costs and expenses (together with interest thereon as hereinbefore provided) incurred by the Mortgagee, the Agents and/or the Lenders, including the compensation of their respective agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee, the Agents and/or the Lenders hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement  of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and  at the option of the Mortgagee to the payment of all taxes, assessments or liens  claiming priority  over the lien of this Mortgage;

Second:	To the payment of the Obligations in the manner provided in the Credit Agreement; and

Third:	Any surplus thereafter remaining, to the Owner or to the Owner's successors in interest or assigns, or to whomsoever may be lawfully entitled to receive the same.

In the event that the proceeds are insufficient to pay the amounts specified in paragraphs "First" and "Second" above, the Mortgagee shall be entitled to collect the balance from the Owner or any other Person liable therefore.

9.No Waiver. No delay or omission of the Mortgagee to exercise any right or power vested in it under the Credit Agreement, the Note, this Mortgage, the other Transaction Documents or any of them shall impair such right or power or be construed as a waiver thereof or as acquiescence in any default by the Owner hereunder, nor shall the acceptance by the Mortgagee of any payments in connection with this Mortgage from any source be deemed  a waiver hereunder.  However, if at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings the Owner cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the Default Rate from the date when such expenses, advances and damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

10.Delegation   of  Power.   The Mortgagee  shall be  entitled  at  any time  and  as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 12 hereof) in such manner  and upon such terms and  to  such Persons  as the  Mortgagee  in its  absolute  discretion  may  deem advisable.

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11.Indemnity. Without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage or any of the other Transaction Documents, the Owner hereby agrees and undertakes to indemnify the Mo1igagee against all obligations and liabilities whatsoever and whensoever arising which the Mortgagee may incur in good faith in respect of, in relation to or in connection with the Vessel or otherwise howsoever in relation to or in connection with the enforcement of the Mortgagee's rights hereunder or under any of the other Transaction Documents to which the Owner is a party.

12.Power of Attorney.

(A)The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do  in relation to the Vessel,  including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards  and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessel, and to make, give  and execute in the name of the Owner, acquaintance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect .to the foregoing; PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default shall occur and shall not be exercisable after all defaults have been cured.

(B)The exercise of the power granted in this Section  12 by or on behalf of the Mortgagee shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13. Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

14. Commencement   of   Proceedings.    The  Mortgagee  shall  have  the  right  to commence  proceedings   in  the  courts  of  any  country  having  competent  jurisdiction   and  in particular  the  Mortgagee  shall  have  the  right  to  arrest  and  take  action  against  the  Vessel  at whatever  place  the Vessel  shall be  found lying  and  for the purpose  of  any action  which  the Mortgagee may bring before the local court for the jurisdiction  of such court or other judicial authority and the Owner agrees that for the purpose of proceedings  against the Vessel  any writ,

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notice, judgment or other legal process or documents may be served upon the Master of the Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.

15.Partial Invalidity. In the event that any prov1s10n or prov1s10ns of this Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction in any country, the Owner will, without prejudice to any other right and remedy of the Mortgagee under the Credit Agreement, the Note, this Mortgage, the other Transaction Documents or any of them, execute and deliver such other and further instruments and do such things as in the opinion of the M01igagee or its counsel will  be  necessary  or advisable to carry out the true intent and spirit of this Mortgage. In any event,  any  such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole.

16.Cumulative Remedies. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein or in the Credit Agreement, the Note or the other Transaction Documents specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy whether specifically in this Mortgage or in the Credit Agreement, the Note or the other Transaction Documents given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under the Credit Agreement, the Note, this Mortgage or any other Transaction Documents.

17.   Recordation   of  Mortgage.  For the purpose  of recording  this  First  Preferred Mortgage  the  total  amount  is  Thirty  Eight  Million  Five  Hundred  Thousand    Dollars ($38,500,000)  (exclusive  of  interest,  expenses  and  fees)  and  interest  and   performance of mortgage covenants.  The  discharge  amount  is  the  same  as  the  total  amount  and  there  is no separate discharge  amount  for the Vessel.   It is not  intended  that this  Mortgage  shall  include property other than the Vessel, and it shall not include prope1iy other than the Vessel as the term "vessel" is used in the Maritime Law. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

18.No    Waiver    of    Preferred    Status.      Anything   herein   to   the   contrary notwithstanding, it  is  intended  that  nothing  herein  shall  waive  the  preferred  status  of this M01igage  under  the  Maritime  Law  or  under  the  corresponding  provisions  of  any   other jurisdiction in which it is sought to be enforced and that,  if any provision or portion  thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

19.Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

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20.Notices.   Notices  and other communications under this Mortgage shall be in writing and may be given by facsimile as follows:

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If to the Owner:
LCI Shipholdings, Inc.
11 North Water Street
Suite 18290
Mobile, Alabama 36602 Attention:
Chief Financial Officer
Facsimile No.: (251) 243 9121

with a copy to:

International Shipholding Corporation
One Whitehall Street
New York, New York 10004
Attention: Niels M. Johnsen Facsimile
No.: (212) 514-5692

If to the Mortgagee:
DVB Bank SE Park House
16-18 Finsbury Circus
London EC2M 7EB, United Kingdom Attention:
Peter Attridge
Department: Transaction and Loan Services
Email: tls.london@dvbbank.com
Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC
609 Fifth Avenue, 5th Floor
New York, New York 10017, USA
Facsimile: + 212 858 2664 Attention:
Christoph Clauss
Email: christoph. clauss@dvbbank. com

or to such other address as either party shall from time to time specify in writing to the other. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or other communication shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received (provided that it is received prior to 10 a.m. New York time; otherwise it shall be deemed to have been received on  the  next following  Banking  Day),  in the  case  of  a facsimile  at the time of dispatch  thereof  (provided

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further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality), and in the case of a letter, at the time of receipt thereof.

21.Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the  Mortgagee,  to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.

22.Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee.

23.Successors   and   Assigns.     All  the  covenants,  promises,   stipulations   and agreements of the Owner and  all the rights  and remedies  of the Mortgagee  contained  in  this Mortgage shall bind the Owner, its successors and assigns, and shall inure to the benefit of the Mortgagee, its successors and assigns, whether so expressed or not.

24.Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands.

25.Headings. In this Mortgage, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Owner and the Mortgagee have executed this M01igage by their respective duly authorized representatives as of the day and year first above written.

LCI SHIPHOLDINGS, INC.,
as Owner

By:
Name:
Title:

DVB BANK SE,
as Mortgagee

By:
Name:
Title:

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ACKNOWLEDGMENT   OF MORTGAGE

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STATE OF NEW YORK)
: ss:
COUNTY OF NEW YORK)

On  the     day   ofm  the  year   2014,  before  me,   the undersigned personally appeared -------------·' personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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ACKNOWLEDGMENT   OF MORTGAGE

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STATE OF NEW YORK)
: ss:
COUNTY OF NEW YORK)

On  the            day  of                                 , in the year 2014, before me, the undersigned  personally  appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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Exhibit A

Credit Agreement

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Exhibit B

Note

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Exhibit C

Prior Mortgage

EXHIBIT H-1

FORM OF LETTER  OF INSTRUCTION  TO CLASSIFICATION  SOCIETY

To:      [NAME OF CLASSIFICATION SOCIETY]

Date:July [•], 2014

Dear Sirs:

Name of Vessel: "GREEN BAY" (the "Vessel")

Flag: United States of America

IMO Number: 9339818

Name of Owner: Waterman Steamship Corporation (the "Owner")

Name of mortgagee: DVB Bank SE (the "Mortgagee")

We refer to the Vessel, which is registered in the ownership of the Owner, and which has been entered in and classed by [Name of Classification Society] (the "Classification Society").

The Mortgagee has agreed to provide financing to the Owner upon condition that, among other things, the Owner and the Mortgagee issue this letter of instruction to the Classification Society.

The Owner and the Mortgagee irrevocably and unconditionally instruct and authorise the Classification Society (notwithstanding any previous instructions whatsoever which the Owner may have given to the Classification Society to the contrary) as follows:

1to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the Classification Society in relation to the Vessel;

2to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class, related records and other information of the Owner and the Vessel either (i) electronically (through the Classification Society directly or by way of indirect access via the Owner's account manager and designating the Security Trustee as a user or administrator of the system under its account) or (ii) in person at the offices of the Classification Society, and to take copies of them electronically or otherwise;

3to notify the Mortgagee immediately in writing and by email to techcom@dvbbank.com if the Classification Society:

(a)receives notification from the Owner or any other person that the Vessel's classification society is to be changed;

(b)becomes aware of any facts or matters which may result or have resulted in a condition of class or a recommendation, or a change, suspension, discontinuance, withdrawal or expiry of the Vessel's class under the rules or terms and conditions of the Owner's or the Vessel's membership of the Classification Society;

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4following receipt of a written request from the Mortgagee:

(a)to confirm that the Owner is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society;

(b)if the Owner is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society; or

(c)to provide any other information reasonably requested.

Notwithstanding the above instructions given for the benefit of the Mortgagee, the Owner shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing in this letter should be construed as imposing any obligation or liability on the Mortgagee to the Classification Society in respect thereof. The instructions and authorizations which are contained in this notice shall remain in full force and effect until the Owner and the Mortgagee together give you notice in writing revoking them.

The Owner undertakes to reimburse the Classification Society in full for any costs or expenses it may incur in complying with the instructions and authorizations referred to in this letter.

This letter and any non-contractual obligations arising from or connected with it are governed by New York law.

WATERMAN STEAMSHIP CORPORATION, as Owner

By:   __________________________

Name:

Title:

DVB BANK SE, as Mortgagee

By:   __________________________

Name:

Title:

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EXHIBIT H-2

FORM OF CLASSIFICATION  SOCIETY LETTER  OF UNDERTAKING

To:Name of Owner

Address

Attention:

Facsimile

Email:

-and-

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attention:  Peter Attridge

Department: Transaction and Loan Services

Email: tls.london@dvbbank.com  and techcom@dvbbank.com

Fax:  +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Facsimile: + 212 858 2664

Attention:   Christoph Clauss

Email: christoph. clauss@dvb bank. com

Dated: [•]

Dear Sirs:

Name of Vessel: "GREEN BAY" (the "Vessel")

Flag: United States of America

IMO Number: 9339818

Name of Owner: Waterman Steamship Corporation (the "Owner")

Name of mortgagee: DVB Bank SE (the "Mortgagee")

We, [Name of Classification Society], hereby acknowledge receipt of a letter (a copy of which is attached hereto) dated [•] sent to us by the Owner and the Mortgagee (together the "Instructing Parties") regarding the Vessel.

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In consideration of the agreement by the Mortgagee to approve the selection of [•] (the receipt and adequacy of which is hereby acknowledged), we undertake to comply with the instructions of the Instructing Parties contained in such letter.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by New York law.

Very truly yours

For and on behalf of

[NAME OF CLASSIFICATION  SOCIETY]

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EXHIBIT I

WATERMAN STEAMSHIP CORPORATION

AS PLEDGOR

DVB BANK SE

(ACTING IN ITS FUNCTION AS LENDER AND SECURITY TRUSTEE)

AS PLEDGEE

_________________________________________________

Account Pledge Agreement

(Kontoverpfandung )

JULY________, 2014

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Version 12/2013Account Pledge Agreement

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CONTENTS

CLAUSE		PAGE
1	Definitions and Interpretation	3
2	Purpose of the pledge	5
3	Pledge	5
4	Enforcement of the Pledges	6
5	Access to Account Information, Pledgor's Right of Disposal	7
6	General Business Conditions	8
7	Undertakings of the Pledgor	8
8	Representations and Warranties	9
9	Indemnity	10
10	Release (Pfandji-eigabe )	10
11	Costs and Expenses	11
12	Duration and Independence	11
13	Partial Invalidity; Waiver	11
14	Amendments	12
15	Notices and their Language	12
16	Counterparts	13
17	Conclusion of this Agreement	13
18	Applicable Law; Jurisdiction	13
SCHEDULE 1 List of Accounts		15
SCHEDULE 2 Notice of Pledge		16

Version 12/2013Account Pledge AgreementPage 2 of17

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THIS ACCOUNT PLEDGE AGREEMENT is made BETWEEN:

WATERMAN  STEAMSHIP CORPORATION, a corporation organised under the laws of

the    State    of    New    York    having    its     offices     at     One     Whitehall     Street New York, NY 10004 (Pledgor);

and

DVB BANK SE ("DVB"), a banking corporation organized under the laws of the Federal Republic of Germany, having its offices at Platz der Republik 6, D-60325 Frankfurt am Main, Germany (acting in its capacity as Security Trustee under the Credit Agreement (as defined below) (Pledgee).

WHEREAS:

(A)Pursuant to a Credit Agreement dated July _, 2014, (the "Credit Agreement" ) made by and among (1) the Pledgor, as borrower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (along with the Pledgor, the "Security Parties "), (3) the banks and financial institutions listed on Schedule I thereto, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 13 thereto, the "Lenders" and each a "Lender"), (4) DVB, as facility agent and security trustee, and (5) DVB, as mandated lead arranger, the Lenders agreed to provide to the Pledgor, a senior secured term loan of up to

$38,500,000.

(B)The Pledgor has agreed to grant a pledge over its present and future credit balances standing to the credit on the Accounts (as defined below) as security for the Pledgee' s claims against the Pledgor under the Security Documents (as defined below).

(C)The security created by this Agreement is to be administered by DVB in its own name and in the interest of the Lenders pursuant to the relevant provisions of Section of the Credit Agreement.

NOW, IT IS AGREED as follows:

1.        DEFINITIONS AND INTERPRETATION

1.1      Definitions

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In this Agreement:

Version 12/2013Account Pledge AgreementPage 3 of  17

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Accounts  means  the bank  accounts listed in Schedule  1 (List of Accounts ) hereto  and Account means any of them.

Account Bank means a bank listed in Schedule 1 (List of Accounts) administering any of the Accounts.

Event of Default means an event in accordance with Clause 8 of the Credit Agreement.

Finance Documents means the Credit Agreement, the fee letter, the Security Documents, and any other document designated as a "Transaction Document" by the parties thereto and entered into pursuant to the Credit Agreement.

Secured Obligations means any and all sums, liabilities and obligations in whatsoever currency (whether now existing or hereafter arising, whether  actual  or  contingent,  whether solely or jointly with others, whether as primary obligor or surety whether or not for the payment of money including, without limitation, any obligation or liability to pay damages) which are or may  become payable or owing by the Security Parties to the Pledgee or any Lender pursuant to or in connection with the Transaction Documents or any of them, including, but not limited to any obligation based on unjust enrichment (ungerechtfertigte Berei cherung) or tort (Delikt) as well as under parallel debt.

Security Documents means any security document entered into as security for any obligations of the Security Parties under the Transaction Documents or any of them.

1.2      Interpretation

a)This Agreement is made in the English language only but is governed by German law. For the avoidance of doubt, the English language version of this Agreement shall prevail over  any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail wherever such original English word or phrase translated by such German word or phrase appears in the text of this agreement. Wherever a German legal term or concept has been used in this Agreement, such German law legal term or concept shall be authoritative for the construction. Where an English legal te1m or concept has been used in this Agreement, the related German legal term or concept shall be authoritative for the purpose of construction, unless specifically so provided.

b)Words importing the singular include the plural and vice versa.

c)Any reference to a party or other person (including the Pledgor and  the  Pledgee) includes   the   respective   successor(s)   in   law   (including   any   universal   successor ( Gesamtrechtsnachfolger )  of  that  person  by  way  of merger  ( Verschmelzung),  any

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other reorganization contemplated in the German Transformation Act ( Umwand lungsgesetz) or otherwise) and any assign(s) and transferee(s) of that person and, to the extent legally possible, any legal provision to the contrary is waived.

2.PURPOSE OF THE PLEDGE

The pledges created hereunder are constituted in order to secure (zur Besicherung) the prompt and complete satisfaction of all Secured Obligations. The pledges shall also cover any future extension of the Secured Obligations and the Pledgor herewith expressly agrees that the provisions of section 1210 para. 1 sentence 2 of the German Civil Code (Biirgerliches Gesetzbuch) shall not apply to this Agreement.

3.PLEDGE

3.1The Pledgor hereby grants to the Pledgee a first priority pledge over all its present and future rights and claims (whether conditional or unconditional) arising against the Ac count Bank from or in relation to any Account, any sub-account, renewal, re-designation or replacement thereof, including without limitation:

a)all rights and claims in respect of present and future:

aa) cash deposits (Guthaben) (including, without limitation, saving deposits (Spareinlagen ), time deposits ( Termineinlagen) (including fixed deposits (Festgeldguthaben ) and termination monies (Kiindigungsgelder )); and

bb) call money deposits ( Tagesgeldeinlagen) (including deposits  for overnight money ( Tagesgelder), tomorrow next money ( Tagesgelder mit  Lieferung nach zwei Tagen), spot next money ( Tagesgelder mit Lieferung zu einem bes timmten Zeitpunkt) and money until further notice ( Geld b.a.w.))) standing from time to time to the credit of the Account, including all claims to interest payable;

b)in respect of each Account maintained as a giro account (Girokonto) at present or in the future all claims:

aa)       in respect of present and future credit balances (positive Salden);

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bb)in respect of present and future credit entries (gutgeschriebene Betrage ),

cc)to interest payable; and

dd)    to all other present and future monetary rights and claims arising under or in connection with the respective giro agreement (Girovertrag) (including with-

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out limitation all claims to the grant of a credit entry ( Gutschrftanspruch ));

and

c)in respect of each Account maintained as a current account (Kontokorrentkonto ) at present or in the future to:

aa)     all present and future rights and claims arising under or in connection with the respective current account agreement (Kontokorrentabrede ) (including, with out limitation, all claims to detennination and acknowledgement of the cur rent account balance (Anspruch auf Saldofeststellung und -anerkennung);

bb)all claims to present and future current account balances (Saldoforderungen )

including the causal final balance (kausaler Schlusssaldo ); and

cc)    the right to terminate the current account relationship (Kiindigung des Kontokorrents ) )

(each a Pledge and together Pledges).

3.2The Pledgee accepts the Pledges.

3.3The validity and effect of each of the Pledges shall be independent from the validity and the effect of the other Pledges created hereunder.

3.4Each of the Pledges is in addition, and without prejudice, to any other security the Pledgee may now or hereafter hold in respect of the Secured Obligations.

3.5For the avoidance of doubt, the parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment including by way of assumption ( VertragszJ,bernahme) of all or part of the Secured Obligations by the Pledgee to a future pledgee.

3.6Waiving s 418 of the German Civil Code (Biirgerliches Gesetzbuch), the parties to this Agreement hereby agree that the security created hereunder shall not be affected by any transfer or assumption of the Secured Obligations to, or by, any third party.

4.ENFORCEMENT OF THE PLEDGES

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4.1If the requirements set forth in sections 1273, 1204 et seq. of the German Civil Code with regard to the enforcement of any of the Pledges are met (Pfandreife ), then in order to enforce the Pledges, the Pledgee may at any time hereafter avail itself of all rights and remedies that a pledgee has upon default of a pledgor under the laws of the Federal Republic of Germany.

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4.2Notwithstanding section 1277 of the German Civil Code, the Pledgee is entitled to exercise their rights without obtaining a final judgement or other instrument (vollstreckbarer Titel) against the Pledgor in any relevant court or tribunal.

4.3The Pledgor hereby expressly agrees that five business days' prior written notice to the Pledgor of enforcement of the Pledges shall be sufficient. However, such notification is not necessary if (i) the Obligors have ceased to make payments generally, (ii) an application for the institution of insolvency proceedings is filed by or against any of them or (iii) there is reason to believe that observance of the notice period will adversely affect the security interest of the Pledgee.

4.4The Pledgee will enforce the Pledges or any of them by collecting the credit balance from the Accounts only to the extent necessary in order to ensure that the outstanding amounts under the Secured Obligations are satisfied. After complete and full satisfaction of all Secured Obligations any remaining surplus shall be promptly retransferred to the Pledgor.

4.5If the Pledgee seeks to enforce any Pledge, the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt realization of the relevant Pledge(s) or the exercise by the Pledgee of any other right.

4.6If the Pledges are enforced, no rights of the Pledgee shall pass to the Pledgor by subrogation or otherwise unless and until all of the Secured Obligations have been satisfied and discharged in full. Until then, the Pledgee shall be entitled to treat all enforcement proceeds as additional collateral for the Secured Obligations, or to seek satisfaction from such proceeds at any time.

4.7The Pledgee may, in its sole discretion, determine which of several security interests, if applicable, shall be used to satisfy the Secured Obligations.

4.8The Pledgor hereby expressly waives all defenses of revocation (Einrede der Anfechtbarkeit ) and set-off (Einrede der Aufrechenbarkeit ) pursuant to sections 770, 1211 of the German Civil Code save to the extent that the Pledgor is in a position to discharge the Secured Obligations by way of set-off of claims which are either undisputed or which have been the subject of a final court judgment against claims of the Pledgee. The Pledgor hereby expressly waives any defences of failure to pursue remedies. (Einrede der Vorausklage) pursuant to section 771 of the German Civil Code. In case of enforcement, section 1225 of the German Civil Code (Forderungsubergang auf den Verpfo, nder) shall not apply.

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5.ACCESS TO ACCOUNT INFORMATION, PLEDGOR 1S RIGHT OF DISPOSAL

5.1The Pledgor hereby authorizes the Pledgee to receive information on the balance on each of the Accounts from the relevant Account Bank at any time.

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5.2Prior to the occurrence of an Event of Default, the Pledgor shall have the right to exercise all rights and powers in respect of the Accounts as listed in Schedule 1 (List of Accounts) as provided for in the Credit Agreement.

5.3After the occurrence of an Event of Default, the Pledgor may exercise any rights and powers in respect of the Accounts only with the prior written consent of the Pledgee.

5.4Each Account may only be closed with the prior written consent of the Pledgee.

6.GENERAL BUSINESS CONDITIONS

6.1Provided that the Pledgee is an Account Bank or the only Account Bank, the Pledgee subordinates hereby the pledge existing by operation of its general business conditions, to the Pledges so that the Pledges will rank ahead of such pledge in its general business conditions.

6.2The Pledgor undertakes to procure that each Account Bank (which is not the Pledgee) subordinates any existing pledge, including, but without limitation, any pledge existing by operation of its general business conditions, to the Pledges so that the Pledges will rank ahead of all other pledges affecting the Accounts with the relevant Account Bank.

7.UNDERTAKINGS OF THE PLEDGOR

During the term of this Agreement, the Pledgor undertakes to the Pledgee:

7.1to notify any Account Bank and any other relevant third party of the Pledges in substantially the form set out in Schedule 2 (Notice of Pledge) attached to this Agreement with out undue;

7.2to cause the Account Bank to acknowledge the Pledges towards the Pledgee by executing and delivering to the Pledgee the form of the acknowledgment attached to the notice set out in Schedule 2 attached to this Agreement;

7.3to operate the Accounts in accordance with the Finance Documents;

7.4to ensure that it will be the sole legal and beneficial owner of the Accounts;

7.5not to take, or participate in,

(i)any action which results or might result in the Pledgor's loss of ownership of all or part of the Accounts;

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(ii)any action which results or might result in the closing of the Accounts;

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(iii)any other transaction which would have the same effect as a sale, transfer, encumbrance, or other disposal of the Accounts,

(iv)any action which would for any other reason be inconsistent with the security interest of the Pledgees or the security purpose (as described in Clause 3 (Pledge) above), or

(v)any action which would defeat, impair or circumvent the rights of the Pledgee, except, in each case, with the prior written consent of the Pledgee;

7.6not to encumber, permit to subsist, create, or agree to create any other security interest or third party right in or over the Accounts other than any pledge existing by operation of the relevant Account Bank's general business conditions;

7.7render at its own expense all necessary assistance in the event the Pledgee seeks the enforcement of the Pledges;

7.8to promptly inform the Pledgee, by notification in writing, of all events which may adversely affect the security interest of the Pledgee created by this Agreement; and

7.9upon the opening of any other account in the Federal Republic of Germany, to immediately notify the Security Trustee for and on behalf of the Pledgees and to grant respective account pledges over any such accounts to the Pledgees and any future pledgee following the format of this Agreement and in accordance with its terms and conditions.

8.REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Pledgee by way of an independent guarantee in the meaning of section 311 of the German Civil Code (unabhiingiges Garantieversprechen) that:

8.1it is and will be the sole legal and beneficial  owner, free from encumbrances other than the Pledges, of the Accounts and has the corporate power and authority to enter into this Agreement;

8.2the Pledgor is validly existing under the laws of State of New York and is not over- indebted, insolvent or subject to any insolvency proceedings;

8.3it has corporate power and authority to enter into this Agreement and to perform its obligation contemplated hereby;

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8.4all necessary corporate action has been taken to authorize the entry into this Agreement and the execution of this Agreement;

8.5upon due notification to the Account Banks, the Pledge will have as security for any and all Secured  Obligations,  a validly perfected  first-priority  security interest  in the Ac-

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counts or over the  proceeds from any enforcement of the Accounts in accordance with Clause 4.1 (Enforcement of the Pledges ) above and the Pledges created hereby are enforceable without enforceable judgment or other instrument (vollstreckbarer Titel); and

8.6the execution, delivery and performance of this Agreement will not violate any pro vision or any material requirement of law or contractual obligation of the Pledgor and will not result in the creation or imposition of any lien on any of the material properties or assets of the Pledgor pursuant to any requirement of law or contractual obligation, except the liens created pursuant to this Agreement.

9.INDEMNITY

9.1In case of willful acts, gross negligence, malice (Arglist) as well as in case of any injury of life, personal injury or injury to health, the Pledgee shall be liable in accordance with the statutory provisions. In cases of slight negligence, the Pledgee will not be liable unless a breach of a material contractual obligation occurs. In such cases, the Pledgee' s liability will be limited to the typical, foreseeable damage. In any other case of slight negligence including tort, the Pledgee 's liability is excluded.

9.2The Pledgor will indemnify the Pledgee and keep the Pledgee indemnified against any and all damages, losses, actions, claims, expenses, demands and liabilities which may be incurred by, or made against, the Pledgee for anything done or omitted in the exercise or purp01ied exercise of the powers contained herein and occasioned by any breach of the Pledgor of any of its obligations or undertakings contained herein other than to the extent that such damages, losses, actions, claims, expenses, demands and liabilities are incurred by, or made against, the Pledgee as the result of the gross negligence or willful misconduct of the Pledgee.

10.RELEASE  (PFANDFREIGABE)

10.1Upon complete and irrevocable satisfaction of the Secured Obligations, the Pledgee will as soon as reasonably practical declare the release of the Pledges (Pfandfreigabe ) to the Pledgor as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the  Secured Obligations, the Pledges,  due to their accessory nature (Akzessorietat ), cease to exist by operation of German mandatory law.

10.2At any time when the total value of the aggregate security granted by the Pledgor and any of the other Obligors to secure the Secured Obligations  (Security) which can be

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expected to be realized in the event of an enforcement of the Security (realisierbarer  Wert) exceeds 110% of the Secured Obligations (Limit) not only temporarily, the Pledgee shall on demand of the Pledgor release such part of the Security (Sicherheite1freigabe ) as the Pledgee may  in its reasonable  discretion  determine  so as to reduce the realizable  value of the

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Security to the Limit. The Pledgor shall demonstrate to the Pledgee that the requirements for such release have been met.

10.3If an amount paid by any Obligor to the Pledgee under any Finance Document is capable of being avoided or otherwise set aside on the liquidation, administration, winding up or other similar proceeding  in the jurisdiction of such Obligor or otherwise, then such amount shall not be considered to have been finally and irrevocably paid for the purposes hereof.

11.     COSTS AND EXPENSES

All costs, charges, fees and expenses triggered by this Agreement or reasonably incurred in connection with its preparation, execution, amendments and enforcement, in each case including fees for legal advisers, shall be borne by the Pledgor.

12.DURATION  AND INDEPENDENCE

12.1This Agreement shall remain in full force and effect until complete satisfaction of the Secured Obligations. The Pledges shall not cease to exist if the Secured Obligations have only temporarily been discharged.

12.2This Agreement shall create a continuing security and no change, amendment, re statement or supplement whatsoever in the Finance Documents or in any document or agreement related to any of the Finance Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

12.3This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgee. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

13.PARTIAL INVALIDITY; WAIYER

13.1If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any relevant jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid or unenforceable provision shall be deemed replaced by such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the

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invalid, illegal or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap (Regelungs!U cke) in this Agreement.

13.2No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial

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exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

14.AMENDMENTS

Any amendments, changes or variations to this Agreement may be made only with the agreement of the Pledgor and the Pledgee in writing. This applies also to this Clause 14.

15.NOTICES AND THEIR LANGUAGE

15.1Any notice or other communication under or in c01mection with this Agreement shall be in writing and shall be delivered personally, or sent by letter or in facsimile to the following addresses:

for the Pledgor:

WATERMAN STEAMSHIP CORPORATION

11 North Water Street Suite 18290

Mobile, Alabama 36602 Attention: Chief Financial Officer Facsimile No.:  (251) 243 9121

with a copy to:

for the Pledgee:

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International

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Shipholding Corporation One Whitehall Street

New York, New York 10004 Attention: Niels M. Johnsen Facsimile No.: (212) 514-5692

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attention:  Peter Attridge

Department: Transaction and Loan Services

Email: tls.london@dvbbank.com

Fax:  +44 207 256 4352

with a copy to:

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DVB BANK SE

c/o DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Facsimile: +  212 858 2664

Attention:  Christoph Clauss

Email: christoph.clauss@dvbbank.com

or to such other address as the recipient may notify or may have notified to the other party in writing.

15.2Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into the English language. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

15.3The Pledgor agrees that any writ, notice of judgment or other legal process or document in connection with such proceeding may be served upon the Pledgor by delivering the same to its address as aforesaid. Additionally for any proceedings in German courts the Pledgor shall provide an agent for service of process in the Federal Republic of Germany and the Pledgor agrees that any writ, notice or judgment or other legal process or document in connection with such proceeding may be served upon the Pledgor by delivering the same to [Name of the Process Agent in Germany].

16.COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute but one and the same instrument.

17.CONCLUSION OF THIS AGREEMENT

This Agreement may also be concluded by an exchange of signed signature pages, transmit ted by means of telecommunication ( telekommunikative Ubermittlung), by fax or by electronic photocopy.

18.APPLICABLE LAW; JURISDICTION

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18.1This Agreement and any non-contractual obligations in connection therewith shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany excluding the German conflicts of law rules.

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18.2The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be Frankfurt am Main, Germany. The Pledgee however, shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, if and to the extent permitted by applicable law.

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SCHEDULE 1

List of Accounts

No.
	Account Type	[Sub- ]Account No.	Bank Sort Code/ IBAN/ S\VIFT-Code	Name and Address of the Account Bank
Account 1	Earnings Account			DVB Bank SE Platz der Re- publik 6 60325 Frank- fort Germany
Account 2	Retention Account			DVB Bank SE Platzder Republik 6 60325 Frankfurt Germany

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SCHEDULE 2

Notice of Pledge

[ON PLEDGOR'S LETTERHEAD]

From: WATERMAN STEAMSHIP CORPORATION

To:[Account Bank]

Date:[Date]

Notice  of pledge  in  respect  of  the  account  [Account Number]  (the  ["Earnings  Account"]/["Retention account"])

Dear Sirs

Re:

We hereby give you notice that by an account pledge agreement dated []  (Account Pledge Agreement) we have pledged in favour of DVB Bank SE [acting in its function as security trustee) (the Pledgee ) all of our rights, title and interest in and to the [Earnings Account]/[Retention Account] (which shall include all sub-accounts, renewals, replacements and redesignations thereof) and all monies and interest from time to time standing or accruing to the credit thereof.

Until notice to the contrary from the Pledgee to be served on you as Account Bank (provided you are not the Pledgee) we may continue to operate the Earnings Account and in particular may dispose over the amounts standing to the credit of the Earnings Account. Upon receipt of such aforesaid notice to the contrary you, as Account Bank, shall not allow any dispositions by ourselves of amounts standing to the credit of the Earnings Account.

A copy of the Account Pledge Agreement is attached hereto.

Yours faithfully,

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_______________________________

For and on behalf of WATERMAN STEAMSHIP CORPORATION Attachment: Copy of the Account Pledge Agreement

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[ON ACCOUNT BANK'S LETTERHEAD]

From:  [Account Bank]

To:      \VATERMAN STEAMSHIP CORPORATION

Copy:  [DVB Bank SE in its function as Security Trustee]

Your notice of pledge in respect of the account [Account Number] (the ["Earnings Account"]/["Retention account"])

We acknowledge receipt of the above notice and confirm that we have neither received any previous notice of pledge relating to the [Earnings Account]/[Retention account] nor are we aware of any third party rights in relation to the [Earnings Account]/[Retention account].

We hereby irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off or deduction from the [Earnings Account]/[Retention account] or invoke any rights of retention in relation to the [Earnings Account]/[Retention account].

We agree that the pledge in our favour over the [Earnings Account]/[Retention account] granted pursuant to our General Business Conditions shall rank behind all the pledges over the [Earnings Account]/[Retention account] granted to the Pledgees by the Pledgor pursuant to the Account Pledge Agreement referred to in the notice referred to above.

[DATE]

___________________________

For and on behalf of

[ACCOUNT BANK]

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THIS ACCOUNT PLEDGE AGREEMENT has been entered into on the date stated on the cover page by

\VATERMAN STEAMSHIP CORPORATION

By: _______________________________

Name: [NAME]

Title:[TITLE]

DVB BANK SE

By: _______________________________

Name: [NAME]

Title:[TITLE]

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EXHIBIT J

MANAGER'S UNDERTAKING

July _, 2014

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attention:   Peter Attridge

Department: Transaction and Loan Services Email:

tls.london@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Facsimile: + 212 858 2664 Attention:

Christoph Clauss

Email:  christoph.clauss@dvbbank.com

WATERMAN  STEAMSHIP CORPORATION  (the "Owner")

Dear Sirs:

We refer to that certain credit agreement dated as of July _, 2014 (the "Credit Agreement"), made by and among (1) the Owner, as borrower,  (2) INTERNATIONAL  SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) the  banks and financial institutions listed on  Schedule  I of the Credit Agreement, as lenders (together with any bank or financial  institution  which  becomes  a Lender pursuant to Section 12 of the Credit Agreement, the "Lenders" and each a "Lender"), (4) DVB BANK SE ("DVB"), as facility agent for the Lenders and security trustee for the Lenders (in such capacities, the "Facility Agent" and the "Security Trustee",  respectively) and (5) DVB, as mandated lead arranger, the Lenders have agreed to make available to the Owner a secured te1m loan facility in the amount of up to Thi1iy Eight Million Five Hundred Thousand Dollars($38,500,000).

We hereby confirm that we have been appointed as the [commercial][technical]  manager  of the United States flag vessel GREEN BAY (the "Vessel"), Official No. 9339818, pursuant to a management   agreement   (the  "Management  Agreement"),   dated   as  of _, 2014, between the Owner and ourselves. We hereby represent and warrant that the copy of the Management Agreement attached hereto is a true and complete copy of the Management Agreement, and that there have been no amendments or variations thereto or defaults thereunder by us or, to the best of our knowledge and belief, the Owner.

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In consideration of the Creditors (as defined in the Credit Agreement) granting their approval to our appointment as manager of the Vessel, we hereby irrevocably and unconditionally unde1iake with the Creditors as follows that:

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(a)all claims of whatsoever nature which we have or may at any time hereafter have against or in connection with the Vessel, its earnings, insurances or requisition compensation,  or against the Owner, shall rank after and be in all respects subordinate to all of the rights and claims of the Creditors against such property or persons; provided, however, so long as no Event of Default (as defined in the Credit Agreement) shall have occurred or be continuing, any amount due to us under the Management Agreement may be paid by the Owner;

(b)we shall not institute any legal or quasi-legal proceedings under any jurisdiction at any time hereafter against the Vessel, its earnings, insurances or requisition compensation, or against the Owner in any capacity without the Facility Agent's express, prior written consent;

(c)we shall upon the Facility Agent's written request deliver to the Facility Agent all documents of whatever nature held by us or any sub-manager appointed by us in connection with the Owner or the Vessel, its earnings, insurances or requisition compensation;

(d)we shall not do, or omit to do, or cause anything to be done or omitted, which might be contrary to or incompatible with the obligations undertaken by the Owner under the Credit Agreement and the other Transaction Documents (as defined in the Credit Agreement);

(e)we shall not agree or purport to agree to any material amendment or variation or termination of the Management Agreement without the prior written consent  of the  Lenders,  except where the amendment or variation is required to comply with applicable laws or regulations;

(f)we shall (i) direct and procure that all moneys payable to us or through us with respect to any charter or other contract of employment with respect to the Vessel ("Charter Revenue") shall be paid directly into (A) our account at DVB BANK SE (Account No.----  (the "[WATERMAN] Account"), or (B) the Owner's Earnings Account (as defined in the Credit Agreement), and (ii) direct and procure that all aforesaid moneys received into the [WATERMAN]  Account  shall be remitted  from such account to the Owner's Earnings Account (as defined in the Credit Agreement) as soon as possible after receipt thereof;

(g)we shall ensure that no Charter Revenue shall be paid into or through any account which is pledged or assigned to, or otherwise encumbered or subject to any rights of setoff in favor of, any entity or person other than the Security Trustee;

(h)we shall procure that any sub-manager appointed by us will, on or before the date of such appointment, enter into an unde1taking in favor of the  Creditors  in substantially the  same form as this letter;

(i)we shall advise the Facility Agent in writing prior to our ceasing to be the manager of the Vessel; and

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U)we shall immediately advise the Facility Agent in writing if the Vessel's Safety Management Certificate is withdrawn.

Upon satisfaction of the indebtedness of the Owner to the Creditors under the Credit Agreement and the other applicable Transaction Documents, our obligations hereunder shall terminate.

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The provisions of this letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Any legal action or proceeding with respect to this letter may be brought in any New York State court or Federal court of the United States of America sitting in New York City and any appellate court from any thereof or such other courts having jurisdiction over such action or proceeding as the Lender may select. By execution and delivery of this letter  and for the  exclusive benefit of the Lenders, we irrevocably and generally and unconditionally  accept the jurisdiction  of such courts.

[Signature page follows]

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3

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[MANAGER]

By: -------

Name:

Title:

COPY OF MANAGEMENT  AGREEMENT

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EXHIBIT K

FORM OF ASSET MAINTENANCE  COMPLIANCE  CERTIFICATE

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER OF

INTERNATIONAL  SHIPHOLDING  CORPORATION

FOR THE PERIOD ENDED [JUNE 30]/[DECEMBER  31], 20

The   undersigned,  being   the   chief  financial  officer  of   INTERNATIONAL SHIPHOLDING  CORPORATION,  a corporation organized  and  existing under the laws of the State of Delaware  ("ISH"), hereby  certifies,  on behalf  of the Borrower  (as defined  below),  to DVB BANK SE ("DVB"), as facility agent for the Lenders, in connection with that certain credit agreement,  dated  as of                                 , 2014  (the "Credit  Agreement"), by  and  among  (1) WATERMAN STEAMSHIP CORPORATION,  a corporation incorporated under the laws of the State of New York, as borrower (together with any successor thereto, the "Borrower"), (2) ISH, as  guarantor,   (3)  the  banks  and  financial  institutions   listed  on  Schedule  I  of  the  Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the "Lenders" and each a "Lender"), (4) DVB, as facility agent for the Lenders and security trustee for the Lenders and (5) DVB, as mandated lead  arranger, providing  for a secured term loan to be made available to the Borrower,  in the , amount  of up  to  Thirty  Eight  Million  Five Hundred  Thousand  Dollars  (US$38,500,000)  (the "Facility"), that the Borrower is in compliance with the covenant contained in Section 9.4 of the Credit  Agreement  and  Annex  A  attached  hereto  shows  the  calculation  thereof  in reasonable detail.

Capitalized  terms  used  herein  without  definition  have  the  meaning  ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this [30th131st] day of [June/December], 20_.

INTERNATIONAL  SHIPHOLDING  CORPORATION

By:
Name:
Title:

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ANNEX A

Section 9.4 - Fair Market Value

The  Fair  Market  Value  of  the  Vessel  shall  not  be  less  than  [INSERT  the  applicable Required Percentage] of the outstanding amount of the Facility.

A.	Fair Market Value of GREEN BAY	Actual = $

B.	Amount of Facility outstanding	Actual = $

A expressed as a percentage of B		Actual %

Requirement pursuant to Credit Agreement:		not less than %

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EXHIBIT L

OMNIBUS ASSIGNMENT,  ASSUMPTION  AND AMENDMENT  AGREEMENT  OMNIBUS   ASSIGNMENT,    ASSUMPTION    AND    AMENDMENT    AGREEMENT    (this

"Agreement") dated as of [•], 2014, among International Shipholding Corporation, a Delaware corporation ("ISH" or the "Guarantor"), Waterman Steamship Corporation, a New York corporation ("Waterman" or "Assignor"), LCI Shipholdings, Inc., a corporation existing under the laws of the Republic of the Marshall Islands ("LCI" or "Assignee"), DVB Bank SE, as facility agent (in such capacity, the "Facility Agent") and as security trustee (in such capacity, the "Security Trustee") and the other parties named in the Credit Agreement (as defined below).

All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, Waterman is the initial borrower under that certain Credit Agreement, dated as of July [_J, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among, inter alias, Waterman, ISH, the Lenders party thereto, the Facility Agent and the Security Trustee;

WHEREAS, the Credit Agreement requires that Waterman transfer the Vessel and all other Collateral to LCI by no later than [October 31, 2014] and that Waterman and LCI enter into  this Agreement and satisfy certain other conditions set forth in Section 12.2 of the Credit Agreement;

WHEREAS, Waterman agrees to transfer on the Effective Date (as defined below) the Vessel to LCI pursuant to the bill of sale, dated as of [2014, between Waterman and LCI (the "Bill of Sale");

WHEREAS, Waterman wishes to assign to LCI all of its right, title, interest and obligations in, to and under the Transaction Documents (as defined below) including any of the exhibits, schedules or annexes thereto, in each case as amended hereby, or any other instrument or document executed in connection therewith and LCI wishes to assume all right, title, interest and obligations of Waterman in, to and under the Transaction Documents including any of the exhibits, schedules or annexes thereto, in each case as amended hereby, or any other instrument or document executed in connection therewith;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.Assignment. Effective as of the Effective Date, Assignor hereby assigns to Assignee, without recourse and without representation or warranty (other than as expressly provided herein),  all  of Assignor's right, title, interest and obligations in, to and under the Transaction Documents  and  the Collateral described therein (whether arising prior to, on or following the Effective Date).

2.Assumption.   Effective as of the Effective Date, Assignee hereby assumes from Assignor all of Assignor's  right,  title,  interest  and  obligations  in, to  and under  the Transaction  Documents  and the Collateral described therein.   As of and after the Effective Date, (i) Assignee  shall be deemed to be the "Ultimate Borrower" for all purposes under the Credit Agreement and shall be subject to and shall benefit from all of the rights  and obligations  of the Borrower under the Credit Agreement  with the same force and effect as if it were an original signatory thereto and (ii) Assignee shall be deemed to be the "Pledgor" , "Assignor" or "Owner", as applicable, for all purposes under the applicable Transaction Documents, and, in each case, shall be subject to and shall benefit from all of the rights and obligations of the Pledgor or

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the  Assignor  or  "Owner",  as  applicable,  under  such  Transaction  Documents  with  the  same  force  and effect as if it were an original signatory thereto.

3.Release   of   Assignor;   Termination;    Several   Obligations.     Following  the  Effective  Date, Assignor shall be released from  all  of  its  right,  title,  interest  and  obligations  under  the  Transaction Documents and the Collateral described therein, except as otherwise provided herein.

4.Amendments to Credit Agreement. Pursuant to Section 19.7 of the Credit  Agreement, effective as of the Effective Date the Credit Agreement shall be amended as follows:

(a)Schedule [III and IV] of the Credit Agreement shall be replaced in its entirety by the corresponding schedule provided in Schedule [C] hereto

(b)

5.Effectiveness. Unless otherwise stated, this Agreement shall become effective as of the date when the Facility Agent confirms that it has received all of the documents and other evidence listed in and complying with the requirements of this Section 5 (such date, the "Effective Date"):

(a)a copy of each counterpart to this Agreement executed by Assignor, Assignee, the Guarantor, the Facility Agent and the Security Trustee; and

(b)such documents, instruments, certificates and other evidence as required to be delivered pursuant to Section 12.2(b) of the Credit Agreement and an officer's certificate certifying as to the satisfaction of all such requirements.

6.Representations and Warranties of the Security Parties.  Each of the Guarantor, Assignor  and Assignee represents and warrants to the Lenders, to the Facility Agent and to the Security Trustee that, as of the Effective Date:

(a)this Agreement and each other Transaction Document to which it is a party delivered in connection herewith has been duly authorized, executed and delivered by such Security Party, constitutes the legal, valid and binding obligations of such Security Party enforceable against it in accordance with its terms and the Credit Agreement, and will not violate the ce1iificate or articles of incorporation or bylaws of such Security Party, as applicable;

(b)the representations and warranties  set forth in Section 2 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of the Effective Date, except to the extent such representations and warranties  expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and

(c)all approvals, authorizations, or other actions or filings necessary  for the validity or enforceability of its obligations under this Agreement and each other Transaction Document to which it is a party delivered in connection herewith have been obtained; and

(d)no Default or Event of Default has occurred and is continuing under any Transaction Document.

1  Insert other provisions from the final terms of the credit agreement that need to be amended

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7.Reaffirmation. The Guarantor hereby ratifies and reaffim1s as of the Effective Date its guarantee under Section 11 of the Credit Agreement and any other obligations under any of the Transaction Documents to which it is a party. Neither this Agreement nor any other agreement or matter relating hereto shall release, reduce or diminish the Guarantor's obligations to the Secured Parties under the Transaction Documents to which it is a party, or prejudice, alter or in any regard adversely affect the rights and remedies of any Creditor in respect thereof.

8.Reference to and Effect on the Transaction Documents.

(a)Except as expressly provided herein, all provisions, terms and conditions of the Credit Agreement and the other Transaction Documents shall remain in full force and effect.

(b)Nothing contained herein shall constitute a waiver of any other rights or remedies that the Facility Agent, Security Trustee or any Lender may have.

(c)As assigned, assumed and amended hereby, the Credit Agreement and each Transaction Document are ratified and confirmed in all respects. Whenever the "Credit Agreement" or a "Transaction Document" is referred to in the Credit Agreement, any other Transaction Document or any of the exhibits, schedules or annexes thereto or any other instrument or document executed in connection therewith, it shall be deemed to mean the Credit Agreement or such Transaction Document as assigned, assumed and amended hereby.

(d)The Security  Parties and the  Facility Agent hereby designate this Agreement as a Transaction Document.

9.Miscellaneous.

(a)No Other Amendments or Waivers. This Agreement shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Transaction Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Security Parties that would require an amendment, waiver or consent of the Facility Agent or the Lenders except as expressly stated herein.

(b)Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(c)Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

(d)Counterparts. This Agreement may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

[Remainder of page  left blank intentionally; signatures follow  on next page. ]

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IN WITNESS  WHEREOF,  the parties hereto  have executed this Agreement  as of the date first above written.

WATERMAN STEAMSHIP CORPORATION
as Assignor

By:
Name:
Title:

LCI SHIPHOLDINGS, INC.
as Assignee

By:
Name:
Title:

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INTERNATIONAL SHIPHOLDING CORPORATION
as Guarantor

By:
Name:
Title:

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DVB BANK SE,
as Facility Agent, Security Trustee and Lender

By:
Name:
Title:

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SCHEDULE A

SCHEDULE III

Security Party Liens as of the Effective Date

[TO COME]

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SCHEDULE IV

Security Party Indebtedness  as of the Effective Date

[TO COME]

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EXHIBIT M  LOAN ADMINISTRATION   FORM

EXHIBIT M

To:        DVB BANK SE

Park House,

16-18 Finsbury Circus London EC2M 7EB

E-mail:  tls.london@dvbbank.com Fax: +44 207 256 4352

Attention: Peter Attridge

Department: Transaction and Loan Services July, 2014

Re: Providing financing to WATERMAN  STEAMSHIP CORPORATION  (the "Company") in relation to the Vessel "GREEN BAY" (the "Financing").

We refer to the Financing and a term loan credit agreement  (the "Credit Agreement") dated as of July

        , 2014 and entered into between, inter alia, us, as borrower and DVB Bank SE as Facility Agent for and on behalf of the Lenders in relation to the Financing. Terms and expressions riot otherwise defined herein shall have the same meaning as defined in the Credit Agreement.

We hereby appoint the following persons to act as our point of contact with regards to any issue arising in connection with the administration of the Credit Agreement or any other documents related to the Financing:

1.Manuel G. Estrada - Vice President and Chief Financial Officer

2.David B. Drake - Vice President and Treasurer

3.Donna L. Johnson - Assistant Treasurer

No other persons (other than the Senior Officers of the Company listed above (the "Authorized Persons")) are hereby authorized to request any information from you regarding the Credit Agreement or any other matter related to the Financing or the Company or communicate with you in any way regarding the forgoing in and under any circumstances.

For the avoidance of doubt, the following are the Senior Officers of the Company:

1.	Niels M. Johnsen - Chairman
2.	Erik L. Johnsen - President
4.	Manuel G. Estrada -Vice-President and Chief Financial Officer
5.	David B. Drake -Vice-President and Treasurer
6.	Donna L. Johnson, Assistant Treasurer

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This list of authorized persons may only be amended, modified or varied  in writing by an Authorized Person with copy to the other Authorized Persons. We agree to indemnify you and hold you harmless in relation to any information you provide to any Authorized Person. This letter shall be governed and construed in accordance with New York law.

Yours sincerely,

[BORROWER]

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, " ':

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